Exhibit 10.1

LOAN AGREEMENT

Dated as of December 29, 2023

Between

LD REAL ESTATE, LLC, LAZYDAYS RV OF OHIO, LLC, AIRSTREAM OF KNOXVILLE AT LAZYDAYS RV, LLC, LONE STAR ACQUISITION LLC, LAZYDAYS LAND OF PHOENIX, LLC, and LAZYDAYS LAND OF CHICAGOLAND, LLC,

collectively, as Borrower

and

COLISEUM HOLDINGS I, LLC,

as Lender

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TABLE OF CONTENTS

(continued)

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SCHEDULES:

Schedule I	CapEx Projects / CapEx Project Scopes of Work
Schedule II	CapEx Project Budgets
Schedule III	Minimum Release Amount
Schedule IV	Intentionally Omitted
Schedule V	Leases
Schedule VI	Organizational Chart
Schedule VII	Material Agreements
Schedule VIII	Trademarks, Intellectual Property
Schedule IX	M&T Credit Documents
Schedule X	First Horizons Loan Documents
Schedule XI	Undeveloped Individual Properties
Schedule XII	Borrower Leased Property Leases
Schedule XIII	Borrower Leased Property Subleases

EXHIBITS:

Exhibit A	Individual Borrowers
Exhibit B	Individual Properties

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LOAN AGREEMENT

THIS LOAN AGREEMENT, dated as of December 29, 2023 (as amended, restated, replaced, supplemented or otherwise modified from time to time, this “Agreement”), between COLISEUM HOLDINGS I, LLC, a Delaware limited liability company, having an address at 105 Rowayton Avenue, Rowayton, Connecticut 06853 (together with its successors and assigns, “Lender”), and LD REAL ESTATE, LLC, LAZYDAYS RV OF OHIO, LLC, AIRSTREAM OF KNOXVILLE AT LAZYDAYS RV, LLC, LONE STAR ACQUISITION LLC, LAZYDAYS LAND OF PHOENIX, LLC, and LAZYDAYS LAND OF CHICAGOLAND, LLC, each a Delaware limited liability company and each having an address at 4042 Park Oaks Blvd, Ste 350, Tampa, Florida 33610 (together with their respective successors and permitted assigns, each, an “Individual Borrower” and, individually and collectively as the context may require, “Borrower”).

All capitalized terms used herein shall have the respective meanings set forth in Article I hereof.

W I T N E S S E T H:

WHEREAS, Borrower desires to obtain the Loan from Lender; and

WHEREAS, Lender is willing to make the Loan to Borrower, subject to and in accordance with the conditions and terms of this Agreement and the other Loan Documents.

NOW, THEREFORE, in consideration of the covenants set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree, represent and warrant as follows:

Article I

DEFINITIONS; PRINCIPLES OF CONSTRUCTION

Section 1.1 Definitions. For all purposes of this Agreement, except as otherwise expressly provided:

“Acceptable Accounting Method” shall mean (a) GAAP or (b) another generally acceptable accounting method, consistently applied, and reasonably acceptable to Lender.

“Acceptable Blanket Policy” shall have the meaning set forth in Section 5.1.1(c).

“Accounts” shall mean Eligible Accounts or subaccounts thereof established by Lender for holding Reserve Funds in accordance with this Agreement.

“ADA” shall mean the Americans with Disabilities Act, of July 26, 1990, Pub. L. No. 101-336, 104 Stat. 327, 42 U.S.C. § 12101 et seq., as amended from time to time.

“Affiliate” shall mean, as to any Person, any other Person that (a) owns, directly or indirectly, ten percent (10%) or more of all equity interests in such Person or is under common ownership, directly or indirectly, with ten percent (10%) or more of all equity interests of such Person, and/or (b) is in direct and/or indirect Control of, is directly and/or indirectly Controlled by or is under common direct and/or indirect ownership or Control with such Person, and/or (c) is a direct or indirect director, officer or manager of such Person or of an Affiliate of such Person, and/or (d) is the spouse, issue or parent of such Person or of an Affiliate of such Person; notwithstanding the foregoing, for all purposes under the Loan Documents, Coliseum Holdings I, LLC and its direct or indirect shareholders, partners and/or members shall not be deemed Affiliates of any Borrower Party and no Borrower Party shall be deemed an Affiliate of Coliseum Holdings I, LLC or its direct or indirect shareholders, partners and/or members.

“Agreement” shall have the meaning set forth in the introductory paragraph hereto.

“ALTA” shall mean American Land Title Association, or any successor thereto.

“Alteration Threshold” shall mean, with respect to any Individual Property, $200,000.00.

“AML Laws” shall have the meaning set forth in Section 3.1.40(c).

“Annual Business Plan” shall mean a business plan for the Property setting forth, in reasonable detail, Borrower’s plan for the ownership, maintenance, construction, development, renovation, leasing, management, operation and/or sale of the Property, including a good faith estimate of anticipated Gross Revenues, Operating Expenses and Capital Expenditures for the applicable Fiscal Year.

“Anti-Corruption Laws” shall have the meaning set forth in Section 3.1.40(a).

“Applicable Contribution” shall have the meaning set forth in Section 11.29(f).

“Applicable Similar Law” shall have the meaning set forth in Section 3.1.8.

“Appraisal” shall mean an “as is” appraisal approved by Lender in its sole discretion, prepared in accordance with the requirements of FIRREA and USPAP, prepared by an independent third-party appraiser selected by Lender, who is State licensed or State certified if required under the laws of the State where the Property is located, who meets the requirements of FIRREA and USPAP.

“Appraised Value” shall mean the “as is” appraised value of the Property, as determined by an Appraisal that is dated not more than ninety (90) days prior to the date of the calculation thereof.

“Approved Annual Business Plan” shall have the meaning set forth in Section 4.1.6(f).

“Assignment of Leases” shall mean, individually or collectively, as the context may require, each Assignment of Leases and Rents, dated as of the Closing Date, from each Individual Borrower, as assignor, to Lender, as assignee, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Award” shall mean any compensation paid by any Governmental Authority in connection with a Condemnation in respect of all or any part of the Property.

“Bankruptcy Code” shall mean Title 11 of the United States Code, 11 U.S.C. §101 et seq., as the same may be amended from time to time, and any successor statute or statutes and all rules and regulations from time to time promulgated thereunder, and any comparable foreign laws relating to bankruptcy, insolvency or creditors’ rights or any other federal or state bankruptcy or insolvency law.

“Benefit Amount” shall have the meaning set forth in Section 11.29(d).

“Borrower” shall have the meaning set forth in the introductory paragraph hereto.

“Borrower Leased Property” shall mean the property leased by Borrower pursuant to the Borrower Leased Property Leases.

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“Borrower Leased Property Leases” shall mean, collectively, each of the leases set forth on Schedule XII.

“Borrower Leased Property Subleases” shall mean, collectively, each of the subleases set forth on Schedule XIII.

“Borrower Party” shall mean each of Borrower and Guarantor.

“Borrower Related Party” shall mean, collectively and individually, any Borrower Party and any of their respective Affiliates, and any officer, director or manager of the foregoing, and to the extent acting at the direction of any of the foregoing, any agent or employee of the foregoing.

“BSA/PATRIOT Act” shall have the meaning set forth in Section 3.1.40(c).

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday on which national banks are not open for general business in (i) the State of New York or (ii) the state where the servicing offices of the Servicer are located.

“CapEx Project” shall mean, individually or collectively, as the context may require, the construction and completion of the work ongoing as of the Closing Date with respect to the applicable Individual Properties described on Schedule I attached hereto, to be performed in accordance with the applicable CapEx Project Budget, applicable the CapEx Project Scope of Work and all applicable Legal Requirements.

“CapEx Project Budget” shall mean, individually or collectively, as the context may require, the applicable budget for the applicable CapEx Project prepared by Borrower and approved by Lender from time to time in accordance with the terms of this Agreement. Each CapEx Project Budget approved by Lender as of the Closing Date is attached hereto as Schedule II.

“CapEx Project Completion” shall mean, with respect to an individual CapEx Project (a) the occurrence of completion of such CapEx Project free and clear of all Liens, in accordance with the applicable CapEx Project Scope of Work, the applicable CapEx Project Budget, all applicable Legal Requirements and this Agreement, (b) that all CapEx Project Expenses for such CapEx Project have been paid in full and closed out and duly executed final and unconditional Lien waivers from all contractors who performed any work with regard to all work performed and/or all materials supplied (in each case, in connection with such CapEx Project) have been delivered to Lender (or the disputed amount of any CapEx Project Expenses has been fully bonded to the satisfaction of Lender), and (c) that Borrower shall have delivered to Lender evidence to the satisfaction of Lender that the certificate of occupancy for the Property continues to remain in full force and effect that permits the intended uses of the Property, and evidence that all applicable Governmental Approvals have been issued and all applicable Legal Requirements have been satisfied to the extent necessary so as to allow the Property to be used and operated in accordance with the Loan Documents; with completion and/or satisfaction, as applicable, of such requirements set forth in (a) through (c) above to be evidenced to the satisfaction of Lender.

“CapEx Project Expenses” shall mean all costs and expenses of performing any CapEx Project and achieving CapEx Project Completion thereof.

“CapEx Project Scope of Work” shall mean, individually or collectively, as the context may require, the scope of work for each CapEx Project approved by Lender from time to time in accordance with the terms of this Agreement, including all architectural, structural, mechanical, electrical, plumbing, fire protection and elevator plans and specifications, as applicable. Each CapEx Project Scope of Work approved by Lender as of the Closing Date are attached hereto as Schedule II.

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“Capital Expenditures” shall mean any amount expended for labor performed or materials installed in connection with any Capital Improvements.

“Capital Improvements” for any period shall mean replacements and alterations to the Property, including any Tenant Improvements, which are required to be capitalized according to GAAP.

“Carry Costs” shall mean Debt Service, Property Taxes (and the funding of the Property Tax Account), Insurance Premiums (and the funding of the Insurance Account), Operating Expenses, Other Charges, the funding of the Replacement Account and any other costs necessary to own and operate the Property. For the avoidance of doubt, Carry Costs shall not include Capital Expenditures.

“Casualty” shall mean the occurrence of any casualty, damage or injury, by fire or otherwise, to the Property or any part thereof.

“Casualty and Condemnation Account” shall have the meaning set forth in Section 6.13.

“Casualty and Condemnation Funds” shall have the meaning set forth in Section 6.13.

“Casualty Consultant” shall have the meaning set forth in Section 5.3.2(c).

“Casualty Retainage” shall have the meaning set forth in Section 5.3.2(d).

“Change in Control” shall mean an occurrence of any of the following:

(a) Pubco Guarantor does not own, legally and beneficially, directly or indirectly, 100% of the ownership interests in Borrower;

(b) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), other than Lender or any of its Affiliates, becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of, in the case of Permitted Holders (as defined in the M&T Credit Agreement as in effect on the Closing Date), forty percent (40%) or more, or, in any other case, twenty-five percent (25%) or more of the capital stock of Pubco Guarantor entitled to vote for members of the board of directors or equivalent governing body of Pubco Guarantor on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right);

(c) any merger, organization, business combination or consolidation of any Borrower Party or any of their respective subsidiaries with or into any other company is consummated, other than a merger, reorganization, business combination or consolidation which would result in the holders of the voting securities of the Pubco Guarantor outstanding immediately prior thereto holding securities which represent immediately after such merger, reorganization, business combination or consolidation more than 50% of the combined voting power of the voting securities of the Pubco Guarantor or the surviving company or the parent of such surviving company; or

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(d) any issuance of voting securities by Pubco Guarantor (or any successor thereto) which would result in the holders of the voting securities of Pubco Guarantor outstanding immediately prior to such issuance holding securities which represent immediately after such issuance less than 50% of the combined voting power of the voting securities of Pubco Guarantor (or any successor thereto).

“Closing Date” shall mean the date of this Agreement.

“Closing Costs” means, customary and reasonable third party out-of-pocket costs and expenses (including, without limitation, brokerage, legal, and/or reimbursements to the lender for any Individual Property) actually incurred by Borrower in connection with the refinancing or sale of an Individual Property; provided, that (i) such Closing Costs shall only be paid to third parties unaffiliated with any Borrower Related Party, (ii) unless Lender approves the same in writing (which approval may be granted or withheld in Lender’s sole and absolute discretion), such Closing Costs shall not, when aggregated with any concessions and credits provided to a purchaser, exceed seven and one-half percent (7.5%) of the Gross Refinancing or Sale Proceeds for the refinancing or sale of any Individual Property (as described in the definition of Net Refinancing or Sale Proceeds), and (iii) if requested, Lender shall have received reasonable supporting documentation with respect to such Closing Costs.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

“Condemnation” shall mean a temporary or permanent taking by any Governmental Authority as the result or in lieu or in anticipation of the exercise of the right of condemnation or eminent domain, of all or any part of the Property, or any interest therein or right accruing thereto, including any right of access thereto or any change of grade affecting the Property or any part thereof.

“Condemnation Proceeds” shall have the meaning ascribed thereto in clause (b) of the definition of the term “Net Proceeds”.

“Contribution” shall have the meaning set forth in Section 11.29(a).

“Control” shall mean, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, through the ownership of voting securities, by contract or otherwise, including, without limitation, having approval or consent rights over the actions or conduct of a Person, and the terms Controlled, Controlling and Common Control shall have correlative meanings; provided, that (x) a Person shall not be deemed to lack Control even though certain decisions may be subject to customary “major decision” consent or approval rights in favor of another Person, and (y) a Person shall not be deemed to have Control even though such Person retains certain customary “major decision” consent or approval rights over another Person.

“Debt” shall mean the Outstanding Principal Balance, together with all interest accrued and unpaid thereon and all other sums due to Lender in respect of the Loan under the Note, this Agreement and any other Loan Document, including, without limitation, the Yield Maintenance Premium and the Exit Fee.

“Debt Service” shall mean, with respect to any particular period, the sum of the amount of interest and principal (if any) due pursuant to and in accordance with this Agreement with respect to such particular period.

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“Default” shall mean the occurrence of any event hereunder or under any other Loan Document which, but for the giving of notice or passage of time, or both, would be an Event of Default.

“Default Rate” shall mean, with respect to the Loan, a rate per annum equal to the lesser of (x) the Maximum Legal Rate and (y) seven percent (7%) above the non-default Interest Rate.

“Disregarded Entity” shall mean any entity treated as disregarded as an entity separate from its owner under Treasury Regulations Section 301.7701-3.

“Easements” shall have the meaning set forth in Section 3.1.12(a).

“Eligible Account” shall mean an account at an Eligible Institution.

“Eligible Institution” shall mean a depository institution or trust company insured by the Federal Deposit Insurance Corporation acceptable to Lender.

“Environmental Indemnity” shall mean that certain Environmental Indemnity Agreement dated as of the Closing Date executed by Borrower and Guarantor in connection with the Loan for the benefit of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“ERISA” shall have the meaning set forth in Section 4.2.10(a).

“Event of Default” shall have the meaning set forth in Section 10.1(a).

“Exit Fee” shall mean, (a) in connection with any repayment or prepayment of principal made on or before January 1, 2025, a non-refundable fee equal to one percent (1%) of the Outstanding Principal Balance being repaid at such time, (b) in connection with any repayment or prepayment of principal made after January 1, 2025, but prior to the Maturity Date, a non-refundable fee equal to two percent (2%) of the Outstanding Principal Balance being repaid at such time and (c) upon the occurrence of the Maturity Date, whether by acceleration or otherwise, (x) if such Maturity Date occurs or before January 1, 2025, one percent (1%) of the then Outstanding Principal Balance or (y) if such Maturity Date occurs after January 1, 2025, two percent (2%) of the then Outstanding Principal Balance.

“Fiscal Year” shall mean each twelve-month period commencing on January 1 and ending on December 31 of such calendar year during each year of the term of the Loan, except that the first Fiscal Year with respect to the Loan shall commence on the Closing Date and end on December 31, 2023. Provided no Event of Default has occurred, Borrower may change its Fiscal Year with the prior written consent of Lender, such consent not to be unreasonably withheld, conditioned or delayed.

“First Horizon Facilities” shall mean, collectively, each Indebtedness created pursuant to the First Horizon Loan Documents.

“First Horizon Loan Documents” shall have the meaning set forth in Section 4.1.43.

“Fixtures” shall have the meaning specified in the Mortgage.

“Funding Borrower” shall have the meaning set forth in Section 11.29(c).

“GAAP” shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), or in such other statements by such entity as may be in general use by significant segments of the U.S. accounting profession.

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“Government Official” shall mean (a) an officer, employee or any person acting in an official capacity for or on behalf of a government, including its departments, agencies, instrumentalities, quasi- or partially-government owned or controlled entities; (b) an officer or employee of an international organization (e.g., World Bank, United Nations); (c) an officer or employee of a political party or any party official, or a candidate for political office; (d) a member of the royal or ruling family of a country; or (e) any individual who is a principal or senior manager of, or who has an immediate family or close personal relationship or business ties with, any of the foregoing individuals or entities.

“Governmental Approvals” shall mean all approvals, consents, waivers, orders, acknowledgments, authorizations, inspections, signoffs, permits and licenses required under applicable Legal Requirements to be obtained from any Governmental Authority for the use, occupancy and operation of the Improvements, including, without limitation, all land use, building, subdivision, zoning, environmental and similar ordinances and regulations promulgated by any Governmental Authority.

“Governmental Authority” shall mean any court, board, agency, commission, office or authority of any nature whatsoever or any governmental unit or any other governmental or quasi-governmental entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions pertaining to government (federal, state, county, district, municipal, city, foreign, supra-national or otherwise) whether now or hereafter in existence.

“Gross Refinancing or Sale Proceeds” shall mean as to any Individual Property, the gross proceeds from the refinancing or sale of such Individual Property.

“Gross Revenue” shall mean all revenue or other proceeds derived from the ownership, operation, financing or sale of the Property (or any portion thereof) from whatever source, (including, without limitation, Rents, lease termination fees, and any revenue or proceeds received by any Borrower Related Party relating to the Property), any revenue received in connection with any tax certiorari proceeding and any amounts received by any Borrower Related Party as a result of any litigation or other legal, administrative or other proceeding (net of reasonable costs and expenses incurred by such Borrower Related Party in accordance herewith in recovering such amounts); provided, however, Gross Revenue shall not include any Awards or Insurance Proceeds (other than business interruption and/or rental loss insurance proceeds) or disbursements of any Reserve Funds from the Accounts.

“Guarantor” shall mean Pubco Guarantor, Holdco Guarantor and Opco Guarantor, collectively, on a joint and several basis.

“Guarantor Financial Covenants” shall mean those covenants specified in Section 5.2 of the Guaranty.

“Guaranty” shall mean that certain Payment Guaranty, dated as of the Closing Date, from Guarantor for the benefit of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Guaranty of Completion” shall mean that certain Guaranty of Completion, dated as of the Closing Date, from Guarantor for the benefit of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

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“Guaranty of Interest and Carry Costs” shall mean that certain Guaranty of Interest and Carry Costs, dated as of the Closing Date, from Guarantor for the benefit of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Holdco Guarantor” shall mean Lazy Days’ R.V. Center, Inc., a Delaware corporation.

“Improvements” shall have the meaning set forth in the granting clause of the Mortgage.

“Indebtedness” shall mean, for any Person, without duplication: (a) all indebtedness of such Person for borrowed money, for amounts drawn under a letter of credit, or for the deferred purchase price of property for which such Person or its assets is liable; (b) all unfunded amounts under a loan agreement, letter of credit, or other credit facility for which such Person would be liable if such amounts were advanced thereunder; (c) all amounts required to be paid by such Person as a guaranteed payment to partners or a preferred or special dividend, including any mandatory redemption of shares or interests; (d) all indebtedness guaranteed by such Person, directly or indirectly; (e) all obligations under leases that constitute capital leases for which such Person is liable; (f) obligations under a PACE Loan, and (g) all obligations of such Person under interest rate swaps, caps, floors, collars and other interest hedge agreements, in each case whether such Person is liable contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations such Person otherwise assures a creditor against loss.

“Indemnified Liabilities” shall have the meaning set forth in Section 11.13(b).

“Individual Borrower” shall have the meaning set forth in the introductory paragraph hereto.

“Individual Borrower Obligation” shall have the meaning set forth in Section 11.29(a).

“Individual Property” shall mean, individually, each of the Properties listed on Exhibit B, and as more particularly described in the applicable Mortgage; provided, that “Individual Property” shall not include any such Property from and after the date (if any) it becomes a Released Property in accordance with Section 2.7.

“Insurance Account” shall have the meaning set forth in Section 6.3.1.

“Insurance Funds” shall have the meaning set forth in Section 6.3.1.

“Insurance Premiums” shall mean the premiums due under the Policies.

“Insurance Proceeds” shall have the meaning ascribed thereto in clause (a) of the definition of the term “Net Proceeds”.

“Intellectual Property” shall have the meaning set forth in Section 3.1.44.

“Interest Period” shall mean (a) for the first interest period hereunder, the period commencing on the Closing Date and ending on (and including) December 31, 2023 and (b) for each interest period thereafter commencing January 1, 2024, the period commencing on the first (1st) day of each calendar month and ending on (and including) the last day of such calendar month. Each Interest Period as set forth in clause (b) above shall be a full month and shall not be shortened by reason of any payment of the Loan prior to the expiration of such Interest Period.

“Interest Rate” shall mean twelve percent (12%) per annum; provided, however, during any PIK Period, the Interest Rate shall mean fourteen percent (14%) per annum.

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“IRS” shall mean the United States Internal Revenue Service.

“Lease” shall mean any lease, sublease or subsublease, letting, license, concession or other agreement (whether written or oral and whether now or hereafter in effect) pursuant to which any Person is granted a possessory interest in, or right to use or occupy all or any portion of any space in the Property, and every modification or amendment thereof and every license, permit or similar document or agreement relating to such lease, sublease, subsublease, or other agreement entered into in connection with such lease, sublease, subsublease, or other agreement and every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto.

“Legal Requirements” shall mean all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities affecting or having jurisdiction over the Loan, any Borrower Party, the Property or any part thereof or the construction, use, alteration, operation or sale thereof (including, without limitation, in connection with commencing, performing and completing the CapEx Project or any Capital Expenditure), or any part thereof, whether now or hereafter enacted and in force, including, without limitation, the rules and regulations promulgated pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, zoning and land use laws, the Americans with Disabilities Act of 1990, and all permits, licenses and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Borrower, at any time in force affecting the Property or any part thereof, including, without limitation, any which may require repairs, modifications or alterations in or to the Property or any part thereof or in any way limit the use and enjoyment thereof.

“Lender” shall have the meaning set forth in the introductory paragraph hereto.

“Lender Indemnitee” shall have the meaning set forth in Section 11.13(b).

“Licenses” shall have the meaning set forth in Section 3.1.18.

“Lien” shall mean any mortgage, deed of trust, lien, pledge, hypothecation, assignment, security interest, PACE Loan, or any other encumbrance, charge or transfer of, or any agreement to enter into or create any of the foregoing, on or affecting the Property or any portion thereof or any direct or indirect interest in Borrower, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanic’s, materialmen’s and other similar liens and encumbrances.

“Loan” shall mean the loan made by Lender to Borrower pursuant to this Agreement in the maximum principal amount of the Loan Amount.

“Loan Amount” shall mean an amount equal to Thirty-Five Million and No/100 Dollars ($35,000,000.00).

“Loan Documents” shall mean, collectively, this Agreement, the Note, each Mortgage, each Assignment of Leases, the Environmental Indemnity, the Guaranty, the Guaranty of Completion, the Guaranty of Interest and Carry Costs, the Post-Closing Agreement and all other documents now or hereafter executed and/or delivered in connection with the Loan, as each of the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Losses” shall mean losses, liabilities (including, without limitation, strict liability), obligations, damages (including, without limitation, consequential and punitive damages, only to the extent each is paid or payable by Lender to an unaffiliated third-party, but excluding lost revenues of Lender and diminution in value), fines, penalties, settlement payments, fees, assessments, citations, actions, demands, judgments, suits, awards, claims, costs, expenses and disbursements of any kind or nature whatsoever (including reasonable out-of-pocket attorneys’ fees, costs and disbursements, and expenses of investigation).

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“M&T Credit Agreement” shall mean the Second Amended and Restated Credit Agreement among Opco Guarantor, Lazydays RV America, LLC, LazyDays RV Discount, LLC, and Lazydays Mile Hi RV, LLC, and various other affiliated entities hereafter parties thereto, as borrowers and Manufacturers and Traders Trust Company, as administrative agent, swingline lender and issuing bank and Manufacturers and Traders Trust Company, and various other financial institutions now or hereafter parties thereto, as lenders, dated to be effective as of February 21, 2023.

“M&T Credit Agreement Administrative Agent” means the “Administrative Agent” as defined in the M&T Credit Agreement.

“M&T Credit Documents” shall have the meaning set forth in Section 4.1.42.

“M&T Facility” shall mean the Indebtedness created pursuant to the M&T Credit Documents.

“Material Action” shall mean to file any insolvency or reorganization case or proceeding, to institute proceedings to have Borrower be adjudicated bankrupt or insolvent, to institute proceedings under any applicable insolvency law, to seek any relief under any law relating to relief from debts or the protection of debtors, to consent to the filing or institution of bankruptcy or insolvency proceedings against Borrower to file a petition seeking, or consent to, reorganization or relief with respect to Borrower under any applicable federal or state law relating to bankruptcy or insolvency, to seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian, or any similar official of or for Borrower or a substantial part of its property, to make any assignment for the benefit of creditors of Borrower or to take action in furtherance of any of the foregoing.

“Material Adverse Effect” shall mean a material adverse effect on (a) any Individual Property, (b) the business, profits, prospects, management, operations or condition (financial or otherwise) of any Borrower Party or any Individual Property, (c) the enforceability, validity, perfection or priority of the Lien of any Mortgage, or the other Loan Documents, (d) the ability of Borrower to perform its Obligations, or (e) the ability of Guarantor to perform its obligations under the Loan Documents to which Guarantor is a party.

“Material Agreements” shall mean (a) any contract of a material nature (materiality for these purposes to include, without limitation, contracts which extend beyond one year (unless cancelable on thirty (30) days or less notice without requiring the payment of termination fees or payments of any kind (other than those that are de minimis)), (b) any contract with a Borrower Related Party, in any case, whether written or oral, (c) any contract which is, when aggregated with all other contracts and agreements with such Person and their Affiliates, for an aggregate per annum contract price equal to or greater than $100,000.00, or (d) any contract relating to environmental remediation or other material environmental matters with respect to the Property; provided that none of the Loan Documents or Leases shall be Material Agreements.

“Maturity Date” shall mean December 29, 2026 or such earlier date on which the final payment of principal of the Note becomes due and payable as therein or herein provided, whether at such stated maturity date, by declaration of acceleration, or otherwise.

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“Maximum Legal Rate” shall mean the maximum non-usurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Indebtedness evidenced by the Note and as provided for herein or the other Loan Documents, under the laws of such state or states whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of the Loan.

“Minimum Release Amount” shall mean, with respect to an Individual Property, the amount set forth on Schedule III attached hereto with respect to such Individual Property.

“Monthly Debt Service Payment Amount” shall mean on each Monthly Payment Date through and including the Maturity Date, an amount equal to the interest accruing on the Outstanding Principal Balance at the Interest Rate for the immediately preceding Interest Period, which interest shall be calculated in accordance with Section 2.2.

“Monthly Payment Date” shall mean the first (1st) calendar day of each calendar month during the term of the Loan, and if such day is not a Business Day, then the Business Day immediately succeeding such day.

“Mortgage” shall mean, individually or collectively, as the context may require, each first priority Mortgage or Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of the Closing Date, executed and delivered by each Individual Borrower as security for the Loan and encumbering the applicable Individual Property, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Net Proceeds” shall mean (a) the net amount of all insurance proceeds received by Lender pursuant to Section 5.1.1 as a result of such damage or destruction, after deduction of its reasonable costs and expenses (including, but not limited to, reasonable counsel fees), if any, in collecting same (“Insurance Proceeds”); or (b) the net amount of any Award, after deduction of Lender’s reasonable costs and expenses (including, but not limited to, reasonable counsel fees), if any, in collecting same (“Condemnation Proceeds”), whichever the case may be.

“Net Proceeds Deficiency” shall have the meaning set forth in Section 5.3.2(f).

“Net Refinancing or Sale Proceeds” shall mean as to the refinancing or sale of any Individual Property, the Gross Refinancing or Sale Proceeds from such refinancing or sale minus Closing Costs incurred in connection with such refinancing or sale.

“Note” shall mean that certain Promissory Note, dated as of the Closing Date, in the stated principal amount of the Loan Amount, executed by Borrower and payable to the order of Lender, as the same may hereafter be amended, supplemented, restated, increased, extended, split, severed or consolidated from time to time.

“Notice” shall have the meaning set forth in Section 11.6.

“O&M Program” shall mean any asbestos operations and maintenance program developed by Borrower and approved by Lender, as the same may be amended, replaced, supplemented or otherwise modified from time to time.

“Obligations” shall mean, collectively, Borrower’s obligations for the payment of the Debt and the performance of the Other Obligations.

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“OFAC” shall have the meaning ascribed thereto in the definition of the term “Sanctions”.

“Officer’s Certificate” shall mean a certificate delivered to Lender by Borrower which is signed by an authorized senior officer of Borrower (or its general partner or managing member).

“Opco Guarantor” shall mean LDRV Holdings Corp., a Delaware corporation.

“Operating Expenses” shall mean, for any period, without duplication, all expenses actually paid or payable by Borrower during such period in connection with the operation, management, maintenance, repair and use of the Property, and, except to the extent otherwise provided in this definition, in accordance with an Acceptable Accounting Method. Operating Expenses specifically shall include (a) all expenses incurred in the immediately preceding twelve (12)-month period based on quarterly financial statements delivered to Lender in accordance with Section 4.1.6(c) (or during any shorter period of determination), (b) all payments required to be made pursuant to any service contracts and Permitted Encumbrances, (c) intentionally omitted, (d) administrative, payroll, security and general expenses for the Property, (e) the cost of utilities, inventories and fixed asset supplies consumed in the operation of the Property, (f) intentionally omitted, (g) costs and fees of independent professionals (including, without limitation, legal, accounting, consultants and other professional expenses), technical consultants, operational experts (including quality assurance inspectors) or other third parties retained to perform services required or permitted hereunder, (h) intentionally omitted, (i) assessments, (j) operational equipment and other lease payments, (k) Taxes and Other Charges (other than income taxes or Other Charges in the nature of income taxes) and Insurance Premiums, and (l) all underwritten reserves required by Lender hereunder (without duplication of the items set forth above and excluding reserves for the items set forth below). Notwithstanding the foregoing, Operating Expenses shall not include (1) depreciation or amortization, (2) income taxes or Other Charges in the nature of income taxes, (3) any expenses (including legal, accounting and other professional fees, expenses and disbursements) incurred in connection with the making of the Loan or the sale, exchange, transfer, financing or refinancing of all or any portion of the Property or in connection with the recovery of Insurance Proceeds or Awards, (4) Capital Expenditures, (5) Debt Service, and (6) any item of expense which would otherwise be considered within Operating Expenses pursuant to the provisions above but is paid directly by any Tenant. To the extent the period of determination of Operating Expenses is less than one year and an Operating Expense relates to an entire calendar year (e.g., real estate taxes), then, for purposes of determining the calculation of such Operating Expense, the same shall be prorated for the relevant period of determination based on the total annual amount paid with respect thereto. Lender shall calculate Operating Expenses based upon information provided to Lender by Borrower pursuant to Section 4.1.6 and such determination shall be final absent manifest error.

“Origination Fee” shall have the meaning set forth in Section 2.1.5.

“Other Charges” shall mean all ground rents, maintenance charges, impositions other than Taxes, and any other charges, including, without limitation, vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Property, now or hereafter levied or assessed or imposed against the Property or any part thereof.

“Other Obligations” shall mean (a) the performance of all obligations of Borrower contained herein; (b) the performance of each obligation of Borrower contained in any other Loan Document; and (c) the performance of each obligation of Borrower contained in any renewal, extension, amendment, modification, consolidation, change of, or substitution or replacement for, all or any part of this Agreement, the Note or any other Loan Document.

“Outstanding Principal Balance” shall mean, as of any date, the then outstanding principal balance of the Loan.

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“PACE Loan” shall mean (a) any “Property-Assessed Clean Energy loan” or (b) any other Indebtedness, without regard to the name given to such Indebtedness, which is (i) incurred for improvements to the Property for the purpose of increasing energy efficiency, increasing use of renewable energy sources, resource conservation, or a combination of the foregoing, and (ii) repaid through multi-year assessments against the Property.

“Permitted Encumbrances” shall mean, collectively, (a) the Liens and security interests created by the Loan Documents, (b) all Liens, encumbrances and other matters accepted by Lender as of closing and identified in the Title Insurance Policy, (c) Liens, if any, for Taxes imposed by any Governmental Authority not yet due or delinquent, (d) any workers’, mechanics’ or other similar Liens on the Property so long as any such Lien is being contested in accordance with Section 4.2.2 hereof, (e) Permitted Liens in Borrower Equity and (f) such other title and survey exceptions as Lender has approved or may approve in writing in Lender’s sole discretion.

“Permitted Indebtedness” shall have the meaning set forth in Section 4.2.6.

“Permitted Liens in Borrower Equity” means, collectively: (a) Liens in favor of the M&T Credit Agreement Administrative Agent created pursuant to the M&T Credit Documents, or any amendment, restatement or other modification thereof (made in accordance with the terms of this agreement) that would not reasonably be expected to have a Material Adverse Effect, and (b) other Liens on the direct or indirect equity interests in Borrower securing Indebtedness or related obligations of any Guarantor or subsidiary of any Guarantor (other than Borrower) if such Liens would not reasonably be expected to have a Material Adverse Effect.

“Permitted Release” shall mean a Release made in accordance with Section 2.7 of this Agreement.

“Permitted Transfers” shall have the meaning set forth in Section 8.2(a).

“Person” shall mean any individual, corporation, partnership, limited liability company, joint venture, estate, trust, unincorporated association, any other entity, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

“Personal Property” shall have the meaning specified in the Mortgage.

“PIK Election Notice” shall have the meaning set forth in Section 2.3.1(b).

“PIK Period” shall have the meaning set forth in Section 2.3.1(b).

“Policies” shall have the meaning set forth in Section 5.1.1(b).

“Politically Exposed Person” shall mean any U.S. and non-U.S. individuals who are, or have been entrusted with prominent public functions (e.g., Heads of State or of government, senior politicians, senior government, judicial or military officials, senior executives of state owned corporations, or important political party officials).

“Post-Closing Agreement” shall mean that certain Post-Closing Agreement, dated as of the Closing Date, by Borrower for the benefit of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

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“Property” shall mean, individually or collectively, as the context may require, each Individual Property.

“Property Tax Account” shall have the meaning set forth in Section 6.2.1.

“Property Tax Funds” shall have the meaning set forth in Section 6.2.1.

“Property Taxes” shall mean all real estate and personal property taxes, payments in lieu of taxes, assessments, water rates or sewer rents, now or hereafter levied or assessed or imposed against the Property or part thereof, together with all interest and penalties thereon.

“Pubco Guarantor” shall mean Lazydays Holdings, Inc., a Delaware corporation.

“Purchase Agreements” shall mean the Material Agreements listed as Items 4, 5, and 6 on Schedule VII.

“Radius” shall have the meaning set forth in Section 5.1.1(c).

“Reciprocal Easement Agreement” shall mean each reciprocal easement agreement, covenants, conditions and restriction or any similar agreement affecting the Property, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with this Agreement.

“Reimbursement Contribution” shall have the meaning set forth in Section 11.29(c).

“Release” shall have the meaning set forth in Section 2.7.

“Release Amount” shall mean with respect to any Individual Property released pursuant to Section 2.7 hereof, the greatest of (a) the Minimum Release Amount for such Individual Property, (b) one hundred percent (100%) of the Net Refinancing or Sale Proceeds in connection with the refinancing or sale of such Individual Property and (c) seventy-two and one half percent (72.5%) of the Appraised Value of such Individual Property at the time of such Release; provided, however, that with respect to a sale of the Individual Property located in Burns Harbor, Indiana (x) for Gross Refinancing or Sale Proceeds of not less than $2,950,000 and (y) that is consummated on or before May 31, 2024, the Release Amount shall be fifty percent (50%) of the Net Refinancing or Sale Proceeds in connection with such sale.

“Rents” shall mean all rents, rent equivalents, “additional rent” (i.e. pass-throughs for operating expenses, real estate tax escalations and/or real estate tax pass-throughs, payments by Tenants on account of electrical consumption, porters’ wage escalations, condenser water charges and tap-in fees, freight elevator and HVAC overtime charges, charges for excessive rubbish removal and other sundry charges), moneys payable as damages (including payments by reason of the rejection of a Lease in a bankruptcy proceeding) or in lieu of rent or rent equivalents, royalties (including all oil and gas or other mineral royalties and bonuses), income, fees, receivables, receipts, revenues, deposits (including security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, and other payment and consideration of whatever form or nature received by or paid to or for the account of or benefit of any Borrower Related Party from any and all sources arising from or attributable to the Property and the Improvements, including all receivables, signage income, customer obligations, installment payment obligations and other obligations now existing or hereafter arising or created out of the sale, lease, sublease, license, concession or other grant of the right of the use and occupancy of the Property or rendering of services by any Borrower Related Party, and Insurance Proceeds, if any, from business interruption or other loss of income insurance, but only to the extent such Insurance Proceeds are treated as business or rental interruption Insurance Proceeds pursuant to Section 5.2.3. Notwithstanding the foregoing, “Rents” shall not include any security deposits received from Tenants until forfeited or applied in accordance with the applicable Lease.

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“Replacement Account” shall have the meaning set forth in Section 6.4.1.

“Replacement Funds” shall have the meaning set forth in Section 6.4.1.

“Representative Borrower” shall have the meaning set forth in Section 11.6.

“Required Records” shall have the meaning set forth in Section 4.1.6(o).

“Reserve Funds” shall mean amounts in the Accounts, and any other escrow fund or reserve established under or pursuant to the Loan Documents.

“Restoration” shall have the meaning set forth in Section 5.2.1.

“Restoration Threshold” shall mean, with respect to any Individual Property, $200,000.00.

“Restricted Person” shall have the meaning set forth in Section 3.1.40(b).

“Sale or Pledge” shall mean a voluntary or involuntary sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, grant of any options with respect to, or any other transfer or disposition (directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, and whether or not for consideration or of record) of a legal or beneficial interest, including, without limitation, any division, merger, consolidation, recapitalization or reorganization.

“Sanctions” shall mean all applicable sanctions laws and regulations administered or enforced by the United States, including without limitation the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”) and the U.S. Department of State, the United Nations Security Council, the European Union, the United Kingdom, including without limitation His Majesty’s Treasury, or any other relevant sanctions authority.

“Secondary Market Transactions” shall have the meaning set forth in Section 9.1.1.

“Senior Foreign Political Figure” shall mean (a) a current or former senior official in the executive, legislative, administrative, military or judicial branches of a non-U.S. government (whether elected or not), a current or former senior official of a major non-U.S. political party, or a current or former senior executive of a non-U.S. government-owned commercial enterprise; (b) a corporation, business, or other entity that has been formed by, or for the benefit of, any such individual; (c) an immediate family member of any such individual; and (d) a person who is widely and publicly known (or is actually known) to be a close associate of such individual. For purposes of this definition, a “senior official” or “senior executive” means an individual with substantial authority over policy, operations, or the use of government-owned resources; and “immediate family member” means a spouse, parents, siblings, children and spouse’s parents or siblings.

“Servicer” shall have the meaning set forth in Section 9.3.

“Servicing Agreement” shall have the meaning set forth in Section 9.3.

“Servicing Fees” shall have the meaning set forth in Section 9.3.

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“Severed Loan Documents” shall have the meaning set forth in Section 10.2(e).

“SFPF/PEP” shall have the meaning set forth in Section 3.1.40(g).

“Short Interest” shall have the meaning set forth in Section 2.4.1.

“Special Purpose Bankruptcy Remote Entity” shall mean a single member limited liability company formed under Delaware law which, at all times, complies with the requirements set out in Section 3.1.24.

“Specified Indebtedness” means Indebtedness outstanding under the M&T Facility, the First Horizon Facilities or any other future mortgage loan secured only by a Released Property (including, for the avoidance of doubt, fixtures, leases and rents and other assets customarily mortgaged or pledged to a real estate lender related to such Released Property) in connection with a Permitted Release.

“State” shall mean the State or Commonwealth in which the Property or any part thereof is located.

“Survey” shall mean a survey of the Property prepared by a surveyor licensed in the State and reasonably satisfactory to Lender and the company or companies issuing the Title Insurance Policy, and containing a certification of such surveyor reasonably satisfactory to Lender.

“Taxes” shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties thereto.

“Tenant” shall mean any Person obligated by contract or otherwise to pay monies (including a percentage of gross income, revenue or profits) under any Lease now or hereafter affecting all or any part of the Property.

“Tenant Improvements” shall mean the improvements and/or other work affecting any space at the Property required to be constructed and paid for by Borrower on behalf of a Tenant pursuant to applicable Leases for such space or to be constructed and paid for by a Tenant that is an Affiliate of Borrower.

“Title Company” shall mean Old Republic Title Company.

“Title Insurance Policy” shall mean an ALTA mortgagee title insurance policy in the form reasonably acceptable to Lender issued by the Title Company with respect to each Individual Property and insuring the Lien of the applicable Mortgage.

“Traded Security” shall have the meaning set forth in Section 8.2(a)(iii).

“Transfer” shall have the meaning set forth in Section 4.2.1(a).

“Transferee” shall have the meaning set forth in Section 9.4(b)(ii).

“U.S. Person” shall mean any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

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“UCC” or “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect in the State (with respect to fixtures), the State of New York or the state in which any of the Accounts are located, as the case may be.

“Undeveloped Individual Property” shall have the meaning set forth in Section 3.1.12(a).

“Updated Information” shall have the meaning set forth in Section 9.1.2(a).

“Yield Maintenance Date” shall mean January 1, 2025.

“Yield Maintenance Premium” shall mean, with respect to any payment or prepayment of principal (or acceleration of the Loan) prior to the Yield Maintenance Date an amount equal to the product of the following: (A) the amount of such prepayment (or the Outstanding Principal Balance in connection with a repayment in full and/or acceleration), multiplied by (B) the Interest Rate, multiplied by (C) a fraction (expressed as a percentage) having a numerator equal to the number of Monthly Payment Dates between (but excluding) the Yield Maintenance Date and (but including) the date such prepayment occurs and a denominator equal to twelve (12).

Section 1.2 Principles of Construction. All references to sections, schedules and exhibits are to sections, schedules and exhibits in or to this Agreement unless otherwise specified. Any reference in this Agreement or in any other Loan Document to any Loan Document shall be deemed to include references to such documents as the same may hereafter be amended, modified, supplemented, extended, replaced and/or restated from time to time (and, in the case of any note or other instrument, to any instrument issued in substitution therefor). Unless otherwise specified, the words “hereof,” “herein,” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined.

Article II

THE LOAN

Section 2.1 The Loan.

2.1.1 Agreement to Lend and Borrow. Lender agrees, on the terms and conditions set forth in this Agreement, to make an advance of the Loan in the amount of Thirty-Five Million and No/100 Dollars ($35,000,000.00) to Borrower on the Closing Date. Other than the advance of the Loan on the Closing Date made pursuant to this Agreement, Lender shall have no obligation to loan any funds in respect of the Loan. The advance of the Loan on the Closing Date made pursuant to this Agreement shall constitute a part of the Debt secured by the Mortgage and the other Loan Documents. For the avoidance of doubt, on the Closing Date, the Loan shall be disbursed to Borrower as directed by Borrower.

2.1.2 No Reborrowing. Any amount borrowed and repaid hereunder in respect of the Loan may not be reborrowed.

2.1.3 The Note. The Loan shall be evidenced by the Note and shall be repaid in accordance with the terms of this Agreement and the Note.

2.1.4 Use of Proceeds. Borrower shall use proceeds of the Loan to (a) pay costs and expenses incurred in connection with the closing of the Loan, and (b) retain the balance, if any, for such purposes as Borrower shall determine, including, but not limited to distributions to Borrower’s partners including, for the avoidance of doubt, Guarantor.

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2.1.5 Origination Fee. Borrower acknowledges that at closing, Borrower shall pay to Lender a non-refundable fee (the “Origination Fee”) of two and one half percent (2.5%) of the Loan Amount. The Origination Fee shall be fully earned by Lender on the Closing Date.

Section 2.2 The Interest Rate.

2.2.1 Interest Rate. Interest on the Note outstanding from time to time shall accrue from the Closing Date up to and including the date that the Loan is repaid in full at the Interest Rate. Interest on the Note existing on the commencement of an Interest Period shall accrue for the entire Interest Period and shall be owed by Borrower for the entire Interest Period regardless of whether any principal portion of the Loan is repaid prior to the expiration of such Interest Period.

2.2.2 Interest Calculation. Interest on the Note shall be calculated by multiplying (a) the actual number of days elapsed in the period for which the calculation is being made by (b) a daily rate based on a three hundred sixty (360)-day year (that is, the Interest Rate as then applicable to the Note, expressed as an annual rate divided by 360) by (c) the average daily Outstanding Principal Balance during such period.

2.2.3 Determination of Interest Rate. So long as no Event of Default is continuing, interest on the Loan shall accrue throughout the term of the Loan at a rate per annum equal to Interest Rate. In the event that, and for so long as, any Event of Default shall have occurred and be continuing, the Outstanding Principal Balance and, to the extent not prohibited by applicable Legal Requirements, all other portions of the Debt, shall accrue interest at the Default Rate, calculated from the date such payment was due or such Default shall have occurred without regard to any grace or cure periods contained herein. Interest at the Default Rate shall be paid immediately upon demand, which demand may be made as frequently as Lender shall elect, to the extent not prohibited by applicable Legal Requirements.

2.2.4 Usury Savings. This Agreement and the other Loan Documents are subject to the express condition that at no time shall Borrower be required to pay interest on the principal balance of the Loan at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate. If by the terms of this Agreement or the other Loan Documents, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of the Maximum Legal Rate, the Interest Rate shall be deemed to be immediately reduced to the Maximum Legal Rate, and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the sums due under the Loan, shall, to the extent permitted by applicable Legal Requirements, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Legal Rate from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

Section 2.3 Loan Payments.

2.3.1 Payment Before Maturity Date.

(a) Borrower shall make a payment to Lender of interest only on the Closing Date for the initial Interest Period (ending December 31, 2023). Unless Borrower makes a PIK Election in accordance with Section 2.3.1(b) below, on the Monthly Payment Date occurring on February 1, 2024 and on each Monthly Payment Date thereafter to and including the Monthly Payment Date occurring on January 1, 2025, Borrower shall make a payment to Lender equal to the Monthly Debt Service Payment Amount. On the Monthly Payment Date occurring on February 1, 2025 and on each Monthly Payment Date thereafter to and including the Maturity Date, Borrower shall make a payment to Lender equal to the Monthly Debt Service Payment Amount. Borrower shall also pay to Lender all amounts required in respect of Reserve Funds as set forth in Article VI.

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(b) Subject to the conditions set forth in this paragraph, Borrower shall have the right to elect not to pay current the applicable Monthly Debt Service that accrues for the twelve (12) Interest Periods (in quarterly increments) beginning with the Interest Period beginning on January 1, 2024 and ending with the Interest Period Beginning on December 1, 2024, and instead have such Monthly Debt Service added to the Outstanding Principal Balance on the applicable Monthly Payment Dates, with interest to accrue thereon. Each three (3) Interest Period long period for which Borrower has elected to have the applicable Monthly Debt Service be added to the Outstanding Principal Balance in accordance with this Section 2.3.1(b) is herein referred to as a “PIK Period”. Provided that no Event of Default has occurred and is then continuing, Borrower shall have the right to initiate a PIK Period (which such PIK Period must cover three (3) Interest Periods that cover a given calendar quarter) by delivering a written notice to Lender of its election and setting forth the three (3) consecutive Interest Periods (i.e. the calendar quarter) that will comprise the PIK Period (such notice, a “PIK Election Notice”) at least five (5) Business Days prior to the start of the applicable calendar quarter which shall encompass the applicable PIK Period (or such shorter period of time as may be permitted by Lender in its sole discretion). For example, if Borrower shall wish to elect to have the Monthly Debt Service that accrues during the Interest Periods beginning on April 1, May 1, and June 1 of 2024 be added to the Outstanding Principal Balance, Borrower shall be required to deliver a PIK Election Notice no later than five (5) Business Days prior to April 1, 2024. Notwithstanding anything to the contrary in this Section 2.3.1(b), the parties agree that Borrower shall be deemed to have given a PIK Election Notice with respect to the calendar quarter beginning on January 1, 2024 and ending on March 31, 2024.

2.3.2 Payment on Maturity Date.

(a) Borrower shall pay to Lender on the Maturity Date (or on any earlier date on which repayment of the Loan in full is tendered to Lender in accordance herewith) the full amount of the Debt.

2.3.3 Late Payment Charge. If any principal, interest or any other sum due under the Loan Documents, other than the payment of Outstanding Principal Balance and any other amounts due on the Maturity Date, is not paid by Borrower within five (5) Business days of the date on which it is due, Borrower shall pay to Lender upon demand an amount equal to the lesser of five percent (5%) of such unpaid sum or the maximum amount permitted by applicable Legal Requirements in order to defray the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment. Any such amount shall be secured by the Mortgage and the other Loan Documents.

2.3.4 Method and Place of Payment.

(a) Except as otherwise specifically provided herein, all payments and prepayments under this Agreement and the Note shall be made to Lender not later than 11:00 A.M., New York City time, on the date when due and shall be made in lawful money of the United States of America in immediately available funds to the account specified by Lender to Borrower, and any funds received by Lender after such time shall, for all purposes hereof, be deemed to have been paid on the next succeeding Business Day.

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(b) Whenever any payment to be made hereunder or under any other Loan Document shall be stated to be due on a day which is not a Business Day, the due date thereof shall be the succeeding Business Day.

(c) All payments required to be made by Borrower hereunder or under the Note or the other Loan Documents shall be made irrespective of, and without deduction for, any setoff, claim or counterclaim and shall be made irrespective of any defense thereto.

Section 2.4 Prepayments.

2.4.1 Voluntary Prepayments. Except as otherwise provided herein, Borrower shall not have the right to prepay the Loan in whole or in part. Borrower may, upon not less than five (5) Business Days’ prior written notice to Lender (or such shorter period of time as may be permitted by Lender in its sole discretion), prepay the Debt, in whole or in part, on any date prior to the Yield Maintenance Date, with the payment of the Yield Maintenance Premium (plus Short Interest, and the Exit Fee). Any prepayment received by Lender on a date other than a Monthly Payment Date shall include interest which would have accrued thereon to the next Monthly Payment Date (“Short Interest”) and such amounts (i.e., principal and interest prepaid by Borrower) shall be applied to the Loan on the next Monthly Payment Date. From and after the Yield Maintenance Date, Borrower may, upon not less than five (5) Business Days’ prior written notice to Lender (or such shorter period of time as may be permitted by Lender in its sole discretion), prepay the Debt, in whole or in part, on any date without payment of the Yield Maintenance Premium or any other fee or premium (other than Short Interest and the Exit Fee).

2.4.2 Mandatory Prepayments. On each date on which Lender actually receives a distribution of Net Proceeds, and if Lender does not make such Net Proceeds available to Borrower for a Restoration, Lender shall apply such Net Proceeds to prepay the Outstanding Principal Balance of the Note in an amount equal to one hundred percent (100%) of such Net Proceeds together with interest that would have accrued on such amounts through the next Monthly Payment Date. Any prepayment received by Lender pursuant to this Section 2.4.2 on a date other than a Monthly Payment Date shall be held by Lender in an interest-bearing account for the benefit of Borrower as collateral security for the Loan and shall be applied by Lender on the next Monthly Payment Date. Notwithstanding anything contained in this Section 2.4.2 hereof to the contrary, in the event Lender uses Net Proceeds to prepay a portion of the principal balance of the Loan and any accrued and unpaid interest thereon, Borrower may prepay the entire amount of the Loan outstanding after the application of such Net Proceeds on the next Monthly Payment Date. For the avoidance of doubt, Yield Maintenance Premium and the Exit Fee shall be due in connection with any prepayment made pursuant to this Section 2.4.2.

2.4.3 Prepayments After Default. Other than with respect to any application of Net Proceeds, if concurrently with or during the occurrence of an Event of Default, payment of all or any part of the principal of the Loan is tendered by Borrower, a purchaser at foreclosure or any other Person, such tender shall be deemed an attempt to circumvent the restrictions against prepayment set forth in Section 2.4.1 and Borrower, such purchaser at foreclosure or other Person shall pay, on any date prior to the Yield Maintenance Date, the Yield Maintenance Premium, and the Exit Fee, in addition to the principal of the Loan so tendered, accrued and unpaid interest, and other amounts payable under the Loan Documents.

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2.4.4 Assignment on Repayment or Prepayment.

(a) Lender shall, upon the written request and at the expense of Borrower and subject to the further provisions of Section 2.4.4(b), upon payment in full of the Debt in accordance with the terms and provisions of the Loan Documents, (i) release the Lien of the Mortgage and cause the trustee under the Mortgage to reconvey the Property to Borrower and terminate the Assignment of Leases, or (ii) assign the Mortgage and Note, without recourse, covenant or warranty of any nature, express or implied (except that Lender is the legal holder of the Mortgage and Note and has the authority to assign the Mortgage and Note), to a new lender designated by Borrower and shall execute, acknowledge and deliver to such new lender the assignment of Mortgage and Note; provided that, with respect to any such assignment (A) Borrower shall pay any costs, Taxes and expenses incurred by Lender in connection therewith (including Lender’s attorneys’ fees for the preparation and delivery of the assignment or release documentation), and Lender’s then customary administrative fee for processing assignments of mortgage ($25,000.00 per Individual Property), and (B) such an assignment is not then prohibited by any federal, state or local law, rule, regulation or order or by any governmental authority. In connection with such release or assignment, Lender shall deliver such other documentation reasonably requested by Borrower (provided that Borrower shall pay all of Lender’s expenses incurred in connection with the same).

(b) In connection with the release or satisfaction of the Mortgage and the Assignment of Leases or the assignment of the Mortgage pursuant to clause (a) above, as applicable, Borrower shall submit to Lender, not less than ten (10) Business Days prior to the date on which Borrower intends to pay the Debt in full, a release of Mortgage and Assignment of Leases for the Property or assignment of Mortgage and Note, as applicable, for execution by Lender. Such release or satisfaction or assignment shall (i) be in a form appropriate for recording in the jurisdiction in which the Property is located, (ii) be satisfactory to Lender, and (iii) contain such provisions as may be requested by Lender, if any, protecting the rights of Lender. In addition, Borrower shall provide all other documentation (including, without limitation, UCC-3 financing statements) Lender reasonably requires to be delivered by Borrower in connection with such release of the Mortgage and Assignment of Leases and other Loan Documents or assignment of Mortgage and Note, as applicable, as well as an Officer’s Certificate certifying that such documentation is in compliance with all Legal Requirements and will effect such release in accordance with the terms of this Agreement.

Section 2.5 Intentionally Omitted.

Section 2.6 Intentionally Omitted.

Section 2.7 Individual Property Releases. On any Business Day, Borrower may obtain the release of any Individual Property (each, a “Released Property”) from the Lien of the applicable Mortgage and the other Loan Documents upon a refinancing or sale of such Released Property (each, a “Release”), provided that each of the following conditions are satisfied with respect to such Release:

(a) Borrower shall have given Lender at least fifteen (15) Business Days’ prior written notice of such Release;

(b) Both immediately before such Release and immediately thereafter, no Event of Default shall be continuing;

(c) Borrower shall deliver to Lender an Appraisal for the Released Property at least ten (10) Business Days prior to such Release;

(d) The refinancing or sale of such Released Property shall be on market terms, pursuant to an arm’s length agreement with a bona-fide independent third party that is not Affiliated with any Borrower Related Party;

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(e) After giving effect to such Release: (i) Borrower shall not have any contingent or surviving liabilities, rights or interests relating to the Released Property (x) if such Released Property was sold, other than customary surviving indemnity obligations for representations and warranties and pro rations pursuant to the applicable purchase agreement and (y) if such Released Property was refinanced, that directly affect the remaining Individual Properties owned by Borrower, and (ii) Borrower shall be able to operate each remaining Individual Property in the manner required hereunder and in the manner in which it is currently operated independently of the Released Property;

(f) Borrower shall have delivered to Lender (x) a copy of the executed refinancing term sheet or executed purchase and sale agreement (or any other agreement between Borrower or any Affiliate thereof, on the one hand, and the applicable refinancing lender or purchaser of the Released Property, on the other hand), as applicable, at least ten (10) Business Days prior to the Release, which shall be on a commercially reasonable and customary form and contain market standard terms and conditions and (y) a copy of the final closing settlement statement for such Release no later than one (1) Business Days’ prior to the date of the closing of such Release;

(g) The closing agent at the closing of the Release (which shall be an escrow agent reasonably satisfactory to Lender) shall be irrevocably committed to transferring the Release Amount to Lender by wire transfer on the date of the closing of such Release;

(h) At the closing of the Release, Borrower shall make the following payments:

(i) a prepayment of principal in an amount equal to the Release Amount;

(ii) all accrued and unpaid interest (including any Short Interest) on the principal being prepaid pursuant to subclause (i);

(iii) the applicable portion of the Exit Fee;

(iv) prior to the Yield Maintenance Date, the applicable Yield Maintenance Premium;

(v) if such refinancing or sale is of the last remaining Individual Property, the Outstanding Principal Balance; and

(vi) all costs and expenses (including reasonable attorneys’ fees) incurred by Lender in connection with such Release;

(i) After giving effect to such Release, the remaining Persons comprising Borrower shall each continue to be a Special Purpose Bankruptcy Remote Entity;

(j) After giving effect to such Release, the representations and warranties made by Borrower and Guarantor under this Agreement and the other Loan Documents shall be true and correct in all material respects as if remade on and as of the date of such refinance or sale, except for any changes in facts and circumstances that do not result from or otherwise constitute a monetary Default, material non-monetary Default, Event of Default or Material Adverse Effect; and

(k) Lender and Borrower shall have executed and delivered such documents as Lender determines is necessary or appropriate to effectuate such Release, including, without limitation, a release of the applicable Mortgage and the applicable Assignment of Leases, with Borrower to deliver drafts of such documents to Lender at least ten (10) Business Days prior to such Release.

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It is understood and agreed that no Release of a Released Property shall impair or otherwise adversely affect the Liens, security interests and other rights of Lender under the Loan Documents with respect to any Property not being released. If Borrower or Lender discover any errors in property or collateral descriptions, parcel numbers, tax lot numbers or other discrepancies in connection with any Release, Borrower shall (1) execute and deliver (or caused to be executed and delivered) and cause to be recorded or filed in the appropriate records any instruments necessary to correct such errors or discrepancies within five (5) Business Days after written request by Lender, and (2) cause the Title Company to issue such endorsements to any Title Insurance Policy as reasonably required by Lender to confirm that such error or discrepancy has been cured. Borrower shall be solely responsible to pay for all third party costs and expenses (including title fees, recording and filing fees and reasonable legal fees and disbursements) incurred in connection with the foregoing sentence.

Upon payment of the Release Amount and satisfaction of all other conditions to a Release in this Section 2.7, the Release Property shall be released from the Lien of the Loan Documents, the term “Property” shall thereafter no longer include such Release Property, and if such Release results in the release all of the Individual Properties held by an Individual Borrower, the term “Borrower” shall thereafter no longer include such Individual Borrower. Nothing in this Section 2.7 shall release any Individual Borrower or Guarantor from any liability or obligation relating to any environmental matters arising under the Loan Documents with respect to such Release Property arising from events or circumstances occurring prior to such Release.

Article III

REPRESENTATIONS AND WARRANTIES

Section 3.1 Borrower Representations.

Each Individual Borrower represents and warrants to Lender as of the Closing Date and each other date on which the representations and warranties set forth herein are required to be remade that:

3.1.1 Organization.

(a) Each Individual Borrower is duly formed, organized, validly existing and in good standing with full power and authority to own its assets and conduct its business, and is duly qualified and in good standing in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualification. Each Individual Borrower has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the other Loan Documents by it, and has the power and authority to execute, deliver and perform under this Agreement, the other Loan Documents and all the transactions contemplated hereby. Each Individual Borrower acknowledges and agrees that it is Borrower’s understanding and intent that each Individual Property constitutes “single asset real estate” for purposes of Section 362(d)(3) of the Bankruptcy Code.

(b) Each Individual Borrower’s exact legal name is correctly set forth in the first paragraph of this Agreement. Each Individual Borrower is an organization of the type specified in the first paragraph of this Agreement. Each Individual Borrower is incorporated or organized under the laws of the state specified in the first paragraph of this Agreement. Each Individual Borrower’s principal place of business and chief executive office, and the place where such Individual Borrower keeps its books and records, including recorded data of any kind or nature, regardless of the medium of recording, including software, writings, plans, specifications and schematics, has been for the preceding four (4) months (or, if less than four (4) months, the entire period of the existence of such Individual Borrower) is the address of Borrower set forth in the first paragraph of this Agreement (unless Borrower notifies Lender in writing of a change thereto in accordance with the terms hereof). Each Individual Borrower’s federal tax identification number is set forth across form its name on Exhibit A. Borrower is not subject to back-up withholding taxes.

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3.1.2 Proceedings. This Agreement and the other Loan Documents have been duly authorized, executed and delivered by Borrower and constitute the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity). The Loan Documents are not subject to any right of rescission, set-off, counterclaim or defense by any Borrower Party including the defense of usury, nor would the operation of any of the terms of the Loan Documents, or the exercise of any right thereunder, render the Loan Documents unenforceable except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and no Borrower Party has asserted any right of rescission, set-off, counterclaim or defense with respect thereto.

3.1.3 No Conflicts. The execution and delivery of this Agreement and the other Loan Documents by Borrower and the performance of its Obligations hereunder and thereunder will not conflict with any provision of any law or regulation to which Borrower is subject, or conflict with, result in a breach of, or constitute a default under, any of the terms, conditions or provisions of any of Borrower’s organizational documents or any indenture, mortgage, deed of trust, loan agreement, partnership agreement, management agreement or other agreement or instrument to which Borrower is a party or by which Borrower’s property or assets are bound, or any order or decree applicable to Borrower, or result in the creation or imposition of any Lien on any of Borrower’s assets or property (other than pursuant to the Loan Documents and the Permitted Encumbrances), nor will such action result in any violation of the provisions of any Legal Requirements.

3.1.4 Litigation. There is no action, suit, proceeding or investigation pending or, to Borrower’s knowledge, threatened against Borrower in any court or by or before any other Governmental Authority. There is no action, suit, proceeding or investigation pending or, to Borrower’s knowledge, threatened against Guarantor in any court or by or before any other Governmental Authority, which would have a Material Adverse Effect.

3.1.5 Agreements. Borrower is not a party to any agreement or instrument or subject to any restriction which might materially and adversely affect Borrower, the Property or Borrower’s business, properties or assets, operations or condition, financial or otherwise. Borrower is not in default with respect to any order or decree of any court or any order, regulation or demand of any Governmental Authority, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of Borrower or its properties or might have consequences that would adversely affect its performance hereunder. Borrower is not in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Permitted Encumbrance or any other agreement or instrument to which it is a party or by which it or the Property is bound. Borrower has no material financial obligation (contingent or otherwise) under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Borrower is a party or by which Borrower or the Property is otherwise bound, other than Permitted Indebtedness.

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3.1.6 Consents. No consent, approval, authorization or order of any court or Governmental Authority is required for the execution, delivery and performance by Borrower of, or compliance by Borrower with, this Agreement or the other Loan Documents or the consummation of the transactions contemplated hereby, other than those which have been obtained by Borrower.

3.1.7 Title. Each Individual Borrower has good, marketable and insurable fee simple title to the real property comprising part of the Property and good title to the balance of the Property owned by it, free and clear of all Liens whatsoever except the Permitted Encumbrances. The Permitted Encumbrances in the aggregate do not, and will not, (i) materially and adversely affect (a) the operation or use of the Property (as currently used), or (b) Borrower’s ability to pay its Obligations in a timely manner, or (ii) materially interfere with the benefits of the security intended to be provided by this Agreement and the other Loan Documents. The Mortgage, when properly recorded in the appropriate records, together with any Uniform Commercial Code financing statements required to be filed in connection therewith, will create (i) a valid, first priority, perfected Lien on the Property, subject only to Permitted Encumbrances and (ii) perfected security interests in and to, and perfected collateral assignments of, all Personal Property, all in accordance with the terms thereof, in each case subject only to any Permitted Encumbrances. The filing of a Uniform Commercial Code financing statement covering all Personal Property of Borrower described therein with the Delaware Secretary of State will create perfected security interests in and to, and perfected collateral assignments of, all Personal Property, all in accordance with the terms thereof, in each case subject only to any applicable Permitted Encumbrances and such other Liens as are expressly permitted pursuant to the Loan Documents. There are no mechanics’, materialmen’s or other similar Liens or claims which have been filed for work, labor or materials affecting the Property which are or may be Liens prior to, or equal or coordinate with, the Lien of the Mortgage.

3.1.8 No Plan Assets. As of the Closing Date and throughout the term of the Loan, (a) Borrower is not and will not be an “employee benefit plan,” as defined in Section 3(3) of ERISA, subject to Title I of ERISA, (b) none of the assets of Borrower constitutes or will constitute “plan assets” of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA, (c) Borrower is not and will not be a “governmental plan” within the meaning of Section 3(32) of ERISA, and (d) transactions by or with Borrower are not and will not be subject to any state statute regulating investments of, or fiduciary obligations with respect to, governmental plans. As of the Closing Date, neither Borrower nor any Affiliate maintains, sponsors or contributes to a “pension plan” (within the meaning of Section 3(2) of ERISA) that is subject to Title IV of ERISA. Borrower’s representations in this Section 3.1.8 and in Section 4.2.11 below are based on the assumption that no portion of the assets used by Lender in connection with the transactions contemplated under this Agreement and the other Loan Documents constitutes assets of a (i) “benefit plan investor” within the meaning of Section 3(42) of ERISA, unless the Lender relied on an available prohibited transaction exemption, all of the conditions of which are satisfied or (ii) governmental plan which is subject to any provision which is similar to the prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code (“Applicable Similar Law”), unless the acquisition and holding of the Loan or any interest therein does not give rise to a violation of any such Applicable Similar Law.

3.1.9 Compliance. Borrower and the Property and the use thereof comply in all material respects with all applicable Legal Requirements, including, without limitation, parking, building, zoning and land use laws, ordinances, regulations, and codes. Borrower has not committed any act which may give any Governmental Authority the right to cause Borrower to forfeit the Property or any part thereof or any monies paid in performance of the Obligations. The Property is used exclusively for recreational vehicle show rooms and service centers and other appurtenant and related uses. In the event that all or any part of the Improvements are destroyed or damaged, said Improvements can be legally reconstructed to their condition prior to such damage or destruction, and thereafter exist for the same use without violating any zoning or other ordinances applicable thereto and without the necessity of obtaining any variances or special permits.

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3.1.10 Financial Information. All reports, documents, instruments, information and financial data, including, without limitation, the statements of cash flow and income and operating expense and evidence of equity, that have been delivered to Lender by or on behalf of any Borrower Party to Lender in connection with the Loan (a) are true, complete and correct in all material respects, (b) accurately represent in all material respects, the financial condition of the Property, Borrower and Guarantor, as applicable, as of the date of such reports, (c) in the case of financial data and reporting, have been prepared in accordance with an Acceptable Accounting Method throughout the periods covered, except as disclosed therein, and (d) when taken as a whole, are accurate, correct and sufficiently complete in all material respects to give Lender true and accurate knowledge of their subject matter and do not contain any material misrepresentation or omission. Borrower has no contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments that are known to Borrower and reasonably likely to have a materially adverse effect on the Property or the operation thereof, except as referred to or reflected in said financial statements. Since the date of the financial statements, there has been no material adverse change in the financial condition, operations or business of Borrower or the Property from that set forth in said financial statements.

3.1.11 Condemnation. No Condemnation or other proceeding has been commenced or, to Borrower’s knowledge, is contemplated with respect to all or any portion of the Property or for the relocation of roadways providing access to the Property.

3.1.12 Utilities and Public Access.

(a) All easements, cross or reciprocal easements, licenses, air rights and rights-of-way or other similar property interests (collectively, “Easements”), if any, necessary for the full utilization of the Improvements for their intended purposes have been obtained, are described in the Title Insurance Policy and are in full force and effect without default thereunder. The Property has all rights of access to public ways (including all required curb cuts). Except for any Individual Property that has not yet been developed (each of which is set forth on Exhibit XI, each an “Undeveloped Individual Property”), the Property is served by water, sewer, sanitary sewer storm drain facilities and all other public utilities adequate for the use, construction, operation, maintenance and sale of the Improvements as contemplated hereby. Except with respect Undeveloped Individual Property, all roads and streets necessary for the full utilization of the Property for its intended purpose have been completed and dedicated to public use and accepted by such Governmental Authority allowing for the use and operation of, and access to the Improvements. Except with respect Undeveloped Individual Property, the Property has, or is served by, parking to the extent required to comply with all Leases and all Legal Requirements.

(b) All public utilities necessary or convenient for the full use and enjoyment of the Property as intended are located either in the public right-of-way abutting the Property (which are connected so as to serve the Property without passing over other property) or in recorded easements serving the Property and such easements are set forth in and insured by the applicable Title Insurance Policy.

3.1.13 Separate Lots. The Property is comprised of one or more parcels which constitute separate tax lots and do not constitute a portion of any other tax lot not a part of the Property.

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3.1.14 Assessments. There are no pending or, to Borrower’s knowledge, proposed special or other assessments for public improvements or otherwise affecting the Property, nor are there any contemplated improvements to the Property that may result in such special or other assessments.

3.1.15 Intentionally Omitted.

3.1.16 Assignment of Leases. The Assignment of Leases creates a valid assignment of, or a valid security interest in, certain rights under the Leases, subject only to a license granted to Borrower to exercise certain rights and to perform certain obligations of the lessor under the Leases, including the right to operate the Property. No Person other than Lender has any interest in or assignment of the Leases or any portion of the Rents due and payable or to become due and payable thereunder.

3.1.17 Insurance. Borrower has obtained and has delivered to Lender original or complete copies of all of the Policies or ACORD certificates, with all premiums prepaid thereunder, reflecting the insurance coverages, amounts and other requirements set forth in this Agreement. There are no claims currently outstanding that have been made under any of the Policies, and no Person, including Borrower, has done, by act or omission, anything which would impair the coverage of any of the Policies.

3.1.18 Licenses. All certifications, permits, licenses and approvals, including, without limitation, certificates of completion and occupancy permits required of Borrower by any Governmental Authority for the legal use, occupancy and operation of the Property in the manner in which the Property is currently being used, occupied and operated (“Licenses”) have been obtained and are in full force and effect.

3.1.19 Flood Zone. None of the Improvements on the Property are located in an area designated or identified as a special flood hazard area by the Federal Emergency Management Agency, the Secretary of Housing and Urban Development, or by such other official as shall from time to time be authorized by federal or state law to make such designation pursuant to the National Flood Insurance Act of 1968, as such act may from time to time be amended, or pursuant to any other national, state, county or city program of flood control, or, if so located the flood insurance required pursuant to Section 5.1.1(a) hereof is in full force and effect with respect to the Property.

3.1.20 Physical Condition. Except as may be disclosed in the property condition report obtained by Lender in connection with the Loan, the Property, including, without limitation, all buildings, improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components, are in good condition, order and repair in all material respects; there exists no structural or other material defects or damages in the Property, whether latent or otherwise, and Borrower has not received notice from any insurance company or bonding company of any defects or inadequacies in the Property, or any part thereof, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond.

3.1.21 Boundaries / Survey. All of the improvements which were included in determining the appraised value of the Property lie wholly within the boundaries and building restriction lines of the Property, and no improvements on adjoining properties encroach upon the Property except as may be shown in the Survey, and no Easements or other encumbrances affecting the Property encroach upon any of the Improvements except as may be shown on the Survey. To Borrower’s knowledge, the Survey for the Property delivered to Lender in connection with this Agreement does not fail to reflect any matter customarily disclosed in a survey affecting the Property or the title thereto.

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3.1.22 Leases. Except for any oil and gas lease listed as an exception in the Title Insurance Policy, the Property is not subject to any Leases other than the Leases described on Schedule V. Borrower is the owner and lessor of landlord’s interest in the Leases. No Person has any possessory interest in the Property or right to occupy the same except under and pursuant to the provisions of the Leases and oil and gas leases listed as an exception in the Title Insurance Policy. Borrower warrants and represents that: (a) the Leases are in full force and effect and there are no defaults thereunder by either party, and there are no conditions that, with the passage of time or the giving of notice, or both, would constitute defaults thereunder, (b) the copies of the Leases delivered to Lender are true and complete, and there are no oral agreements with respect thereto, (c) no Rent (other than security deposits) has been paid more than one month in advance of its due date, (d) all work to be performed by Borrower under each Lease has been performed as required and has been accepted by the applicable Tenant, (e) any payments, free rent, partial rent, rebate of rent or other payments, credits, allowances or abatements required to be given by Borrower to any Tenant has already been received by such Tenant, (f) the Tenants under the Leases have accepted possession of and are in occupancy of all of their respective demised Property (except for the Tenant under the Lease for the Surprise Individual Property) and have commenced the payment of full, unabated rent under the Leases, (g) Borrower has delivered to Lender a true, correct and complete list of all security deposits made by Tenants at the Property which have not been applied (including accrued interest thereon), all of which are held by Borrower in accordance with the terms of the applicable Lease and applicable Legal Requirements, (h) each Tenant is free from bankruptcy or reorganization proceedings, (i) Intentionally Omitted, (j) the Tenants under the Leases are open for business (except the Tenant under the Lease for the Surprise Individual Property) and paying full, unabated rent and no Tenant has requested to discontinue its business at its premises, (k) there are no brokerage fees or commissions due and payable in connection with the leasing of space at the Property, and no such fees or commissions will become due and payable in the future in connection with the Leases, including by reason of any extension of such Lease or expansion of the space leased thereunder, except as has previously been disclosed to Lender in writing, (l) no Tenant under any Lease has any right or option for additional space in the Improvements, (m) no Tenant has assigned its Lease or sublet all or any portion of the premises demised thereby, no such Tenant holds its leased premises under assignment or sublease, nor does anyone except such Tenant and its employees occupy such leased premises, and (n) no Tenant has or is asserting any claim of offset or other defense, counterclaim or other claim in respect of such Tenant’s obligations or the lessor’s rights under any Lease. No Tenant under any Lease has a right or option pursuant to such Lease or otherwise to purchase all or any part of the leased premises or the building of which the leased premises are a part. There has been no prior sale, transfer or assignment, hypothecation or pledge of any Lease or of the Rents received therein which is still in effect. Borrower is sole owner of the lessor’s entire right, title and interest in and to the Leases.

3.1.23 Filing and Recording Taxes. All transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid under applicable Legal Requirements in connection with the transfer of the Property to Borrower have been paid or are being paid simultaneously herewith. All mortgage, mortgage recording, stamp, intangible or other similar tax required to be paid under applicable Legal Requirements in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents, including, without limitation, the Mortgage, have been paid or are being paid simultaneously herewith. All taxes and governmental assessments due and owing in respect of the Property have been paid, or an escrow of funds in an amount sufficient to cover such payments has been established hereunder or are insured against by the Title Insurance Policy.

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3.1.24 Special Purpose Bankruptcy Remote Entity. Each Individual Borrower hereby represents and warrants that as of the formation of each Individual Borrower through and including the closing of the Loan on the Closing Date that no Individual Borrower has taken any of the actions prohibited (or failed to take any actions required to be taken) pursuant to the terms and provisions of this Section 3.1.24. Each Individual Borrower hereby represents and warrants to, and covenants with, Lender that with respect to each Individual Borrower, as of the Closing Date and until such time as the Debt shall be paid in full (in each case, except in connection with the facts that (x) LD Real Estate, LLC has incurred the First Horizon Facilities and owns the real property securing the same and (y) LD Real Estate, LLC leases the Borrower Leased Property):

(a) Borrower does not own and will not own or lease any asset or property other than (i) the Property, and (ii) incidental personal property necessary for the ownership, maintenance, construction, development, renovation, leasing, repair, improvement, management, or operation of the Property.

(b) Such Person has not and will not enter into any contract or agreement with any Affiliate of such Person, any constituent party of such Person or any Affiliate of any constituent party, except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arm’s-length basis with third parties other than any such party.

(c) Such Person has been, is and will remain solvent and such Person has paid and will pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) from its assets as the same shall become due; provided, that, in each such case, the foregoing shall not require any partners, members or other owners of such Person to make any capital contributions to such Person.

(d) Such Person has done or caused to be done and will do or cause to be done all things necessary to observe material organizational formalities and preserve its existence, and such Person will not amend, modify or otherwise change the partnership certificate, partnership agreement, articles of incorporation and bylaws, operating agreement, trust or other organizational documents of such Person without the prior consent of Lender.

(e) Except as disclosed to Lender, such Person has maintained and will maintain all of its books, records, financial statements and bank accounts separate from those of its Affiliates and any constituent party. Such Person’s assets have not and will not be listed as assets on the financial statement of any other Person; provided, however, that such Person’s assets may be included in a consolidated financial statement of its Affiliates. Such Person has filed and will file its own tax returns except to the extent such Person is treated as a Disregarded Entity for tax purposes and is not required to file tax returns under applicable Legal Requirements, in which case the Person treated as owning the assets owned by such Person for federal income tax purpose has filed and will file its own tax returns.

(f) Such Person shall conduct its business so that it will comply in all respects with or cause compliance in all respects with all the representations, warranties and covenants in this Section 3.1.24, and all the organizational documents of such Person.

(g) Such Person will not, without the unanimous consent of all of its directors or members (including all independent directors, if any) take any Material Action.

(h) Borrower shall provide Lender with such evidence of Borrower’s compliance with this Section 3.1.24, as Lender may reasonably request from time to time.

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(i) In addition to the foregoing, Borrower hereby represents, warrants and agrees that prior to the Closing Date:

(i) Each Individual Borrower has always been (A) since the date of its formation in Delaware, duly formed, validly existing and in good standing under the laws of the state of Delaware, and (B) duly qualified to do business and is in good standing in each jurisdiction where it is required to be so qualified in connection with the Property and its business and operations, with requisite power and authority, and all rights, licenses, permits and authorizations, governmental or otherwise, necessary to own the Property and to transact the business in which it has been engaged.

(ii) Each Individual Borrower has never had any judgments or Liens of any nature against it except for tax Liens not yet delinquent and Permitted Encumbrances.

(iii) Each Individual Borrower has always been in material compliance with all laws, regulations, and orders applicable to it and has always had, all permits necessary for it to operate.

(iv) No Individual Borrower is aware of any pending or threatened litigation, nor has ever been a party to any material lawsuit, arbitration, summons, or other material legal proceeding except as disclosed in writing to Lender.

(v) No Individual Borrower has been, except as disclosed in writing to Lender, nor is involved in, any dispute with any Taxing authority, and Borrower has paid all Taxes due to any Taxing authority before the delinquency thereof.

(vi) To the extent financial statements of Borrower have been provided to Lender by or on behalf of Borrower in connection with the Loan, to Borrower’s knowledge, the latest set of each such financial statements fairly and accurately reflects the current financial condition of the subject of such statement, as of the date of such statement, in all material respects.

(vii) No Individual Borrower has ever owned any real property other than its Individual Property, and no Individual Borrower has ever engaged in any business except the ownership, maintenance, construction, development, renovation, leasing, repair, improvement, management, or operation of such Property.

(viii) No Individual Borrower has any material contingent or actual obligations unrelated to the Property.

3.1.25 Tax Filings. Borrower, or if Borrower is a Disregarded Entity, the Person treated as owning the assets owned by Borrower for federal income tax purpose, has filed, or caused to be filed, all U.S. federal, state, local and non-U.S. Tax returns, reports and other Tax-related documents required to be filed by it and has paid all Taxes payable by it that have become due, other than those not yet delinquent. Borrower has established on its books such charges, accruals and reserves in respect of Taxes for all fiscal periods in accordance with an Acceptable Accounting Method. Borrower believes that its Tax returns (if any) properly reflect the income and Taxes of Borrower for the periods covered thereby, subject only to reasonable adjustments required by the IRS or other applicable Tax authority upon audit. To Borrower’s knowledge, there is no material proposed Tax assessment against the Property (or any portion thereof) or to Borrower’s knowledge any basis for such assessment which is material and has not been disclosed to Lender. The Property is separately assessed from all other adjacent land for purposes of real estate Taxes, and for all purposes may be dealt with as an independent parcel. Borrower has at all times been properly treated for U.S. federal income Tax purposes as a Disregarded Entity.

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3.1.26 Solvency. Borrower (a) has not entered into the transaction or any Loan Document with the actual intent to hinder, delay, or defraud any creditor and (b) received reasonably equivalent value in exchange for the Obligations. Giving effect to the Loan, the fair saleable value of Borrower’s assets exceeds and will, immediately following the making of the Loan, exceed Borrower’s total liabilities, including, without limitation, subordinated, unliquidated, disputed and contingent liabilities. The fair saleable value of Borrower’s assets is and will, immediately following the making of the Loan, be greater than Borrower’s probable liabilities, including the maximum amount of its contingent liabilities on its debts as such debts become absolute and matured. Borrower’s assets do not and, immediately following the making of the Loan will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Borrower does not intend to, and does not believe that it will, incur Indebtedness and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such Indebtedness and liabilities as they mature (taking into account the timing and amounts of cash to be received by Borrower and the amounts to be payable on or in respect of Obligations of Borrower). No petition in bankruptcy has been filed against Borrower or any Guarantor, and neither Borrower nor any Guarantor has ever made an assignment for the benefit of creditors or taken advantage of any insolvency act for the benefit of debtors.

3.1.27 Federal Reserve Regulations. No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulation U or any other Regulations of such Board of Governors, or for any purposes prohibited by Legal Requirements or by the terms and conditions of this Agreement or the other Loan Documents.

3.1.28 Organizational Chart; Control.

(a) The organizational chart attached as Schedule VI is true, complete and correct on and as of the Closing Date. No Person other than (i) those holding publicly traded shares in Pubco Guarantor or other securities of Pubco Guarantor, (ii) the Borrower Parties’ directors, managers and executive officers and (iii) those Persons shown on Schedule VI has, directly or indirectly, any ownership interest in Borrower or Guarantor or right of Control over Borrower or Guarantor.

(b) Pubco Guarantor directly or indirectly Controls and owns one hundred percent (100%) of the ownership interests in Borrower, Opco Guarantor and Holdco Guarantor.

(c) Holdco Guarantor directly or indirectly Controls and owns one hundred percent (100%) of the ownership interests in Borrower and Opco Guarantor.

(d) Opco Guarantor directly or indirectly Controls and owns one hundred percent (100%) of the ownership interests in Borrower.

3.1.29 Bank Holding Company. Borrower is not a “bank holding company” or a direct or indirect subsidiary of a “bank holding company” as defined in the Bank Holding Company Act of 1956, as amended, and Regulation Y thereunder of the Board of Governors of the Federal Reserve System.

3.1.30 Investment Company Act. Borrower is not (a) an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended; (b) a “holding company” or a “subsidiary company” of a “holding company” or an “affiliate” of either a “holding company” or a “subsidiary company” within the meaning of the Public Utility Holding Company Act of 2005, as amended; or (c) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

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3.1.31 No Bankruptcy Filing. Borrower is not contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of its assets or property, and Borrower does not have any knowledge of any Person contemplating the filing of any such petition against it.

3.1.32 Full and Accurate Disclosure. No statement of fact made by Borrower in this Agreement or in any of the other Loan Documents contains any untrue statement of a material fact and Borrower has no knowledge that any such statement omits to state any material fact necessary to make the statements contained herein or therein not misleading. There is no fact or circumstance presently known to Borrower which has not been disclosed to Lender which is reasonably likely to have a Material Adverse Effect.

3.1.33 Foreign Person. Neither Borrower nor Guarantor is a “foreign person” within the meaning of Section 1445 or 7701 of the Code. In addition, if Borrower is a Disregarded Entity, the Person treated as owning the assets owned by Borrower for federal income tax purposes is not a “foreign person” within the meaning of Section 1445 or 7701 of the Code.

3.1.34 No Change in Facts or Circumstances; Disclosure. The information submitted by and on behalf of Borrower to Lender and all financial statements, reports, certificates and other documents submitted by or on behalf of Borrower to Lender in connection with the Loan or in satisfaction of the terms thereof and all statements of fact made by Borrower in this Agreement or in any other Loan Document, are accurate, complete and correct in all material respects. There has been no adverse change in any condition, fact, circumstance or event that would make the financial statements, rent rolls, reports, certificates or other documents submitted in connection with the Loan inaccurate, incomplete or otherwise misleading or that otherwise adversely affects or might adversely affect the use, operation or value of the Property or the business operations or the financial condition of Borrower or the Property. Notwithstanding the foregoing, Borrower makes no representations or warranties under this Section 3.1.34 with respect to projections or financial forecasts.

3.1.35 Intentionally Omitted.

3.1.36 Reciprocal Easement Agreement. Each Reciprocal Easement Agreement is in full force and effect and has not been modified, amended or supplemented. Neither Borrower nor, to Borrower’s knowledge, any other party to any Reciprocal Easement Agreement, is in default under any of the provisions thereof, and to Borrower’s knowledge, there are no conditions which, with the passage of time or the giving of notice, or both, would constitute a default of any of the provisions thereof. All sums due and payable by Borrower under each Reciprocal Easement Agreement have been paid in full and, to Borrower’s knowledge, no party to any Reciprocal Easement Agreement has commenced any action or given or received any notice for the purpose of terminating any Reciprocal Easement Agreement, and the representations made in any estoppel or similar document delivered with respect to any Reciprocal Easement Agreement in connection with the Loan are true, complete and correct and are hereby incorporated by reference as if fully set forth herein.

3.1.37 Intentionally Omitted.

3.1.38 Material Agreements.

(a) Borrower has not entered into, and neither Borrower nor the Property is bound by, any Material Agreement which continues in existence, except those set forth on Schedule VII attached hereto.

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(b) (i) Each Material Agreement is in full force and effect and has not been amended, restated, replaced or otherwise modified (except, in each case, as expressly set forth herein), (ii) Borrower has not delivered or received any written notice of any uncured default under any Material Agreement, and, to Borrower’s knowledge, no event has occurred which, but for the passage of time, the giving of notice, or both, would constitute a monetary default or material non-monetary default under any Material Agreement, (iii) to Borrower’s knowledge, all payments and other sums due and payable under any Material Agreement have been paid in full, and (iv) no party to any Material Agreement has commenced any action to which Borrower is a party, and Borrower has neither given nor received any notice, for the purpose of terminating any Material Agreement.

(c) Neither the execution and delivery of the Loan Documents nor Borrower’s performance thereunder will materially adversely affect the rights of Borrower under any Material Agreement or require the consent or approval of any Person thereunder (other than consents and approvals which have been obtained and written copies of which have been delivered to Lender on or prior to the Closing Date).

(d) Borrower has delivered true, correct and complete copies of each Material Agreement (including all amendments and supplements thereto) to Lender.

(e) No Material Agreement, other than the Borrower Leased Property Subleases, has as a counterparty, an Affiliate of Borrower or Guarantor. All fees and other compensation for services previously performed under such agreements have been paid in full.

(f) In the event of a default by Borrower under any of the Purchase Agreements, Borrower’s liability with respect to such defaults will not exceed, in any material respect, the amount of any deposit (including any extension fee) delivered in connection therewith.

3.1.39 Illegal Activity/Forfeiture.

(a) No portion of the Property has been or will be purchased, improved, equipped or furnished with proceeds of any illegal activity and to the best of Borrower’s knowledge, there are no illegal activities or activities relating to controlled substances at the Property.

(b) There has not been and shall never be committed by Borrower, any of its Affiliates or any other Person in occupancy of or involved with the operation or use of the Property any act or omission affording the federal government or any state or local government the right of forfeiture as against the Property or any part thereof or any monies paid in performance of the Obligations. Borrower hereby covenants and agrees not to commit, permit or suffer to exist any act or omission affording such right of forfeiture.

3.1.40 Anti-Corruption; Anti-Money Laundering.

(a) Borrower, Guarantor or their officers, directors, employees, affiliates, brokers or other agents acting or benefiting in any capacity in connection with the Loan, is aware of and familiar with the provisions of the U.S. Foreign Corrupt Practices Act, as amended, and its purposes, and any other anti-corruption law applicable in a jurisdiction in which each of them or any party hereto may have conducted, or will conduct, business (hereinafter “Anti-Corruption Laws”), and has not, directly or indirectly, violated any Anti-Corruption Laws. Without limitation of the generality of the foregoing, none of the Borrower, Guarantor or their officers, directors, employees, affiliates, brokers or other agents acting or benefiting in any capacity in connection with the Loan has made or will make, directly or indirectly, any payment, loan or gift (or any offer, promise or authorization of any such payment, loan or gift), of any money or anything of value to or for the use of any Government Official under circumstances in which any of them knows or has reason to know that all or any portion of such money or thing of value has been or will be offered, given or promised, directly or indirectly, to any Government Official, for the purpose of inducing the Government Official to do any act or make any decision in his or its official capacity (including a decision to fail to perform his or its official function) or use his or its influence with a government or instrumentality thereof in order to affect any act or decision of such government or instrumentality or to assist either party in obtaining or retaining any business.

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(b) Borrower, Guarantor or their officers, directors, employees, affiliates, brokers or other agents acting or benefiting in any capacity in connection with the Loan, is not any of the following (each, a “Restricted Person”): (i) a Person with whom dealings are prohibited or restricted under any Sanctions; (ii) a Person that is named as a “specially designated national and blocked person” on the most current list published by OFAC at its official website or any replacement website or other replacement official publication of such list or similarly named by any similar foreign governmental authority; (iii) a Person that is owned 50% or more by any Person described in clauses (i) or (ii); (iv) any other Person with which any Lender is prohibited from dealing under any Sanctions applicable to such Lender; or (v) a Person that derives more than 10% of its annual revenue from investments in or transactions with any Person described in clauses (i), (ii), (iii) or (iv) above. None of Borrower, Guarantor or their officers, directors, employees, affiliates, brokers or other agents acting or benefiting in any capacity in connection with the Loan (x) has, engaged in any activities (i) in breach of Sanctions, or (ii), directly or indirectly with or for the benefit of Restricted Persons or (iii) will use any of the proceeds from the Loan, directly or indirectly, to finance or facilitate any transaction with, investment in, or any dealing for the benefit of a Restricted Person or in any other manner, in each case, that results in a violation by any party to this Agreement of AML Laws, Sanctions, and Anti-Corruption Laws.

(c) Borrower, Guarantor or their officers, directors, employees, affiliates, brokers or other agents acting or benefiting in any capacity in connection with the Loan have adopted and will continue to implement policies, procedures and internal controls for compliance with U.S. and non-U.S. anti-money laundering laws, including the Bank Secrecy Act, as amended by the USA PATRIOT Act of 2001 (collectively, “BSA/PATRIOT Act”), and their implementing regulations (collectively, “AML Laws”).

(d) Borrower, Guarantor or their officers, directors, employees, affiliates, brokers or other agents acting or benefiting in any capacity in connection with the Loan have not, are not and, to the extent the relationship is ongoing, will not engage in any activities that may contravene federal, state and international regulations, including but not limited to AML Laws, Sanctions and Anti-Corruption Laws.

(e) Borrower, Guarantor or their officers, directors, employees, affiliates, brokers or other agents acting or benefiting in any capacity in connection with the Loan are not foreign financial institutions or persons located in a foreign jurisdiction that has been designated by the U.S. Department of the Treasury as subject to any special measures imposed on such financial institutions and jurisdictions, pursuant to Section 311 special measures of the BSA/PATRIOT Act.

(f) Borrower, Guarantor or their officers, directors, employees, affiliates, brokers or other agents acting or benefiting in any capacity in connection with the Loan are not prohibited foreign shell banks, or being used to provide services to a foreign shell bank, as that term is defined for purposes of Sections 313/319 of the BSA/PATRIOT Act.

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(g) None of Borrower, Guarantor or their officers, directors, employees, affiliates, brokers or other agents acting or benefiting in any capacity in connection with the Loan is a Senior Foreign Political Figure or a Politically Exposed Person (collectively, “SFPF/PEP”), or an immediate family member or close associate of a SFPF/PEP.

(h) There has been no governmental inquiry or investigation or actual or threatened lawsuit by any person, or any internal investigation, relating to any possible violation of AML Laws, Sanctions and Anti-Corruption Laws by Borrower, Guarantor or their officers, directors, employees, affiliates, brokers or other agents acting or benefiting in any capacity in connection with the Loan.

(i) The Borrower maintains books, records and accounts which, in reasonable detail, accurately and fairly reflect all transactions, assets and liabilities and maintains a system of internal accounting controls that provide reasonable assurance that: (i) its transactions are executed in accordance with management’s authorization, (ii) its transactions are recorded as necessary to permit the preparation of financial statements in accordance with GAAP and to maintain accountability for its assets; (iii) access to its assets is permitted only in accordance with management’s authorization; and (iv) it does not maintain any off-the-books accounts or more than one set of books, records or accounts.

Borrower will promptly notify Lender should there be any changes to the information set forth in the foregoing representations of this Section 3.1.40.

3.1.41 Management Agreements. Borrower has not entered into, and neither Borrower nor the Property is bound by, any management agreement, leasing agreement or similar agreement.

3.1.42 Americans with Disabilities Act Compliance. The Improvements at the Property have been designed, maintained and will continue to be maintained, in strict accordance and full compliance with all of the requirements of the ADA. Borrower shall be responsible for all ADA compliance costs.

3.1.43 Inventory. Borrower owns all of the Fixtures and Personal Property that are sufficient to operate the Property in the manner required hereunder and in the manner in which it is currently operated, and shall not lease from any third party any Fixtures or Personal Property other than with Lender’s prior written consent.

3.1.44 Trade Name; Other Intellectual Property. Borrower owns and possesses or licenses (as the case may be) all such trademarks, trademark rights, patents, patent rights, trade names, trade name rights, service marks, service mark rights, websites, domain names and copyrights, as more particularly described on Schedule VIII, as Borrower considers necessary for the conduct of its business as now conducted without, individually or in the aggregate, any infringement upon rights of other Persons, in each case except as could not reasonably be expected to (a) adversely affect the value of the Property, (b) impair the use and operation of the Property or (c) impair Borrower’s ability to pay its obligations in a timely manner, and there is no individual patent, patent right, trademark, trademark right, trade name, trade name right, service mark, service mark right or copyright the loss of which would (i) adversely affect the value of the Property, (ii) impair the use and operation of the Property, or (iii) impair Borrower’s ability to pay its obligations in a timely manner (collectively, the “Intellectual Property”).

3.1.45 Intentionally Omitted.

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3.1.46 No Other Indebtedness. Borrower has not borrowed or received debt financing other than the Debt, and there is no other Indebtedness to which Borrower is a party or by which Borrower or the Property or any excess cash flow or any residual interest therein is bound, whether secured or unsecured, in each case, other than Permitted Indebtedness.

3.1.47 Purchase Options. Neither the Property nor any part thereof is subject to any purchase options, rights of first refusal, rights of first offer or other similar rights in favor of any Person.

3.1.48 Intentionally Omitted.

3.1.49 Labor Relations. Borrower is not a party to any collective bargaining agreement, and there is no union or any other organization of employees at the Property, or threats of strikes, work stoppages or any asserted pending demands for collective bargaining by any union or organization of employees. Except as disclosed to Lender in writing, there are no material grievances, disputes, claims of unfair labor practices or controversies regarding the Property nor, to Borrower’s knowledge, are there any threats of strikes, work stoppages or demands for collective bargaining by any union or organization regarding the Property. Borrower shall promptly notify Lender upon the occurrence or threatened occurrence of any of the matters described in the preceding sentence.

3.1.50 M&T Facility. The M&T Facility is in full force and effect and Borrower has delivered to Lender true, complete and correct copies of all documents set forth on Schedule IX, which such Schedule sets forth a true, complete and correct list of all agreements comprising the full loan file of the M&T Facility (collectively, the “M&T Credit Documents”). The M&T Credit Documents have not been modified, amended or supplemented prior to the Closing Date. Neither the borrowers or guarantors under the M&T Facility and the M&T Credit Documents nor, to Borrower’s knowledge, any other party to the M&T Facility and the M&T Credit Documents, is in default under any of the provisions thereof, and to Borrower’s knowledge, there are no conditions which, with the passage of time or the giving of notice, or both, would constitute a default of any of the provisions thereof. All sums currently due and payable under the M&T Facility have been paid in full and no party to the M&T Facility and the M&T Credit Documents has commenced any action or given or received any notice for the purpose of exercising any remedies with respect to the M&T Facility and/or M&T Credit Documents. The making of the Loan and the entering into this Agreement and the other Loan Documents by Borrower and Guarantor do not constitute a default or event of default under the M&T Facility or any of the M&T Credit Documents.

3.1.51 First Horizon Facilities. The First Horizon Facilities are in full force and effect and Borrower has delivered to Lender true, complete and correct copies of all documents set forth on Schedule X, which such Schedule sets forth a true, complete and correct list of all agreements comprising the full loan files of the First Horizon Facilities (collectively, the “First Horizon Loan Documents”). The First Horizon Loan Documents have not been modified, amended or supplemented prior to the Closing Date. Neither the borrower or guarantor under the First Horizon Facilities and the First Horizon Loan Documents nor, to Borrower’s knowledge, any other party to the First Horizon Facilities and the First Horizon Loan Documents, is in default under any of the provisions thereof, and to Borrower’s knowledge, there are no conditions which, with the passage of time or the giving of notice, or both, would constitute a default of any of the provisions thereof. All sums currently due and payable under the First Horizon Facilities have been paid in full and no party to the First Horizon Facilities and the First Horizon Loan Documents has commenced any action or given or received any notice for the purpose of exercising any remedies with respect to the First Horizon Facilities and/or First Horizon Loan Documents. The making of the Loan and the entering into this Agreement and the other Loan Documents by Borrower and Guarantor do not constitute a default or event of default under the First Horizon Facilities or any of the First Horizon Loan Documents.

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3.1.52 Borrower Leased Property. The Borrower Leased Property Leases and the Borrower Leased Property Subleases are in full force and effect and Borrower has delivered to Lender true, complete and correct copies of all documents set forth on Schedules XII and XIII, which such Schedules sets forth a true, complete and correct list of all agreements pursuant to which (x) any Individual Borrower leases, as tenant or lessor, any real property and (y) Borrower subleases, as landlord or lessor, its interest in any Borrower Leased Property. The Borrower Leased Property Leases and the Borrower Leased Property Subleases have not been modified, amended or supplemented prior to the Closing Date. No Borrower Party under the Borrower Leased Property Leases and the Borrower Leased Property Subleases nor, to Borrower’s knowledge, any other party to the Borrower Leased Property Leases and the Borrower Leased Property Subleases, is in default under any of the provisions thereof, and to Borrower’s knowledge, there are no conditions which, with the passage of time or the giving of notice, or both, would constitute a default of any of the provisions thereof. All sums currently due and payable under the Borrower Leased Property Leases and the Borrower Leased Property Subleases have been paid in full and no party to the Borrower Leased Property Leases and the Borrower Leased Property Subleases has commenced any action or given or received any notice for the purpose of exercising any remedies with respect to the Borrower Leased Property Leases and the Borrower Leased Property Subleases. Each Borrower Leased Property Sublease provides for sublessee obligations that are at least substantively equal to the material lessee obligations (including all monetary obligations) under the applicable corresponding Borrower Leased Property Lease.

Section 3.2 Survival of Representations.

The representations and warranties set forth in Section 3.1 are made as of the Closing Date (or as of another date specifically set forth herein) and shall survive for so long as any amount remains payable to Lender under this Agreement or any of the other Loan Documents. All representations, warranties, covenants and agreements made in this Agreement or in the other Loan Documents by Borrower shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on their behalf.

Article IV

BORROWER COVENANTS

Section 4.1 Borrower Affirmative Covenants. From and after the Closing Date until the repayment in full of the Debt, Borrower hereby covenants and agrees with Lender that:

4.1.1 Existence; Compliance with Legal Requirements. Borrower shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence, rights, licenses, permits, trade names, and franchises, and comply in all material respects with all Legal Requirements applicable to it, the Property, provided the Borrower shall comply with AML Laws, Sanctions and Anti-Corruption Laws in all respects. There shall never be committed by Borrower, and Borrower shall never permit any other Person in occupancy of or involved with the operation or use of the Property to commit any act or omission affording any Governmental Authority the right of forfeiture against the Property or any part thereof or any monies paid in performance of the Obligations. Borrower hereby covenants and agrees not to commit, permit or suffer to exist any act or omission affording such right of forfeiture. After prior written notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceeding promptly initiated and conducted in good faith and with due diligence, the validity of any Legal Requirement, the applicability of any Legal Requirement to Borrower or the Property or any alleged violation of any Legal Requirement, provided that (a) no Event of Default has occurred and remains uncured; (b) such proceeding shall be conducted in accordance with all applicable Legal Requirements; (c) none of the Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, cancelled or lost; (d) Borrower shall promptly upon final determination thereof comply with any such Legal Requirement determined to be valid or applicable or cure any violation of any Legal Requirement; (e) such proceeding shall suspend the enforcement of the contested Legal Requirement against Borrower or the Property; and (f) Borrower shall furnish such security as may be reasonably required in the proceeding, or as may be requested by Lender, to insure compliance with such Legal Requirement, together with all interest and penalties payable in connection therewith, each as required under this Agreement. Lender may apply any such security, as necessary to cause compliance with such Legal Requirement at any time when, in the good faith judgment of Lender, the validity, applicability or violation of such Legal Requirement is finally established, the Property (or any part thereof or interest therein) could be in danger of being sold, forfeited, terminated, cancelled or lost or there shall be any danger of the Lien of the Mortgage being primed by any related Lien.

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4.1.2 Property Taxes and Other Charges.

(a) Borrower shall pay all Property Taxes and Other Charges now or hereafter levied or assessed or imposed against the Property or any part thereof as the same become due and payable; provided, however, Borrower’s obligation to directly pay Property Taxes shall be suspended for so long as Borrower complies with the terms and provisions of Section 6.2 hereof. Upon Lender’s request, Borrower shall furnish to Lender receipts for the payment of the Property Taxes and the Other Charges prior to the date the same shall become delinquent; provided, however, that Borrower is not required to furnish such receipts for payment of Property Taxes in the event that such Property Taxes have been paid by Lender pursuant to Section 6.2 hereof. Except for Permitted Encumbrances, Borrower shall not permit or suffer and shall promptly discharge any Lien or charge against the Property. Borrower shall promptly pay for all utility services provided to the Property. After prior notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceeding, conducted in good faith and with due diligence, the amount or validity of any Property Taxes or Other Charges, provided that (i) no Default or Event of Default has occurred and remains uncured; (ii) such proceeding shall be permitted under and be conducted in accordance with all applicable Legal Requirements; (iii) neither the Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, canceled or lost; (iv) Borrower shall promptly upon final determination thereof pay the amount of any such Property Taxes or Other Charges, together with all costs, interest and penalties which may be payable in connection therewith; (v) such proceeding shall suspend the collection of Property Taxes or Other Charges from the Property; and (vi) if required by Lender, Borrower shall deposit with Lender or Borrower shall furnish such security as may be required in the proceeding, or cash, or other security as may be reasonably required by Lender, in an amount equal to one hundred fifteen percent (115%) of the contested amount, to ensure the payment of any such Property Taxes or Other Charges, together with all interest and penalties thereon. Lender may pay over any such cash or other security held by Lender to the claimant entitled thereto at any time when, in the judgment of Lender, the entitlement of such claimant is established.

(b) Borrower, or if Borrower is a Disregarded Entity, the Person treated as owning the assets owned by Borrower for federal income Tax purpose, as applicable, shall timely file (taking into account any effective extensions for filing) all Tax returns, U.S. and non-U.S. , required to be filed by Borrower or such Person. Borrower or such Person shall timely pay, as the same shall become due and payable, all Taxes levied or imposed upon it or its properties, income or assets, except those that are being contested in good faith by appropriate proceedings, diligently conducted and for which adequate reserves have been established on the books of Borrower in accordance with an Acceptable Accounting Method. Borrower shall, throughout the duration of any Obligation, remain a Disregarded Entity.

(c) Borrower shall at all times remain and continue to be a U.S. Person, and if Borrower is a Disregarded Entity, then the ultimate owner of Borrower shall remain a U.S. Person.

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4.1.3 Litigation. Borrower shall give prompt notice to Lender of any litigation or governmental proceedings pending or threatened in writing against the Property or any Borrower Party. Borrower shall give prompt notice to Lender of any litigation or governmental proceedings pending or threatened against Guarantor which would reasonably be expected to materially adversely affect Guarantor’s condition (financial or otherwise) or business (including Guarantor’s ability to perform its Obligations hereunder or under the other Loan Documents).

4.1.4 Access to Property. Borrower shall permit Lender and its representatives, upon twenty-four (24) hours prior notice to enter upon the Property during normal business hours and inspect the Improvements and to examine any applicable plans and specifications, contracts, Governmental Approvals or other documentation relating to the Property or the construction of any Capital Improvements requested by Lender and to perform such testing as Lender reasonably deem desirable at the Property. Borrower shall reasonably cooperate, and use commercially reasonable efforts to cause the contractors to reasonably cooperate with Lender to enable each Person to perform its functions hereunder. Lender or its respective agents, representatives, consultants and employees as part of any inspection may take soil, air, water, building material and other samples from the Property, and shall have the right to undertake testing of such soil, air, water, building material and other samples at Borrower’s cost and expense in the event that, in Lender’s opinion, such testing is necessary, and provided that Lender shall cause any Person performing invasive testing at the Property to maintain (or be covered by) customary and appropriate insurance in light of the testing to be undertaken by such Person.

4.1.5 Further Assurances; Supplemental Mortgage Affidavits. Borrower shall, at Borrower’s sole cost and expense:

(a) furnish to Lender all instruments, documents, boundary surveys, footing or foundation surveys, certificates, plans and specifications, appraisals, title and other insurance reports and agreements, and each and every other document, certificate, agreement and instrument required to be furnished by Borrower pursuant to the terms of the Loan Documents or which are reasonably requested by Lender in connection therewith;

(b) execute and deliver to Lender such documents, instruments, certificates, assignments and other writings, and do such other acts necessary or desirable, to evidence, preserve and/or protect the collateral at any time securing or intended to secure the Obligations of Borrower under the Loan Documents, as Lender may reasonably require;

(c) cure any defects in the execution and delivery by Borrower or a Borrower Related Party of the Loan Documents and execute and deliver to Lender such documents, instruments, certificates, assignments and other writings, and do such other acts necessary or reasonably requested by Lender, to evidence, preserve and/or protect the Property and any other collateral at any time securing or intended to secure the Obligations of Borrower under the Loan Documents, as Lender may reasonably require including, without limitation, the execution and delivery of all such writings necessary to transfer any licenses with respect to the Property into the name of Lender or its designee after the occurrence, and during the continuance, of an Event of Default; and

(d) do and execute all and such further lawful and reasonable acts, conveyances and assurances for the better and more effective carrying out of the intents and purposes of this Agreement and the other Loan Documents, as Lender shall reasonably require from time to time.

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4.1.6 Financial Reporting.

(a) Borrower shall keep and maintain or will cause to be kept and maintained proper and accurate books and records, in accordance with an Acceptable Accounting Method, reflecting the financial affairs of Borrower. Lender shall have the right from time to time during normal business hours upon reasonable prior notice to Borrower to examine such books and records at the office of Borrower or other Person maintaining such books and records and to make such copies or extracts thereof as Lender shall desire. After the occurrence and during the continuance of an Event of Default, Borrower shall pay any reasonable costs and expenses incurred by Lender to examine Borrower’s accounting records with respect to the Property, as Lender shall reasonably determine to be necessary or appropriate in the protection of Lender’s interest. Upon Lender’s reasonable request, Borrower shall furnish to Lender such other information reasonably necessary and sufficient to fairly represent the financial condition of Borrower and the Property.

(b) Subject to clause (e) below, Borrower shall furnish Lender annually, within ninety (90) days following the end of each calendar year, a complete copy of Borrower’s and Guarantor’s consolidated annual financial statements audited by a “Big Four” accounting firm or other independent certified public accountant reasonably acceptable to Lender prepared in accordance with an Acceptable Accounting Method covering the Property, including statements of income and expense and cash flow for Borrower and the Property and a balance sheet for Borrower. Borrower’s annual financial statements shall be accompanied by an Officer’s Certificate executed by a duly authorized financial officer of Borrower stating that such annual financial statement presents fairly the financial condition and the results of operations of Borrower, Guarantor, and the Property in all material respects.

(c) Subject to clause (e) below, Borrower shall furnish Lender quarterly, within forty-five (45) days following the end of each calendar quarter, each of the following items:

(i) a complete copy of Borrower’s and Guarantor’s consolidated quarterly financial statements (including monthly detail) prepared in accordance with an Acceptable Accounting Method, except for the exclusion of straight-line adjustments to revenue for Rent paid under any Leases, covering the Property, including statements of income and expense, a balance sheet, a schedule of accounts payable and a schedule of accounts receivable. Borrower’s and Guarantor’s quarterly financial statements shall be accompanied by an Officer’s Certificate executed by a duly authorized financial officer of Borrower stating that such quarterly financial statement presents fairly the financial condition and the results of operations of Borrower, Guarantor, and the Property in all material respects.

(ii) quarterly and year-to-date comparison of budgeted income and expenses and the actual income and expenses together with a detailed explanation of any variances of ten percent (10%) or more between budgeted and actual amounts for such periods, all in form satisfactory to Lender;

(iii) a quarterly report of any capitalized expenditures incurred for the applicable reporting period; and

(iv) within ten (10) days of Lender’s request, such other information concerning the Property or financial condition of Borrower as Lender shall reasonably request.

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(d) Subject to clause (e) below, Borrower shall furnish Lender on or before the twentieth (20th) day after the end of each calendar month the following items:

(i) a current consolidated balance sheet of Borrower and Guarantor;

(ii) monthly and year-to-date comparison of budgeted income and expenses and the actual income and expenses together with a detailed explanation of any variances of ten percent (10%) or more between budgeted and actual amounts for such periods, all in form satisfactory to Lender; and

(iii) a report on the state and progress of each Capex Project.

(e) Notwithstanding clauses (b), (c) and (d) above, from the Closing Date until the earlier to occur of (x) such time as Lender elects (in its sole and absolute discretion) to require the delivery of the items set forth in clauses (b), (c) and (d) above (such election to be made by Lender sending a written election notice to Borrower at least ten (10) days in advance of the date on which such election shall become effective) or (y) an Event of Default, Borrower shall be deemed to have satisfied the obligations set forth in clauses (b), (c) and (d) above so long as Borrower furnishes to Lender (or cause to be furnished to Lender), on or before the date or dates that Opco Guarantor is required to deliver the same under the M&T Credit Agreement, the financial statements and other reports that Opco Guarantor is required to deliver to the M&T Credit Agreement Administrative Agent under Sections 5.09.2 and 5.09.3 of the M&T Credit Agreement.

(f) For each Fiscal Year, beginning with the Fiscal Year beginning on January 1, 2025, Borrower shall submit to Lender an Annual Business Plan not later than sixty (60) days prior to the commencement of such period or Fiscal Year in form reasonably satisfactory to Lender. Each Annual Business Plan shall be subject to Lender’s approval (each such Annual Business Plan, an “Approved Annual Business Plan”). In the event that Lender objects to a proposed Annual Business Plan submitted by Borrower which requires the approval of Lender hereunder, Lender shall advise Borrower of such objections within fifteen (15) days after receipt thereof (and deliver to Borrower a reasonably detailed description of such objections) and Borrower shall promptly revise such Annual Business Plan and resubmit the same to Lender. Lender shall advise Borrower of any objections to such revised Annual Business Plan within ten (10) days after receipt thereof (and deliver to Borrower a reasonably detailed description of such objections) and Borrower shall promptly revise the same in accordance with the process described in this clause (f) until Lender approves the Annual Business Plan. Until such time that Lender approves a proposed Annual Business Plan that requires the approval of Lender hereunder, the most recently Approved Annual Business Plan shall apply; provided that, such Approved Annual Business Plan shall be adjusted to reflect actual increases in Taxes, Insurance Premiums and Other Charges.

(g) Intentionally Omitted.

(h) Intentionally Omitted.

(i) Borrower shall furnish to Lender, within ten (10) Business Days after request (or as soon thereafter as may be reasonably possible), such further detailed information with respect to the operation of the Property and the financial affairs of Borrower as may be reasonably requested by Lender.

(j) Intentionally Omitted.

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(k) Any reports, statements or other information required to be delivered under this Agreement shall be delivered in electronic form and prepared using Excel®. Borrower agrees that Lender may disclose information regarding the Property and Borrower that is provided to Lender pursuant to this Section 4.1.6 in connection with any Secondary Market Transaction to such parties requesting such information in connection with such Secondary Market Transaction.

(l) If Borrower fails to provide to Lender or its designee any of the financial statements, certificates, reports or information (the “Required Records”) required by this Section 4.1.6 within the applicable time periods set forth in this Section 4.1.6, Lender shall have the option, upon fifteen (15) days’ notice to Borrower, to gain access to Borrower’s books and records and prepare or have prepared at Borrower’s expense, any Required Records not delivered by Borrower. In addition, it shall be an Event of Default if any of the following shall occur: (i) any failure of Borrower to provide to Lender any of the Required Records within the applicable time periods set forth in this Section 4.1.6, if such failure continues for fifteen (15) days after written notice thereof, or (ii) in the event any Required Records shall be materially inaccurate or false, or (iii) in the event of the failure of Borrower to permit Lender or its representatives to inspect said books, records and accounts upon request of Lender as required by this Section 4.1.6.

4.1.7 Title to the Property. Borrower will warrant and defend (a) Borrower’s title to the Property and every part thereof, subject only to Liens expressly permitted hereunder (including Permitted Encumbrances), and (b) the validity and priority of the Lien of the Mortgage and the Assignment of Leases on the Property, subject only to Liens expressly permitted hereunder (including Permitted Encumbrances). Borrower shall reimburse Lender for any losses, costs, damages or actual out-of-pocket expenses (including reasonable attorneys’ fees and court costs) incurred by Lender if an interest in the Property, other than as permitted hereunder, is claimed by another Person.

4.1.8 Estoppel Statements.

(a) After request by Lender, Borrower shall within ten (10) Business Days furnish Lender with a statement, duly acknowledged and certified, stating (i) the unpaid principal amount of the Note, (ii) the Interest Rate of the Note, (iii) the date installments of interest and/or principal were last paid, (iv) any offsets or defenses to the payment of the Debt, if any, and (v) that this Agreement and the other Loan Documents have not been modified or if modified, giving particulars of such modification.

(b) Borrower shall use commercially reasonable efforts to obtain and deliver to Lender, upon request, an estoppel certificate from each Tenant under any Lease; provided that such certificate may be in the form required under such Lease; provided, further, that Borrower shall not be required to request or deliver such certificates more frequently than one time in any twelve (12)-month period (other than (y) during the continuance of an Event of Default or (z) in connection with a Secondary Market Transaction).

(c) Borrower shall use commercially reasonable efforts (but without any monetary obligation to Borrower) to obtain and deliver to Lender, upon request, an estoppel certificate from each counterparty under each Reciprocal Easement Agreement; provided that such certificate may be in the form required under the applicable Reciprocal Easement Agreement; provided, further, that Borrower shall not be required to request or deliver such certificates more frequently than one time in any twelve (12)-month period (other than (y) during the continuance of an Event of Default or (z) in connection with a Secondary Market Transaction).

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(d) Borrower shall use commercially reasonable efforts to obtain and deliver to Lender, upon request, an estoppel certificate from the M&T Credit Agreement Administrative Agent, stating (i) the unpaid principal amount of the M&T Credit Facility, (ii) the interest rate thereunder, (iii) the date installments of interest and/or principal were last paid, (iv) any offsets or defenses to the payment of the M&T Credit Facility, if any, and (v) that the M&T Credit Documents remains in full force and effect, there are no defaults or events of default thereunder, and they have not been modified or if in default or modified, giving particulars of such defaults and/or modification..

(e) Borrower shall use commercially reasonable efforts to obtain and deliver to Lender, upon request, an estoppel certificate from each lender under any mortgage loan secured by real property owned by any Individual Borrower (including, without limitation, the First Horizon Facilities), stating (i) the unpaid principal amount of the applicable Indebtedness, (ii) the interest rate thereunder, (iii) the date installments of interest and/or principal were last paid, (iv) any offsets or defenses to the payment of the applicable Indebtedness, if any, and (v) that the applicable documentation of such Indebtedness remains in full force and effect, there are no defaults or events of default thereunder, and such documents have not been modified or if in default or modified, giving particulars of such defaults and/or modification.

4.1.9 Leases.

(a) Generally. Borrower shall not enter into, amend, modify, terminate or grant a waiver of any provision or right of Borrower under, or enter into or permit or suffer any assignment or sublease of, any Lease for any portion of the Property, without Lender’s prior written consent.

(b) Covenants. Borrower (i) shall observe and perform the obligations imposed upon the lessor under the Leases in a commercially reasonable manner; (ii) shall enforce the terms, covenants and conditions contained in the Leases upon the part of the Tenants thereunder to be observed or performed in a commercially reasonable manner; provided, however, Borrower shall not terminate or accept a surrender of a Lease without Lender’s prior approval; (iii) shall not collect any of the Rents more than one month in advance (other than security deposits); and (iv) shall not execute any assignment of lessor’s interest in the Leases or the Rents (except as contemplated by the Loan Documents). Upon request, Borrower shall furnish Lender with executed copies of all Leases. Borrower shall promptly send copies to Lender of all written notices of material default which Borrower shall send or receive under the Leases.

(c) Security Deposits. All security deposits of Tenants, whether held in cash or any other form, shall be held in compliance with all Legal Requirements, shall not be commingled with any other funds of Borrower, and shall not be utilized or applied by any Borrower Party except pursuant to the terms of the applicable Lease in connection with a Lease default. Borrower shall, upon Lender’s request, if permitted by applicable Legal Requirements and the M&T Credit Documents (as may be amended in accordance with the terms of this Agreement), cause all such security deposits (and any interest theretofore earned thereon) to be transferred into a Lender controlled account, which shall be held subject to the terms of the Leases. Any bond or other instrument which Borrower is permitted to hold in lieu of cash security deposits under any applicable Legal Requirements (i) shall be maintained in full force and effect in the full amount of such deposits unless replaced by cash deposits as herein above described, (ii) shall be issued by an institution reasonably satisfactory to Lender, (iii) shall, if permitted pursuant to any Legal Requirements, name Lender as payee or mortgagee thereunder (or at Lender’s option, be fully assignable to Lender), and (iv) shall in all respects comply with any applicable Legal Requirements and otherwise be satisfactory to Lender. Borrower shall, upon request, provide Lender with evidence satisfactory to Lender of Borrower’s compliance with the foregoing.

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(d) Proceeding. Borrower shall appear in and defend any action or proceeding arising under, occurring out of, or in any manner connected with, the Leases or the obligations, duties, or liabilities of Borrower, any Tenant or any Lease guarantor. Borrower shall pay all costs and expenses of Lender, including reasonable attorneys’ fees, in any action or proceeding in which Lender may appear.

4.1.10 Alterations. Lender’s prior approval shall be required in connection with any alterations to any Improvements (including any alterations set forth on any Approved Business Plan, but excluding those for each CapEx Project performed in accordance with the terms of this Agreement), (a) that may have a Material Adverse Effect, (b) the cost of which (including any related alteration, improvement or replacement taken together in the aggregate) is reasonably anticipated to exceed the Alteration Threshold, or (c) that are structural in nature, which approval may be granted or withheld in Lender’s sole discretion. If the total unpaid amounts incurred and to be incurred with respect to such alterations to the Improvements shall at any time exceed the Alteration Threshold, Borrower shall promptly deliver to Lender as security for the payment of such amounts a completion guaranty from Guarantor, reasonably acceptable to Lender. Upon completion of any alteration permitted hereunder, the Property shall continue to comply with all requirements relating to parking pursuant to all Legal Requirements, any applicable Reciprocal Easement Agreement and any other agreements to which the Property is subject.

4.1.11 Intentionally Omitted.

4.1.12 Material Agreements. Borrower shall (a) promptly perform and/or observe all of the covenants and agreements required to be performed and observed by it under each Material Agreement to which it is a party, and do all things necessary to preserve and to keep unimpaired its rights thereunder, in each case, in all material respects, (b) promptly notify Lender in writing of the delivery of any written notice of any default by any party under any Material Agreement of which it is aware, and (c) promptly enforce the performance and observance of all of the covenants and agreements required to be performed and/or observed by the other party under each Material Agreement to which it is a party in a commercially reasonable manner, in each case, in all material respects.

4.1.13 Performance by Borrower. Borrower shall in a timely manner observe, perform and fulfill each and every covenant, term and provision of each Loan Document executed and delivered by Borrower, and shall not enter into or otherwise suffer or permit any amendment, waiver, supplement, termination or other modification of any Loan Document executed and delivered by Borrower without the prior consent of Lender.

4.1.14 Costs of Enforcement/Remedying Defaults. In the event (a) that the Mortgage is foreclosed in whole or in part or that the Mortgage is put into the hands of an attorney for collection, suit, action or foreclosure, (b) of the foreclosure of any mortgage (or pledge) encumbering the Property (or any direct or indirect ownership interests in Borrower) prior to or subsequent to the Mortgage in which proceeding Lender is made a party, or (c) of the bankruptcy, insolvency, rehabilitation or other similar proceeding in respect of Borrower or Guarantor or an assignment by Borrower or Guarantor for the benefit of its creditors, Borrower, its successors or assigns, shall be chargeable with and agrees to pay all costs of collection and defense, including reasonable attorneys’ fees and costs, incurred by Lender in connection therewith and in connection with any appellate proceeding or post-judgment action involved therein, together with all required service or use Taxes.

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4.1.15 Anti-Corruption; Anti-Money Laundering.

(a) In the event Borrower receives any notice that Borrower, Guarantor or their officers, directors, employees, affiliates, brokers or other agents acting or benefiting in any capacity in connection with the Loan, or any Person that has a direct or indirect interest in the Property, become a Restricted Person or is indicted, arraigned, or custodially detained on charges involving money laundering or predicate crimes to money laundering, Borrower shall immediately notify Lender. At Lender’s option, it shall be an Event of Default hereunder if Borrower, Guarantor or any Person having a direct or indirect interest in the Property becomes a Restricted Person or is indicted, arraigned or custodially detained on charges involving money laundering or predicate crimes to money laundering.

(b) Lender may from time to time request, and Borrower shall provide to Lender, Borrower’s name, address, tax identification number and/or such other identification information as shall be necessary for Lender to comply with AML Laws and Sanctions.

(c) The funds utilized in the transaction by Borrower, Guarantor or their officers, directors, employees, affiliates, brokers or other agents acting or benefiting in any capacity in connection with the Loan will not be directly or indirectly derived from activities that may contravene federal, state and international regulations, including but not limited to AML Laws, Sanctions, and Anti-Corruption Laws.

(d) Borrower, Guarantor or their officers, directors, employees, affiliates, brokers or other agents acting or benefiting in any capacity in connection with the Loan shall notify Lender regarding any and all possible violations of AML Laws, Sanctions and Anti-Corruption Laws or suspicious activity in connection therewith, and provide as promptly as possible to Lender, to the extent not subject to privilege with any applicable legal counsel, all notes, memoranda and reports regarding the investigation of such violations or activity.

4.1.16 Intentionally Omitted.

4.1.17 Maintenance of Property. Borrower shall cause the Property to be maintained in good and safe working order and repair, reasonable wear and tear excepted, and in keeping with the condition and repair of properties of a similar use, value, age, nature and construction, and shall complete and pay for any Improvements at any time in the process of construction, renovation or repair. Borrower shall not use, maintain or operate the Property in any manner that constitutes a public or private nuisance or that makes void, voidable, or cancelable, or increases the premium of, any insurance then in force with respect thereto. Borrower shall not make any change in the use of the Property that would materially increase the risk of fire or other hazard arising out of the operation of the Property, or do or permit to be done thereon anything that may in any way impair the value of the Property in any material respect or the Lien of the Mortgage. Except as may be permitted under the Permitted Encumbrances, Borrower shall not, without the prior written consent of Lender, permit any drilling or exploration for or extraction, removal, or production of any minerals from the surface or the subsurface of the Property, regardless of the depth thereof or the method of mining or extraction thereof.

4.1.18 Management.

(a) Borrower shall not enter into any management agreement, leasing agreement or other similar agreement without the prior written consent of Lender. Borrower shall manage the Property in the best interests of the Property using sound business judgment.

(b) Lender shall have the right to require Borrower to enter into a property management agreement in form and substance acceptable to Lender with a property manager acceptable to Lender, at Borrower’s sole cost and expense at any time following the occurrence and during the continuance of an Event of Default.

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4.1.19 Reciprocal Easement Agreements. Borrower shall (i) promptly and faithfully observe, perform and comply in all material respects with all the material terms, covenants and provisions of each Reciprocal Easement Agreement on its part to be observed, performed and complied with, at the times set forth therein, and to do all things necessary to preserve unimpaired its rights thereunder; (ii) not do, permit, suffer or refrain from doing anything, as a result of which could be a default under any of the terms thereof beyond the giving of any required notice and the expiration of any applicable cure period; (iii) not cancel, surrender, modify, amend or in any way alter or permit the alteration of any of the material terms thereof and not to release any party thereto other than Borrower from any material obligation imposed upon it thereby; and (iv) give Lender prompt written notice of any material default by anyone thereunder and promptly deliver to Lender copies of each notice of default and, after the occurrence and during the continuance of an Event of Default, copies of all other notices, communications, plans, specifications and other similar instruments received or delivered by Borrower in connection therewith. Notwithstanding anything to the contrary contained in this Section 4.1.19, provided an Event of Default shall not have occurred and be continuing, Borrower shall have the right to make amendments to each Reciprocal Easement Agreement with the consent of Lender, such consent not to be unreasonably withheld or delayed.

4.1.20 O&M Plan. Borrower covenants and agrees to implement and follow the terms and conditions of any O&M Program for the Property during the term of the Loan, including any extension or renewal thereof. Lender’s requirement that Borrower comply with each O&M Program shall not be deemed to constitute a waiver or modification of any of Borrower’s covenants and agreements with respect to environmental laws, hazardous substances and asbestos.

4.1.21 Costs. Subject to the contest rights permitted hereunder and solely to the extent the same are pursued in accordance with this Agreement, Borrower shall pay or cause to be paid when due all Operating Expenses, Debt Service and other costs and expenses required under this Agreement and all other contracts to which Borrower is a party for the construction and ownership of the Improvements in accordance with the provisions of this Agreement, including, without limitation, any repair and restoration of the Improvements.

4.1.22 Notice of Default. Borrower shall promptly advise Lender of any material adverse change in Borrower’s condition, financial or otherwise, or of the occurrence of any monetary Default, material non-monetary Default or Event of Default of which Borrower has knowledge.

4.1.23 Cooperate in Legal Proceedings. Borrower shall cooperate fully with Lender with respect to any proceedings before any court, board or other Governmental Authority or tribunal (including any arbitration or mediation) which may in any way affect the rights of Lender hereunder or any rights obtained by Lender under any of the other Loan Documents and, in connection therewith, permit Lender, at its election and expense, to participate in any such proceedings; provided, however, that if any such proceeding is reasonably likely to adversely affect Lender, such participation shall be at Borrower’s expense.

4.1.24 Intentionally Omitted.

4.1.25 Award and Insurance Benefits. Borrower shall reasonably cooperate with Lender in obtaining for Lender the benefits of any Net Proceeds lawfully or equitably payable in connection with the Property, and Lender shall be reimbursed for any reasonable expenses incurred in connection therewith (including reasonable attorneys’ fees and disbursements, and the payment by Borrower of the expense of an Appraisal on behalf of Lender in case of Casualty and/or Condemnation affecting the Property or any part thereof) out of such Net Proceeds.

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4.1.26 Organizational Identification Number. Borrower shall promptly notify Lender of any change in its organizational identification number. If Borrower does not now have an organizational identification number and later obtains one, Borrower promptly shall notify Lender of such organizational identification number.

4.1.27 Business and Operations. Borrower will continue to engage in the ownership, maintenance, construction, development, renovation, leasing, repair, improvement, management, and operation of the Property and the personal property related thereto, and not make any material change in the scope or nature of its business objectives, purposes or operations, or undertake or participate in activities other than the continuance of its present business. Borrower will qualify to do business and will remain in good standing under the laws of the jurisdiction as and to the extent the same are required for the ownership, maintenance, construction, development, renovation, leasing, repair, improvement, management, and operation of the Property. Borrower shall at all times during the term of the Loan continue to own all Fixtures and Personal Property which are necessary to operate the Property in the manner required hereunder and in the manner in which it is currently operated.

4.1.28 Intentionally Omitted.

4.1.29 Intentionally Omitted.

4.1.30 Licenses; Intellectual Property; Website. Borrower shall comply with the following covenants:

(a) Licenses. Borrower shall keep and maintain all Licenses for the legal use, occupancy and operation of the Property for its then current use, and shall not transfer any Licenses.

(b) Intellectual Property. Borrower shall keep and maintain all Intellectual Property relating to the use or operation of the Property and all Intellectual Property shall be held by and (if applicable) registered in the name of Borrower. Borrower shall not transfer or let lapse any material Intellectual Property without Lender’s prior consent.

4.1.31 Business Maintenance. Borrower shall maintain operational requirements for the Property such that the Property are maintained in accordance with the standards consistent with commercially reasonable customs and practices in the area where the Property are located (subject to normal wear and tear), and with the commercially reasonable customs and practice found in the development and management of first class facilities similar to the Property.

4.1.32 Easements and Restrictions; Zoning. Borrower shall submit to Lender for Lender’s approval prior to the execution thereof by Borrower all proposed Easements, restrictions, covenants, permits, licenses, and other instruments which would affect the title to the Property or use of the Property for its intended purposes, accompanied by a Survey showing the exact proposed location thereof and such other information as Lender shall require. Borrower shall not subject the Property or any part thereof to any Easement, restriction or covenant (including any restriction or exclusive use provision in any lease or other occupancy agreement) which is not a Permitted Encumbrance without the prior approval of Lender. With respect to any and all existing Easements, restrictions, covenants or operating agreements which benefit or burden the Property, any Easement, restriction or covenant to which the Property may hereafter be subjected in accordance with the provisions hereof and any zoning or land use classification of the Property approved by Lender, Borrower shall: (a) observe and perform in all material respects the obligations imposed upon Borrower or the Property; (b) not alter, modify or change the same without the prior written approval of Lender, which approval shall not be unreasonably withheld in the case of any non-material alteration, modification or change thereto; (c) enforce its rights thereunder in a commercially reasonable manner so as to preserve for the benefit of the Property the full benefits of the same; and (d) deliver to Lender a copy of any notice of default or other notice or correspondence received or delivered by Borrower in respect of the same promptly after Borrower’s receipt or within a reasonable period of time before delivery of such notice or correspondence.

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4.1.33 Laborers, Subcontractors and Materialmen. Borrower shall notify Lender promptly, and in writing, if Borrower receives any default notice, notice of Lien or demand for past due payment, from any contractor, laborer, subcontractor or materialmen.

4.1.34 Ownership of Personalty. Borrower shall furnish to Lender, if Lender so requests, photocopies of the fully executed contracts, bills of sale, receipted vouchers and agreements, or any of them, under which Borrower claims title to the materials, articles, fixtures and other personal property used or to be used in the construction or operation of the Improvements.

4.1.35 Purchase of Material Under Conditional Sale Contract. Borrower shall not permit any materials, equipment, fixtures or any other part of the Improvements to be purchased or installed under any security agreement or other arrangements wherein the seller reserves or purports to reserve the right to remove or to repossess any such items or to consider them personal property after their incorporation in the Property, unless previously authorized by Lender in writing.

4.1.36 Intentionally Omitted.

4.1.37 Special Purpose Bankruptcy Remote Entity. Each Individual Borrower shall at all times continue to be a Special Purpose Bankruptcy Remote Entity, in accordance with the terms of this Agreement.

4.1.38 Intentionally Omitted.

4.1.39 Intentionally Omitted.

4.1.40 Intentionally Omitted.

4.1.41 CapEx Projects.

(a) The CapEx Project Budget and the CapEx Project Scope of Work and any amendments, modifications or supplements to any of the foregoing shall be subject to the prior written approval of Lender. Each CapEx Project Budget in effect as of the Closing Date is attached hereto as Schedule II, each CapEx Project Scope of Work in effect as of the Closing Date is attached hereto as Schedule I.

(b) Borrower shall diligently pursue construction of each CapEx Project and CapEx Project Completion thereof, all in accordance in all material respects with the applicable CapEx Project Scope of Work, the applicable CapEx Project Budget, any applicable Lease, and in compliance in all material respects with all applicable Legal Requirements, all applicable Governmental Approvals, and in compliance with the terms and conditions of the Loan Documents, and free and clear of all Liens, encumbrances and security instruments (other than the Permitted Encumbrances).

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(c) Borrower shall cause the lien-free completion of each CapEx Project to be prosecuted in a good and workmanlike manner in accordance in all material respects with the applicable CapEx Project Budget and CapEx Project Scope of Work, and in compliance in all material respects with all Legal Requirements (including landmarks and zoning laws and all applicable administrative ordinance and code requirements).

(d) Borrower shall promptly pay all sums and perform such duties as may be necessary to complete each CapEx Project in accordance in all material respects with the CapEx Project Scope of Work and in compliance in all material respects with all applicable Legal Requirements and all applicable Governmental Approvals, and in accordance with all terms and conditions of the Loan Documents free from any Liens, claims or assessments (actual or contingent) asserted against the Property for any material, labor or other items furnished in connection therewith.

(e) Borrower shall promptly correct (or cause the responsible contractor to correct) all material defects in the CapEx Project or any material departure from the CapEx Project Scope of Work not previously approved by Lender to the extent required hereunder.

(f) Within fifteen (15) days after each calendar month until each CapEx Project Completion, Borrower shall deliver to Lender copies of any material change orders entered into during such calendar month. Additionally, Borrower shall deliver to Lender such other information as Lender may request and other information necessary and sufficient to represent the amount paid for by Borrower in connection with the CapEx Project, all in form reasonably satisfactory to Lender, which information shall include in all events, but without limitation, to the extent requested by Lender, copies of any and all lien waivers from all contractors that have performed work on the CapEx Project during the applicable calendar month.

4.1.42 M&T Facility. Borrower shall and shall cause its Affiliates that are a party to the M&T Facility to (i) not amend, restate or otherwise modify the terms of the M&T Credit Documents if such alteration would reasonably be expected to result in a Material Adverse Effect; and (ii) give Lender prompt written notice of any default by anyone under the M&T Credit Documents thereunder and promptly deliver to Lender copies of each notice of default and, copies of all other notices received or delivered by in connection with the M&T Facility.

4.1.43 First Horizon Facilities and Future Mortgage Indebtedness. Borrower shall and shall cause its Affiliates that are a party to the First Horizon Facilities and any other future mortgage loan secured only by a Released Property (including, for the avoidance of doubt, fixtures, leases and rents and other assets customarily mortgaged or pledged to a real estate lender related to such Released Property) in connection with a Permitted Release to (i) not amend, restate or otherwise modify any of the material terms of the First Horizon Loan Documents (or such other future mortgage loan and each related mortgage loan document); and (ii) give Lender prompt written notice of any default by anyone under the First Horizon Loan Documents (or such other future mortgage loan and each related mortgage loan document) thereunder and promptly deliver to Lender copies of each notice of default and, copies of all other notices received or delivered by in connection with the First Horizon Facilities (or such other future mortgage loan and each related mortgage loan document).

4.1.44 Borrower Leased Property. Borrower shall and shall cause its Affiliates that are a party to the Borrower Leased Property Subleases to (i) promptly and faithfully observe, perform and comply with all the material terms, covenants and provisions of the Borrower Leased Property Leases and Borrower Leased Property Subleases on its part to be observed, performed and complied with, at the times set forth therein; (ii) not do, permit, suffer or refrain from doing anything, as a result of which could be a default or an event of default under any of the terms of the Borrower Leased Property Leases and Borrower Leased Property Subleases beyond the giving of any required notice and the expiration of any applicable cure period; (iii) not amend, restate or otherwise modify any of the terms of the Borrower Leased Property Leases, provided that Borrower shall have the right, upon providing written notice to Lender, to terminate the Borrower Leased Property Leases in accordance with their terms; (iv) give Lender prompt written notice of any default by anyone under the Borrower Leased Property Leases thereunder and promptly deliver to Lender copies of each notice of default and, copies of all other notices received or delivered by in connection with the Borrower Leased Property Leases; (v) enforce the terms, covenants and conditions contained in the Borrower Leased Property Subleases upon the part of the sublessees thereunder to be observed or performed in a commercially reasonable manner; provided, however, Borrower shall not terminate or accept a surrender of a Borrower Leased Property Subleases without Lender’s prior approval; (vi) not collect any of the rents payable under the Borrower Leased Property Subleases more than one month in advance (other than security deposits); and (vii) not execute any assignment of lessor’s interest in the Borrower Leased Property Subleases or the rents thereunder. At all times each Borrower Leased Property Sublease shall provide for sublessee obligations that are at least substantively equal to the material lessee obligations (including all monetary obligations) under the applicable corresponding Borrower Leased Property Lease.

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Section 4.2 Borrower Negative Covenants. From and after the Closing Date until the repayment of the Debt in full, Borrower hereby covenants and agrees with Lender that:

4.2.1 Due on Sale and Encumbrance; Transfers of Interests.

(a) Except as provided in Article VIII hereof, without the prior written consent of Lender, neither Borrower nor any other Person having a direct or indirect ownership or beneficial interest in Borrower shall sell, convey, mortgage, grant, bargain, encumber, pledge, assign or transfer any interest, direct or indirect, in Borrower, the Property or any part thereof, whether voluntarily or involuntarily, in violation of the covenants and conditions set forth in the Mortgage and this Agreement (collectively, a “Transfer”).

(b) A Transfer shall include, but not be limited to, (i) an installment sales agreement wherein Borrower agrees to sell the Property or any part thereof for a price to be paid in installments; (ii) an agreement by Borrower leasing all or substantially all of the Property for other than actual occupancy by a Tenant thereunder or a sale, assignment or other Transfer of, or the grant of a security interest in, Borrower’s right, title and interest in and to any Leases or any Rents; (iii) if a Person owning a direct or indirect interest in Borrower is a corporation, any merger, consolidation or Sale or Pledge of such corporation’s stock or the creation or issuance of new stock in one or a series of transactions; (iv) if a Person owning a direct or indirect interest in Borrower is a limited or general partnership or joint venture, any merger or consolidation or the change, removal, resignation or addition of a general partner or the Sale or Pledge of the partnership interest of any general or limited partner or any profits or proceeds relating to such partnership interests or the creation or issuance of new limited partnership interests; (v) if a Person owning a direct or indirect interest in Borrower is a limited liability company, any merger or consolidation or the change, removal, resignation or addition of a managing member or non-member manager (or if no managing member, any member) or the Sale or Pledge of the membership interest of any member or any profits or proceeds relating to such membership interest or the creation or issuance of new membership interests, or Borrower dividing into two (2) or more separate entities and allocating any of Borrower’s assets, liabilities, rights and/or obligations between or among such entities; (vi) if a Person owning a direct or indirect interest in Borrower is a trust or nominee trust, any merger, consolidation or the Sale or Pledge of the legal or beneficial interest in a Person owning a direct or indirect interest in Borrower or the creation or issuance of new legal or beneficial interests; (vii) a Change in Control; (viii) entering into any PACE Loan; (ix) any action for partition of the Property (or any portion thereof or interest therein) or any similar action instituted or prosecuted by Borrower or by any other Person, pursuant to any contractual agreement or other instrument or under applicable Legal Requirements (including, without limitation, common law); and (x) with respect to any limited liability company or limited partnership, the division of any assets and liabilities of such entity amongst one or more new or existing entities.

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4.2.2 Liens. Borrower shall not create, incur, assume or suffer to exist any Lien on any portion of the Property except for Permitted Encumbrances; provided, however, after prior notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any mechanic’s or materialmen’s Liens; provided that (a) no Default or Event of Default has occurred and remains uncured; (b) such proceeding shall be permitted under, and be conducted in accordance with, the provisions of any other instrument to which Borrower is subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all applicable Legal Requirements; (c) neither the Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, cancelled or lost; (d) Borrower shall promptly upon final determination thereof pay the amount of any claim resulting in such Lien, together with all costs, interest and penalties which may be payable in connection therewith; (e) such proceeding shall suspend the collection of any claims resulting in such contested Lien; and (f) Borrower shall furnish such security as may be required in the proceeding, or as may be reasonably requested by Lender, to insure the payment of any claim resulting in such contested Lien, together with all interest and penalties thereon.

4.2.3 Dissolution. Borrower shall not (a) engage in any division, dissolution, liquidation or consolidation or merger with or into any or nor more other business entities, (b) engage in any business activity not related to the ownership, maintenance, construction, development, renovation, leasing, repair, improvement, management, or operation of the Property, (c) Transfer, lease or sell, in one transaction or any combination of transactions, all or substantially all of the property or assets of Borrower except to the extent expressly permitted by the Loan Documents, or (d) cause, permit or suffer Borrower to (i) dissolve, divide, wind up or liquidate or take any action, or omit to take an action, as a result of which such Person would be dissolved, divided, wound up or liquidated in whole or in part, or (ii) amend, modify, waive or terminate the certificate of incorporation or bylaws of such Person, in each case without obtaining the prior consent of Lender, not to be unreasonably withheld, conditioned or delayed.

4.2.4 Change in Business; Acquisition or Leasing of Additional Property. Borrower shall not enter into any line of business other than the ownership, maintenance, construction, development, renovation, leasing, repair, improvement, management, or operation of the Property. Borrower shall not (x) purchase or in any other way acquire any ownership interest in any real property not currently owned by Borrower as of the Closing Date and (y) lease, rent, license or in any other way acquire any leasehold or other interest in any real property not currently held by Borrower as of the Closing Date, in each case, without first obtaining the prior written consent of Lender.

4.2.5 Debt Cancellation. Borrower shall not cancel or otherwise forgive or release any material claim or debt (other than termination of Leases in accordance herewith) owed to Borrower by any Person, except for adequate consideration and in the ordinary course of Borrower’s business.

4.2.6 Indebtedness. Borrower shall not create, incur or assume any Indebtedness other than (a) the Debt, (b) unsecured trade payables incurred in the ordinary course of business relating to the ownership, maintenance, construction, development, renovation, leasing, repair, improvement, management, or operation of the Property, which in the case of such unsecured trade payables (i) are not evidenced by a note, (ii) do not evidence underlying obligations that exceed, at any one time, a maximum aggregate amount of one percent (1.0%) of the Loan Amount and (iii) are paid within forty-five (45) days of the date incurred and (c) the Specified Indebtedness (collectively, “Permitted Indebtedness”).

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4.2.7 Zoning. Borrower shall not initiate or consent to any zoning reclassification of any portion of the Property or seek any variance under any existing zoning ordinance or use or permit the use of any portion of the Property in any manner that could result in such use becoming a non-conforming use under any zoning ordinance or any other applicable land use law, rule or regulation, without the prior consent of Lender.

4.2.8 No Joint Assessment. Borrower shall not suffer, permit or initiate the joint assessment of the Property (i) with any other real property constituting a tax lot separate from the Property, and (ii) with any portion of the Property which may be deemed to constitute personal property, or any other procedure whereby the Lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to the Property.

4.2.9 Principal Place of Business. Borrower shall not (i) change its principal place of business or the place where Borrower keeps its books and records (which location is set forth in the introductory paragraph of this Agreement), including recorded data of any kind or nature, regardless of the medium or recording, including software, writings, plans, specifications and schematics, in each instance, (A) without first giving Lender thirty (30) days’ prior notice and (B) taking all action required by Lender for the purpose of perfecting or protecting the Lien and security interest of Lender created pursuant to this Agreement and the other Loan Documents, or (ii) change its name, organizational structure, type of entity, or jurisdiction of organization or incorporation without (A) obtaining the prior written consent of Lender, not to be unreasonably withheld, conditioned or delayed, and (B) taking all action reasonably required by Lender for the purpose of perfecting or protecting the Lien and security interest of Lender created pursuant to this Agreement and the other Loan Documents. At the request of Lender, Borrower shall execute a certificate in form reasonably satisfactory to Lender listing the trade names under which Borrower intends to operate the Property, and representing and warranting that Borrower does business under no other trade name with respect to the Property.

4.2.10 ERISA.

(a) Borrower shall not engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Lender of any of its rights under the Note, this Agreement or the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).

(b) Borrower shall deliver to Lender such certifications or other evidence from time to time throughout the term of the Loan, as requested by Lender in its sole discretion, that (A) Borrower is not an “employee benefit plan” as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, or a “governmental plan” within the meaning of Section 3(32) of ERISA; (B) Borrower is not subject to any state statute regulating investments of, or fiduciary obligations with respect to, governmental plans; and (C) one or more of the following circumstances is true:

(i) Equity interests in Borrower are publicly offered securities, within the meaning of 29 C.F.R. §2510.3-101(b)(2);

(ii) Less than twenty-five percent (25%) of each outstanding class of equity interests in Borrower is held by “benefit plan investors” within the meaning of 29 C.F.R. §2510.3-101(f)(2) as modified by Section 3(42) of ERISA;

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(iii) Borrower qualifies as an “operating company” or a “real estate operating company” within the meaning of 29 C.F.R. §2510.3-101(c) or (e); or

(iv) The assets of Borrower are not otherwise “plan assets” of one or more “employee benefit plans” (as defined in Section 3(3) of ERISA) subject to Title I of ERISA, within the meaning of 29 C.F.R. §2510.3-101.

4.2.11 No Distributions. Upon the occurrence and during the continuance of an Event of Default, Borrower shall not make any distributions or other disbursements to its direct or indirect owners or to any Affiliate.

4.2.12 Annual Business Plan. Except to the extent otherwise expressly permitted hereunder, Borrower shall not amend, modify or supplement any Approved Annual Business Plan without the prior written consent of Lender.

4.2.13 Material Agreement. Except to the extent otherwise expressly permitted hereunder, Borrower shall not enter into, amend, modify, supplement or terminate any Material Agreement without the prior written approval of Lender, such approval not to be unreasonably withheld, conditioned, or delayed (except that such approval shall be in Lender’s sole discretion if the counterparty under such agreement is a Borrower Related Party).

4.2.14 Affiliate Transactions. Borrower shall not enter into, or be a party to, any transaction with an Affiliate of any Borrower Related Party, unless Lender shall have consented to the same in writing. For the avoidance of doubt, Lender hereby consents to the Leases.

4.2.15 Intentionally Omitted.

4.2.16 Prohibition Against Termination or Modification of Management Agreement or Leasing Agreement. At any time Borrower has entered into a management in accordance with the terms of this Agreement, Borrower shall not surrender, terminate, cancel, modify, renew or extend such management agreement, (ii) consent to the assignment by the manager of its interest under such management agreement, or (iii) waive or release any of its rights and remedies under such management agreement, in each case without the express consent of Lender, which consent shall not be unreasonably withheld, conditioned or delayed.

4.2.17 Prohibition Against Termination or Modification of Leases. Borrower shall not surrender, terminate, cancel, modify, renew or extend any Lease without the express prior written consent of Lender.

4.2.18 Prohibition Against Termination or Modification of Borrower Leased Property Subleases. Borrower shall not surrender, terminate, cancel, modify, renew or extend any Borrower Leased Property Sublease, except for in connection with a termination of the applicable Borrower Leased Property Lease, without the express prior written consent of Lender.

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Article V
INSURANCE, CASUALTY AND CONDEMNATION

Section 5.1 Insurance.

5.1.1 Insurance Policies. (a) Borrower shall obtain and maintain, or cause to be maintained, insurance for each Individual Borrower and each Individual Property providing at least the following coverages:

(i) comprehensive all risk “special form” insurance including, but not limited to, loss caused by any type of windstorm or hail (including named storms) on the Improvements and the personal property at the Property, in each case (A) in an amount equal to one hundred percent (100%) of the “Full Replacement Cost,” which for purposes of this Agreement shall mean actual replacement value (exclusive of costs of excavations, foundations, underground utilities and footings) with a waiver of depreciation; and (B) providing for no deductible in excess of Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00) for all such insurance coverage, except for windstorm and earthquake, which shall provide for no deductible in excess of five percent (5%) of the total insurable value of the Property; In addition, Borrower shall obtain: (x) whether or not any portion of the Improvements is currently or at any time in the future located in a federally designated “special flood hazard area,” flood hazard insurance in an amount no less than Five Million and No/100 Dollars ($5,000,000.00), with a deductible not to exceed Five Hundred Thousand and No/100 Dollars ($500,000.00); (y) wind, hail and named windstorm (including storm surge) insurance in amounts and in form and substance and with limits and deductibles satisfactory to Lender; and (z) earthquake insurance in amounts and in form and substance and with limits and deductibles satisfactory to Lender; provided that the insurance pursuant to clauses (y) and (z) hereof shall be on terms consistent with the comprehensive all risk insurance policy required under this clause (i);

(ii) commercial general liability insurance or Auto Coverage Form against claims for personal injury, bodily injury, death or property damage occurring upon, in or about the Property, such insurance (A) to be on the “occurrence” form with a limit, excluding umbrella coverage, of not less than One Million and No/100 Dollars ($1,000,000.00) and an aggregate limit of not less than One Million and No/100 Dollars ($1,000,000.00); (B) to continue at not less than the aforesaid limit until required to be changed by Lender by reason of changed economic conditions making such protection inadequate; and (C) to cover at least the following hazards: (1) premises and operations; (2) products and completed operations on an “if any” basis; (3) work that someone performed on your behalf (4) contractual liability for insured contracts;

(iii) business income interruption/rental loss insurance (A) with loss payable to Lender; (B) covering all risks required to be covered by the insurance provided for in clauses (i), (vi) and (xi) of this Section 5.1.1 for a period commencing at the time of loss for such length of time as it takes to repair or replace with the exercise of due diligence and dispatch, it being agreed that business income coverage is required to reimburse for lost net profit, continuing expenses and continuing payroll expenses of up to ninety (90) days; (C) containing an extended period of indemnity endorsement which provides that after the physical loss to the Improvements and Personal Property has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of twelve (12) months from the date that the Property is repaired or replaced and operations are resumed, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period; and (D) in an amount equal to one hundred percent (100%) of the projected gross income from the Property for a period from the time of direct physical loss or damage insured against by this Policy to the time when, with the exercise of due diligence and dispatch, either: a. normal operations resume, or b. physically damaged buildings and equipment could be repaired or replaced and made ready for operations under the same or equivalent physical and operating conditions that existed prior to such loss or damage, whichever is less. Such period of time shall not be cut short by the expiration or earlier termination date of the Policy. The amount of such business income insurance shall be determined prior to the Closing Date and at least once each year thereafter based on Borrower’s reasonable estimate of the gross income from the Property for the succeeding twelve (12)-month period. All proceeds payable to Lender pursuant to this clause (iii) shall be held by Lender and shall be applied to the obligations secured by the Loan Documents from time to time due and payable hereunder and under the Note; provided, however, that nothing herein contained shall be deemed to relieve Borrower of its obligations to pay the obligations secured by the Loan Documents on the respective dates of payment provided for in the Note and the other Loan Documents except to the extent such amounts are actually paid out of the proceeds of such business income insurance;

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(iv) at all times during which construction, renovations, repairs or alterations are being made with respect to the Improvements, and only if the Property and Liability coverage forms do not otherwise apply, (A) general and excess/umbrella liability insurance covering claims not covered by or under the terms or provisions of the commercial general and excess/umbrella liability insurance policies mentioned in clauses (ii) and (vii) of this Section 5.1.1; and (B) the insurance provided for in clauses (i), (iii), (vi), and (xi) of this Section 5.1.1 written in a builder’s risk completed value form (1) on a non-reporting basis, (2) against all risks insured against pursuant to clause (i) above, (3) including permission to occupy the Property, and (4) with an agreed amount endorsement waiving co insurance provisions;

(v) workers’ compensation, for any employees of Borrower and subject to the statutory limits of the state in which the Property is located, and employer’s liability insurance with a limit of at least One Million and No/100 Dollars ($1,000,000.00) per accident and per disease per employee, and One Million and No/100 Dollars ($1,000,000.00) for disease aggregate;

(vi) boiler and machinery/equipment breakdown insurance, if applicable, in amounts as shall be reasonably required by Lender on terms consistent with the commercial property insurance policy required under clauses (i) and (iii) of this Section 5.1.1;

(vii) umbrella liability insurance in addition to primary coverage in an amount not less than Fifty Million and No/100 Dollars ($50,000,000.00) per occurrence and in the aggregate on terms consistent with the commercial general liability insurance policy required under clauses (ii) and (viii) of this Section 5.1.1;

(viii) motor vehicle liability coverage or Auto Dealers Coverage Form for any auto (symbol 21 in Auto Dealer Form) including umbrella coverage, of One Million and No/100 Dollars ($1,000,000.00) (if applicable);

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(ix) liquor liability insurance required in connection with the sale of alcoholic beverages at the Property, if applicable;

(x) intentionally omitted;

(xi) ordinance or law coverage to compensate for the cost of demolition and rebuilding of the undamaged portion of the Property along with any increased cost of construction with no sublimit for Coverage A, and sublimits of no less than Ten Million and No/100 Dollars ($10,000,000.00) each for Coverages B and C;

(xii) pollution and remediation coverage in an amount of no less than Ten Million and No/100 Dollars ($10,000,000.00) per occurrence with an aggregate limit of no less than Ten Million and No/100 Dollars ($10,000,000.00), with a maximum deductible of Two Hundred and Fifty Thousand and No/100 Dollars ($250,000.00);

(xiii) intentionally omitted; and

(xiv) upon sixty (60) days’ written notice, such other reasonable insurance and in such reasonable amounts as Lender from time to time may reasonably request against such other insurable hazards which at the time are commonly insured against for property similar to the Property located in or around the region in which the Property is located.

(b) All insurance provided for in Section 5.1.1(a) shall be obtained under valid and enforceable policies (collectively, the “Policies” or, in the singular, the “Policy”) and, to the extent not specified above, shall be subject to the reasonable approval of Lender as to deductibles. At or around the time of the expiration dates of the Policies theretofore furnished to Lender, certificates of insurance evidencing the Policies, shall be delivered by Borrower to Lender.

(c) Any blanket insurance Policy shall otherwise provide the same protection as would a separate Policy insuring only the Property in compliance with the provisions of Section 5.1.1 (any such blanket policy, an “Acceptable Blanket Policy”). To the extent that the Policies are maintained pursuant to an Acceptable Blanket Policy that covers more than one location within a one thousand foot radius of the Property (the “Radius”), the limits of such Acceptable Blanket Policy must be sufficient to maintain coverage on a total insured value basis in compliance with the provisions of Section 5.1.1 for each such location within the Radius, including the Property.

(d) All Policies of insurance required herein shall name Borrower as an insured, or an additional insured (as appropriate) if coverages are provided by another entity. In the case of liability policies, Lender and its successors and/or assigns shall be an additional insured by blanket additional insured endorsement, as its interests may appear, and in the case of property policies, including but not limited to boiler and machinery, flood, earthquake and terrorism insurance, shall contain a standard noncontributing mortgagee clause in favor of Lender providing that the loss thereunder shall be payable to Lender. Borrower shall not procure or permit any of its constituent entities to procure any other insurance coverage which would be on the same level of payment as the Policies or would adversely impact in any way the ability of Lender or Borrower to collect any proceeds under any of the Policies.

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(e) All Policies of insurance provided for in Section 5.1.1(a), except for the Policies referenced in Section 5.1.1(a)(v) and (a)(viii), shall contain clauses or endorsements to the effect that:

(i) no act or negligence of Borrower, or anyone acting for Borrower, or of any Tenant or other occupant, or failure to comply with the provisions of any Policy, which might otherwise result in a forfeiture of the insurance or any part thereof or foreclosure of similar action, shall in any way affect the validity or enforceability of the insurance insofar as Lender is concerned;

(ii) the Policy shall not be canceled without at least thirty (30) days’ written notice to Lender, except for ten (10) days’ written notice for cancellation due to non-payment of premium (provided that endorsements to this effect will be obtained and delivered to Lender within 30 days after the Closing Date); and

(iii) intentionally omitted; and

(iv) Lender shall not be liable for any Insurance Premiums thereon or subject to any assessments thereunder.

(f) If at any time Lender is not in receipt of written evidence that all insurance required hereunder is in full force and effect, Lender shall have the right to take such action as Lender deems necessary to protect its interest in the Property, including, without limitation, the obtaining of such insurance coverage as Lender in its sole discretion deems appropriate and all premiums incurred by Lender in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by Borrower to Lender upon demand and until paid shall be secured by the Mortgage and shall bear interest at the Default Rate. Should the Lender desire to take this action, notice shall be given to Borrower and Borrower shall be permitted to take the proper action to provide evidence of such insurance and/or remedy any shortfall in coverage within five (5) business days and any insurance related costs incurred by the Lender will be the sole responsibility of the Borrower.

(g) In the event of foreclosure of the Mortgage or other transfer of title to the Property in extinguishment in whole or in part of the Debt, all right, title and interest of Borrower in and to the Policies that are not blanket Policies then in force concerning the Property and all proceeds payable thereunder shall thereupon vest in the purchaser at such foreclosure or Lender or other transferee in the event of such other transfer of title.

5.1.2 Insurance Company. The Policies shall be issued by financially sound and responsible insurance companies authorized to do business in the state in which the Property is located and (A) each having a rating by (1) S&P not lower than “A” or (2) A.M. Best not lower than “A- VIII” or (B) a syndicate of insurers through which at least seventy-five percent (75%) of the coverage (if there are four (4) or fewer members of the syndicate) or at least sixty percent (60%) of the coverage (if there are five (5) or more members of the syndicate) is with carriers having a rating by S&P not lower than “A” or by A.M. Best not lower than “A- VIII” and the balance of the coverage is, in each case, with insurers having a rating by S&P of not lower than “BBB” and by A.M. Best not lower than “A- VIII.”

Section 5.2 Casualty and Condemnation.

5.2.1 Casualty. If the Property shall sustain a Casualty, Borrower shall give prompt notice of such Casualty to Lender and shall promptly commence and diligently prosecute to completion the repair and restoration of the Property as nearly as possible to the condition the Property was in immediately prior to such Casualty (a “Restoration”) and otherwise in accordance with Section 5.3, it being understood, however, that Borrower shall not be obligated to restore the Property to the precise condition of the Property prior to such Casualty provided the Property is restored, to the extent practicable, to be of at least equal value and of substantially the same character as prior to the Casualty. Borrower shall pay all costs of such Restoration whether or not such costs are covered by insurance. Lender may, but shall not be obligated to, make proof of loss if not made promptly by Borrower. In the event of a Casualty where the loss does not exceed the Restoration Threshold, in Lender’s reasonable determination, Borrower may settle and adjust such claim; provided that (a) no Event of Default has occurred and is continuing and (b) such adjustment is carried out in a commercially reasonable and timely manner. In the event of a Casualty where the loss exceeds the Restoration Threshold, in Lender’s reasonable determination, or if an Event of Default then exists, Borrower may settle and adjust such claim only with the consent of Lender (which consent shall not be unreasonably withheld, conditioned or delayed) and Lender shall have the opportunity to participate, at Borrower’s cost, in any such adjustments. Notwithstanding any Casualty, Borrower shall continue to pay the Debt at the time and in the manner provided for its payment in the Note and in this Agreement.

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5.2.2 Condemnation. Borrower shall give Lender prompt notice of any actual or threatened Condemnation by any Governmental Authority of all or any part of the Property and shall deliver to Lender a copy of any and all papers served in connection with such proceedings. Provided no Event of Default has occurred and is continuing and in the event of a Condemnation where the value of the taking does not exceed the Restoration Threshold, in Lender’s reasonable determination, Borrower may settle and compromise such Condemnation; provided that the same is effected in a commercially reasonable and timely manner. In the event a Condemnation where the value of the taking exceeds the Restoration Threshold, in Lender’s reasonable determination, or if an Event of Default then exists, Borrower may settle and compromise the Condemnation only with the consent of Lender (which consent shall not be unreasonably withheld or delayed) and Lender shall have the opportunity to participate, at Borrower’s cost, in any litigation and settlement discussions in respect thereof and Borrower shall from time to time deliver to Lender all instruments requested by Lender to permit such participation. Borrower shall, at its expense, diligently prosecute any such proceedings, and shall consult with Lender, its attorneys and experts, and cooperate with them in the carrying on or defense of any such proceedings. Notwithstanding any Condemnation, Borrower shall continue to pay the Debt at the time and in the manner provided for its payment in the Note and in this Agreement. Lender shall not be limited to the interest paid on the Award by any Governmental Authority but shall be entitled to receive out of the Award interest at the rate or rates provided herein or in the Note. If the Property or any portion thereof is taken by any Governmental Authority, Borrower shall promptly commence and diligently prosecute the Restoration of the Property and otherwise comply with the provisions of Section 5.3. If the Property is sold, through foreclosure or otherwise, prior to the receipt by Lender of the Award, Lender shall have the right, whether or not a deficiency judgment on the Note shall have been sought, recovered or denied, to receive the Award, or a portion thereof sufficient to pay the Debt.

5.2.3 Casualty Proceeds. Notwithstanding the last sentence of Section 5.1.1(a)(iii) and provided no Event of Default exists hereunder, proceeds received by Lender on account of the business interruption insurance specified in Section 5.1.1(a)(iii) above with respect to any Casualty shall be deposited by Lender directly to Borrower but (a) only to the extent it reflects a replacement for (i) lost Rents that would have been due under Leases existing on the date of such Casualty, and/or (ii) lost Rents under Leases that had not yet been executed and delivered at the time of such Casualty which Borrower has proven to the insurance company would have been due under such Leases (and then only to the extent such proceeds disbursed by the insurance company reflect a replacement for such past due Rents) and (b) only to the extent necessary to fully pay debt service, make the required monthly reserve deposits and pay Operating Expenses approved by Lender. All other such proceeds shall be held by Lender and disbursed in accordance with Section 5.3 hereof.

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Section 5.3 Delivery of Net Proceeds.

5.3.1 Minor Casualty or Condemnation. If a Casualty or Condemnation has occurred to any Individual Property and the Net Proceeds shall be less than the Restoration Threshold and the costs of completing the Restoration shall be less than the Restoration Threshold, and provided no Event of Default shall have occurred and the Outstanding Principal Balance is not otherwise required to be prepaid, the Net Proceeds will be disbursed by Lender to Borrower upon receipt, and promptly after receipt of the Net Proceeds, Borrower shall commence and satisfactorily complete with due diligence the Restoration in accordance with the terms of this Agreement. If any Net Proceeds are received by Borrower and may be retained by Borrower pursuant to the terms hereof, such Net Proceeds shall, until completion of the Restoration, be held in trust for Lender and shall be segregated from other funds of Borrower to be used to pay for the cost of Restoration in accordance with the terms hereof.

5.3.2 Major Casualty or Condemnation. (a) If a Casualty or Condemnation has occurred to any Individual Property and the Net Proceeds are equal to or greater than the Restoration Threshold or the costs of completing the Restoration is equal to or greater than the Restoration Threshold, then Lender shall make the Net Proceeds available for the Restoration, provided that each of the following conditions are met:

(i) no Event of Default shall have occurred and be continuing;

(ii) (1) in the event the Net Proceeds are Insurance Proceeds, less than twenty-five percent (25%) of the total floor area of the Improvements on any Individual Property has been damaged, destroyed or rendered unusable as a result of such Casualty or (2) in the event the Net Proceeds are Condemnation Proceeds, less than ten percent (10%) of the land constituting any Individual Property is taken, and such land is located along the perimeter or periphery of such Individual Property, and no portion of the Improvements is located on such land;

(iii) The applicable Lease at the Individual Property in effect as of the date of the occurrence of such Casualty or Condemnation, whichever the case may be, shall remain in full force and effect during and after the completion of the Restoration without abatement of rent beyond the time required for Restoration, notwithstanding the occurrence of any such Casualty or Condemnation, whichever the case may be, and will make all necessary repairs and restorations thereto that are not being made by Borrower as part of the Restoration at their sole cost and expense;

(iv) Borrower shall commence the Restoration as soon as reasonably practicable (but in no event later than sixty (60) days after such Casualty or Condemnation, whichever the case may be, occurs) and shall diligently pursue the same to satisfactory completion;

(v) Lender shall be satisfied that the cost of Restoration and all Operating Expenses and Debt Service that will be incurred during the Restoration will be covered out of (1) the Net Proceeds, (2) the insurance coverage referred to in Section 5.1.1(a)(iii), if applicable, or (3) by other funds of Borrower;

(vi) Lender shall be satisfied that the Restoration will be completed on or before the earliest to occur of (1) the date six (6) months prior to the Maturity Date, (2) the earliest date required for such completion under the terms of any Lease, (3) such time as may be required under applicable Legal Requirements or (4) six (6) months prior to the expiration of the insurance coverage referred to in Section 5.1.1(a)(iii);

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(vii) the Property and the use thereof after the Restoration will be in compliance with and permitted under all applicable Legal Requirements;

(viii) the Restoration shall be done and completed by Borrower in an expeditious and diligent fashion and in compliance with all applicable Legal Requirements;

(ix) such Casualty or Condemnation, as applicable, does not result in the loss of access to the Property or the related Improvements; and

(x) Borrower shall deliver, or cause to be delivered, to Lender a signed detailed budget approved in writing by Borrower’s architect or engineer stating the entire cost of completing the Restoration, which budget shall be acceptable to Lender.

(b) With respect to a Casualty or Condemnation where the Net Proceeds in connection therewith are equal to or greater than the Restoration Threshold or the cost of completing the Restoration is equal to or greater than the Restoration Threshold, such Net Proceeds shall, at Borrower’s option, either (x) be paid directly to Lender and held by Lender in an interest-bearing account and, until disbursed in accordance with the provisions of this Section 5.3.2, shall constitute additional security for the Debt or (y) be paid to Lender as a prepayment of the Debt in accordance with the terms of this Agreement. The Net Proceeds described in clause (x) of the previous sentence shall be disbursed by Lender to, or as directed by, Borrower from time to time during the course of the Restoration, upon receipt of evidence reasonably satisfactory to Lender that (i) all requirements set forth in Section 5.3.2(a) have been satisfied, (ii) all materials installed and work and labor performed (except to the extent that they are to be paid for out of the requested disbursement) in connection with the Restoration have been paid for in full, and (iii) there exist no notices of pendency, stop orders, mechanic’s or materialman’s Liens or notices of intention to file same, or any other Liens or encumbrances of any nature whatsoever on the Property arising out of the Restoration which have not either been fully bonded to the reasonable satisfaction of Lender and discharged of record or in the alternative fully insured to the reasonable satisfaction of Lender by the title company issuing the Title Insurance Policy.

(c) All plans and specifications required in connection with the Restoration shall be subject to prior approval of Lender and an independent architect selected by Lender (the “Casualty Consultant”), which approval shall not be unreasonably withheld, conditioned or delayed by Lender and the Casualty Consultant. The plans and specifications shall require that the Restoration be completed in a first-class workmanlike manner at least equivalent to the quality and character of the original work in the Improvements (provided, however, that in the case of a partial Condemnation, the Restoration shall be done to the extent reasonably practicable after taking into account the consequences of such partial Condemnation), so that upon completion thereof, the Property shall be at least equal in value and general utility to the Property prior to the damage or destruction; it being understood, however, that Borrower shall not be obligated to restore the Property to the precise condition of the Property prior to such Casualty provided the Property is restored, to the extent practicable, to be of at least equal value and of substantially the same character as prior to the Casualty. Borrower shall restore all Improvements such that when they are fully restored and/or repaired, such Improvements and their contemplated use fully comply with all applicable material Legal Requirements and the requirements of any Lease. The identity of the contractors, subcontractors and materialmen engaged in the Restoration, as well as the contracts under which they have been engaged, shall be subject to approval of Lender and the Casualty Consultant, which approval shall not be unreasonably withheld, conditioned or delayed by Lender and the Casualty Consultant. All costs and expenses incurred by Lender in connection with recovering, holding and advancing the Net Proceeds for the Restoration including, without limitation, reasonable attorneys’ fees and disbursements and the Casualty Consultant’s fees and disbursements, shall be paid by Borrower.

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(d) In no event shall Lender be obligated to make disbursements of the Net Proceeds in excess of an amount equal to the costs actually incurred from time to time for work in place as part of the Restoration, as certified by the Casualty Consultant, less the Casualty Retainage. The term “Casualty Retainage” shall mean, as to each contractor, subcontractor or materialman engaged in the Restoration, an amount equal to ten percent (10%) of the costs actually incurred for work in place as part of the Restoration, as certified by the Casualty Consultant, until the Restoration has been fifty percent (50%) completed, such fifty percent (50%) completion to be certified by the Casualty Consultant, it being understood that upon such fifty percent (50%) completion of such Restoration, such Casualty Retainage would be reduced to an amount equal to five percent (5%) of the costs actually incurred for work in place as part of such Restoration. The Casualty Retainage shall in no event, and notwithstanding anything to the contrary set forth above in this Section 5.3.2(d), be less than the amount actually held back by Borrower from contractors, subcontractors and materialmen engaged in the Restoration. The Casualty Retainage shall not be released until the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Section 5.3.2(d) and that all approvals necessary for the re-occupancy and use of the Property have been obtained from all appropriate Governmental Authorities, and Lender receives evidence satisfactory to Lender that the costs of the Restoration have been paid in full or will be paid in full out of the Casualty Retainage; provided, however, that Lender will release the portion of the Casualty Retainage being held with respect to any contractor, subcontractor or materialman engaged in the Restoration as of the date upon which the Casualty Consultant certifies to Lender that the contractor, subcontractor or materialman has satisfactorily completed all work and has supplied all materials in accordance with the provisions of the contractor’s, subcontractor’s or materialman’s contract, the contractor, subcontractor or materialman delivers the lien waivers and evidence of payment in full of all sums due to the contractor, subcontractor or materialman as may be reasonably requested by Lender or by the title company issuing the Title Insurance Policy, and Lender receives an endorsement to the Title Insurance Policy insuring the continued priority of the Lien of the Mortgage and evidence of payment of any premium payable for such endorsement. If required by Lender, the release of any such portion of the Casualty Retainage shall be approved by the surety company, if any, which has issued a payment or performance bond with respect to the contractor, subcontractor or materialman.

(e) Lender shall not be obligated to make disbursements of the Net Proceeds more frequently than once every calendar month.

(f) If at any time the Net Proceeds or the undisbursed balance thereof shall not, in the reasonable opinion of Lender in consultation with the Casualty Consultant, be sufficient to pay in full the balance of the costs which are estimated by the Casualty Consultant to be incurred in connection with the completion of the Restoration, Borrower shall, at its option, either (i) deposit the deficiency (the “Net Proceeds Deficiency”) with Lender before any further disbursement of the Net Proceeds shall be made or (ii) provide Lender with (A) cash, (B) letters of credit, each in form and substance and from a bank acceptable to Lender, or (C) a completion bond or guaranty reasonably acceptable to Lender. The Net Proceeds Deficiency deposited with Lender shall be held by Lender and shall be disbursed for costs actually incurred in connection with the Restoration on the same conditions applicable to the disbursement of the Net Proceeds.

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(g) The excess, if any, of the Net Proceeds and the remaining balance, if any, of the Net Proceeds Deficiency deposited with Lender after the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Section 5.3.2, and the receipt by Lender of evidence satisfactory to Lender that all costs incurred in connection with the Restoration have been paid in full, shall be remitted by Lender to Borrower, provided no Event of Default shall have occurred and shall be continuing under any of the Loan Documents; provided, however, the amount of such excess returned to Borrower in the case of a Condemnation shall not exceed the amount of Net Proceeds Deficiency deposited by Borrower with the balance being applied to the Debt in the manner provided for in Section 5.3.2(h).

(h) All Net Proceeds not required (i) to be made available for the Restoration or (ii) to be returned to Borrower as excess Net Proceeds pursuant to Section 5.3.2(g) may be applied by Lender toward the payment of the Debt, whether or not then due and payable, in such order, priority and proportions as Lender in its sole discretion shall deem proper or, at the discretion of the Lender, may be paid, in whole or in part, to Borrower for such purposes as Lender shall designate. Upon payment in full of the Debt, any remaining Net Proceeds shall be paid to Borrower.

Article VI
RESERVE FUNDS

Section 6.1 Intentionally Omitted.

Section 6.2 Property Tax Funds.

6.2.1 Deposits of Property Tax Funds. At Lender’s election (such election to be made by Lender sending a written election notice to Borrower at least ten (10) days in advance of the Monthly Payment Date on which such election shall become effective, which such election shall remain in effect until Lender delivers a notice to Borrower terminating such election), on each Monthly Payment Date Borrower shall deposit into an Account controlled by Lender (the “Property Tax Account”) an amount equal to one-twelfth of the Property Taxes that Lender estimates will be payable during the next ensuing twelve (12) months which Property Taxes are not the responsibility of Tenants pursuant to Leases which are not then in default, in order to accumulate sufficient funds to pay all such Property Taxes at least ten (10) days prior to their respective due dates. Amounts deposited into the Property Tax Account are referred to herein as the “Property Tax Funds.” If at any time, Lender reasonably determines that the Property Tax Funds will not be sufficient to pay the Property Taxes, Lender shall notify Borrower of such determination and the monthly deposits for Property Taxes shall be increased by the amount that Lender estimates is sufficient to make up the deficiency at least ten (10) days prior to the respective due dates for the Property Taxes; provided that if Borrower receives notice of any deficiency after the date that is ten (10) days prior to the date that Property Taxes are due, Borrower will deposit such amount into the Property Tax Account within one Business Day after its receipt of such notice.

6.2.2 Release of Property Tax Funds . Lender shall apply the Property Tax Funds to payments of Property Taxes. In making any payment relating to Property Taxes, Lender may do so according to any bill, statement or estimate procured from the appropriate public office (with respect to Property Taxes) without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax Lien or title or claim thereof. If the amount of the Property Tax Funds shall exceed the amounts due for Property Taxes, Lender shall credit such excess against future payments to be made to the Property Tax Funds. Any Property Tax Funds remaining after the Debt has been paid in full shall be returned to Borrower.

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Section 6.3 Insurance Funds.

6.3.1 Deposits of Insurance Funds. At Lender’s election (such election to be made by Lender sending a written election notice to Borrower at least ten (10) days in advance of the Monthly Payment Date on which such election shall become effective, which such election shall remain in effect until Lender delivers a notice to Borrower terminating such election), on each Monthly Payment Date Borrower shall deposit into an Account controlled by Lender (the “Insurance Account”)an amount equal to one-twelfth of the Insurance Premiums that Lender estimates will be payable for the renewal of the coverage afforded by the Policies upon the expiration thereof in order to accumulate sufficient funds to pay all such Insurance Premiums at least thirty (30) days prior to the expiration of the Policies. Amounts deposited pursuant into the Insurance Account are referred to herein as the “Insurance Funds.” If at any time, Lender reasonably determines that the Insurance Funds will not be sufficient to pay the Insurance Premiums, Lender shall notify Borrower of such determination and the monthly deposits for Insurance Premiums shall be increased by the amount that Lender estimates is sufficient to make up the deficiency at least thirty (30) days prior to expiration of the Policies. Notwithstanding the foregoing, Lender agrees that upon delivery to Lender by Borrower of evidence satisfactory to Lender that the Policies of insurance required to be maintained by Borrower pursuant to Section 5.1.1 are maintained pursuant to blanket insurance Policies covering the Property and other properties and which blanket insurance Policies otherwise comply with the requirements of Section 5.1.1 and the Insurance Premiums payable in connection therewith have been prepaid for not less than one year in advance (or, for the period of coverage under the Policies as to which certificates are delivered at closing, such period, if less than one year), then Borrower shall not be required to make monthly payments of the Insurance Funds pursuant to this Section 6.3.1. Upon request of Lender, Borrower shall provide evidence satisfactory to Lender that the Insurance Premiums payable in connection with such blanket insurance Policies are paid as soon as appropriate evidence is reasonably available.

6.3.2 Release of Insurance Funds. Lender shall apply the Insurance Funds, if any, to the payment of Insurance Premiums. In making any payment relating to Insurance Premiums, Lender may do so according to any bill, statement or estimate procured from the insurer or its agent, without inquiry into the accuracy of such bill, statement or estimate. If the amount of the Insurance Funds shall exceed the amounts due for Insurance Premiums, Lender shall credit such excess against future payments to be made to the Insurance Premiums. Any Insurance Funds remaining after the Debt has been paid in full shall be returned to Borrower.

Section 6.4 Replacement Funds.

6.4.1 Replacement Fund. At Lender’s election, upon no less than ten (10) days prior notice form Lender, Borrower shall deposit into an Account controlled by Lender (the “Replacement Account”), the amount equal to the amount reasonably determined by Lender necessary to pay for all outstanding CapEx Project Expenses required to achieve CapEx Project Completion with respect to any or all CapEx Projects, to be utilized for the payment of CapEx Project Expenses and, at Lender’s election (such election to be made by Lender sending a written election notice to Borrower at least ten (10) days in advance of the Monthly Payment Date on which such election shall become effective, which such election shall remain in effect until Lender delivers a notice to Borrower terminating such election), on each Monthly Payment Date, Borrower shall deposit into the Replacement Account an amount reasonably determined by Lender to be necessary, to be utilized for payment of Capital Expenditures. Amounts deposited into the Replacement Account are referred to herein as the “Replacement Funds.”

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6.4.2 Release of Replacement Funds.

(a) Lender shall cause the disbursement to Borrower of the Replacement Funds upon satisfaction by Borrower of each of the following conditions: (i) Borrower shall submit a request for payment to Lender at least ten (10) days prior to the date on which Borrower requests such payment be made and specifies the CapEx Project Expenses or Capital Expenditures, as applicable, to be paid, (ii) on the date such request is received by Lender and on the date such payment is to be made, no Event of Default shall be continuing, (iii) Lender shall have received a certificate from Borrower (A) stating that the items to be funded by the requested disbursement are CapEx Project Expenses or Capital Expenditures, as applicable, (B) stating that all CapEx Project Expenses or Capital Expenditures, as applicable, at the Property to be funded by the requested disbursement have been completed in a good and workmanlike manner and in accordance with all applicable Legal Requirements, such certificate to be accompanied by a copy of any license, permit or other approval required by any Governmental Authority in connection with the Capital Expenditures, (C) identifying each Person that supplied materials or labor in connection with the Capital Expenditures to be funded by the requested disbursement, and (D) stating that each such Person has been paid in full or will be paid in full upon such disbursement, such certificate to be accompanied by lien waivers or other evidence of payment satisfactory to Lender, (iv) at Lender’s option, if the disbursement of Replacement Funds is in excess of $250,000, (A) a title search for the Property indicating that the Property is free from all Liens not previously approved by Lender, and/or (B) a report satisfactory to Lender in its reasonable discretion from an architect or engineer approved by Lender in respect of such architect or engineer’s inspection of the applicable CapEx Project Expense or Capital Expenditure, and (v) Lender shall have received such other evidence as Lender shall reasonably request that the CapEx Project Expenses or Capital Expenditures, as applicable, at the Property to be funded by the requested disbursement have been completed and are paid for or will be paid upon such disbursement to Borrower. Lender shall not be required to disburse Replacement Funds more frequently than once each calendar month, nor in an amount less than $250,000 (or a lesser amount if the total amount of Replacement Funds is less than $250,000, in which case only one disbursement of the amount remaining in the account shall be made).

(b) Borrower shall permit Lender and Lender’s agents and representatives (including, without limitation, Lender’s engineer, architect, or inspector) or third parties to enter onto the Property during normal business hours (subject to the rights of Tenants under their Leases and upon reasonable advance written notice) to inspect the progress of any CapEx Project or Capital Expenditures, as applicable, and all materials being used in connection therewith and to examine all plans and shop drawings relating to such CapEx Project Expenses or Capital Expenditures, as applicable. Borrower shall use commercially reasonable efforts to cause all contractors and subcontractors to cooperate with Lender or Lender’s representatives or such other Persons described above in connection with inspections described in this Section 6.4.2(b).

(c) In addition to any insurance required under the Loan Documents, Borrower shall provide or cause to be provided workmen’s compensation insurance, builder’s risk, and public liability insurance and other insurance to the extent required under applicable Legal Requirements in connection with Capital Expenditures. All such policies shall be in form and amount reasonably satisfactory to Lender.

(d) Nothing in this Section 6.4.2 shall (i) make Lender responsible for making or completing any CapEx Project or Capital Expenditures; (ii) require Lender to expend funds in addition to the Replacement Funds to complete any CapEx Project or Capital Expenditures; (iii) obligate Lender to proceed with the CapEx Project or Capital Expenditures; or (iv) obligate Lender to demand from Borrower additional sums to complete any CapEx Project or Capital Expenditures.

(e) Any Replacement Funds remaining after the Debt has been paid in full shall be returned to Borrower.

Section 6.5 Intentionally Omitted.

Section 6.6 Intentionally Omitted.

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Section 6.7 Intentionally Omitted.

Section 6.8 Intentionally Omitted.

Section 6.9 Intentionally Omitted.

Section 6.10 Intentionally Omitted.

Section 6.11 Intentionally Omitted.

Section 6.12 Intentionally Omitted.

Section 6.13 Casualty and Condemnation Account. Borrower shall pay, or cause to be paid, into an Account controlled by Lender (the “Casualty and Condemnation Account”) all Insurance Proceeds or Awards due to any Casualty or Condemnation in accordance with the provisions of Section 5.2 and Section 5.3. Amounts deposited from time to time into the Casualty and Condemnation Account pursuant to this Section 6.13 are referred to herein as the “Casualty and Condemnation Funds.” All Casualty and Condemnation Funds shall be held, disbursed and/or applied in accordance with the provisions of Section 5.2 and Section 5.3 hereof.

Section 6.14 Intentionally Omitted.

Section 6.15 Intentionally Omitted.

Section 6.16 Application After Event of Default. Notwithstanding anything to the contrary contained in this Article VI, upon the occurrence of an Event of Default, Lender, at its option, may apply any Gross Revenue then in the possession of Lender or Servicer (including any Reserve Funds on deposit in any Account) to the payment of the Debt in such order, proportion and priority as Lender may determine in its sole and absolute discretion. Lender’s right to withdraw and apply any of the foregoing funds shall be in addition to all other rights and remedies provided to Lender under the Loan Documents.

Section 6.17 Interest on Reserve Funds.

6.17.1 Intentionally Omitted.

6.17.2 Interest on Reserve Funds. Interest accrued, if any, on the Reserve Funds shall become part of the applicable Reserve Fund.

6.17.3 Income Taxes. Borrower shall report on its U.S. federal, state and local income tax returns all interest or income accrued on the Reserve Funds.

6.17.4 Prohibition Against Further Encumbrance. Borrower shall not, without the prior consent of Lender, further pledge, assign or grant any security interest in the Reserve Funds or permit any Lien or encumbrance to attach thereto, or any levy to be made thereon, or any UCC-1 Financing Statements, except those naming Lender as the secured party, to be filed with respect thereto.

6.17.5 Reserve Fund Indemnification. Borrower shall indemnify Lender and hold Lender harmless from and against any and all Losses arising from or in any way connected with the Reserve Funds, the sums deposited therein or the performance of the obligations for which the Reserve Funds were established, except to the extent arising from the gross negligence or willful misconduct of Lender, its agents or employees.

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6.17.6 Reserve Fund Fees and Expenses. Borrower acknowledges and agrees that it solely shall be, and shall at all times remain, liable to Lender or Servicer for all actual, out-of-pocket fees, charges, costs and expenses in connection with the Reserve Funds, this Agreement and the enforcement hereof, including, without limitation, any monthly or annual fees or charges as may be assessed by any depository bank in connection with maintaining the Reserve Funds and the reasonable fees and expenses of legal counsel to Lender and Servicer as needed to enforce, protect or preserve the rights and remedies of Lender and/or Servicer under this Agreement.

Article VII
INTENTIONALLY OMITTED

Article VIII
PERMITTED TRANSFERS

Section 8.1 Due on Sale. The Loan is not assumable and the Loan shall be due upon a sale of the Property that is not a Permitted Release.

Section 8.2 Permitted Transfers.

(a) Notwithstanding anything to the contrary contained herein, the following Transfers (herein, the “Permitted Transfers”) shall be permitted without Lender’s consent, if and only if each of the requirements set forth herein and in the immediately succeeding clause (b) are satisfied:

(i) a Lease entered into in accordance with the Loan Documents;

(ii) a Permitted Encumbrance;

(iii) the sale, Transfer or issuance of shares of common stock or other beneficial ownership interests in Pubco Guarantor or any other entity holding a direct or indirect interest in Borrower that is a publicly traded entity, (a “Traded Security”), provided such Traded Security is listed on the New York Stock Exchange or another nationally recognized stock exchange, or the conversion of any such interests into a Traded Security;

(iv) any Permitted Release;

(v) any Permitted Liens in Borrower Equity; and

(vi) any Transfer of direct or indirect interests in Pubco Guarantor consummated solely by (A) Pubco Guarantor (including, without limitation, any sale by Pubco Guarantor of its capital stock or creation or issuance by Pubco Guarantor of new capital stock) or (B) a Person having a direct or indirect ownership or beneficial interest in Pubco Guarantor, provided that, in each case, any such Transfer does not result in a Change in Control.

(b) In connection with any proposed Permitted Transfer:

(i) Borrower shall continue to be Special Purpose Bankruptcy Remote Entities;

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(ii) Borrower shall pay all costs and expenses of Lender in connection with any Transfer (including, without limitation, attorneys fees), whether or not such Transfer is deemed to be a Permitted Transfer;

(iii) Neither such transferee nor any Affiliate thereof shall have ever been indicted or convicted of, or pled guilty or no contest to a violation of the AML Laws or Sanctions and is not a Restricted Person;

(iv) each such Transfer shall be conditioned upon Borrower’s ability to, after giving effect to the equity Transfer in question, (A) remake the representations contained herein relating to ERISA matters and AML Laws and Sanctions, and (B) continue to comply with the covenants contained herein relating to ERISA matters and AML Laws, Sanctions and Anti-Corruption Laws; and

(v) such Transfer shall not result in a Change in Control.

(c) With respect to any contract of sale for the Property, Borrower shall cause any forfeited earnest money deposits to be paid to Lender (to be applied to the Outstanding Principal Balance) in accordance with the terms of this Agreement if such sale is not consummated.

Article IX
SECONDARY MARKET TRANSACTION

Section 9.1 Sale of Loan.

9.1.1 Lender shall have the right (a) to sell, finance or otherwise transfer the Loan or any portion thereof or (b) to issue or sell one or more participation interests in the Loan (collectively, “Secondary Market Transactions”) without the consent of Borrower or any other Person. At Lender’s election, each note and/or component comprising the Loan may be subject to one or more Secondary Market Transactions.

9.1.2 If requested by Lender, Borrower shall cooperate with Lender in satisfying the market standards to which Lender customarily adheres or which may be required in the marketplace in connection with any Secondary Market Transactions, including, without limitation, to:

(a) provide (i) updated financial and other information with respect to the Property or Borrower, (ii) updated budgets relating to the Property, and (iii) updated Appraisals, market studies, environmental reviews and reports (Phase I’s and, if appropriate, Phase II’s), property condition reports and other due diligence investigations of the Property (the “Updated Information”), together, if customary, with appropriate verification of the Updated Information through letters of auditors or opinions of counsel acceptable to Lender;

(b) provide opinions of counsel, which may be relied upon by Lender and its successors, assigns and participants customary in Secondary Market Transactions with respect to the Property and Borrower and its Affiliates, which counsel and opinions shall be reasonably satisfactory to Lender;

(c) provide updated, as of the closing date of the Secondary Market Transaction, representations and warranties made in the Loan Documents to the extent applicable;

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(d) execute amendments to the Loan Documents and Borrower’s organizational documents, including the appointment of independent directors and/or managers and springing members on terms reasonably satisfactory to Lender, and such other documents reasonably requested by Lender, including, without limitation, those documents required pursuant to Section 9.5 below; provided, however, that Borrower shall not be required to modify or amend any Loan Document if such modification or amendment would (i) change the interest rate, the stated maturity or the amortization of principal as set forth herein or in the Note, (ii) alter the rights or increase the obligations of Borrower or Guarantor under the Loan Documents in any non de minimis respect, or (iii) subject to Section 9.5, modify or amend any other economic or other material term of the Loan in any manner detrimental to Borrower; and

(e) at Lender’s request, make such representatives of Borrower requested by Lender available to meet with any investors or prospective investors in any potential Secondary Market Transaction at Borrower’s offices.

9.1.3 Lender may disclose to an assignee (or proposed assignee), participant (or proposed participant), underwriter, investor (or proposed investor), lender (or proposed lender), regulator or other Governmental Authority and their representatives (including, without limitation, any commission or agency established pursuant to a legislative act of the United States Congress, the New York State Assembly and/or the applicable legislative body of the state in which the Property is located), accountants, and/or attorneys, contractors, representatives or agents of any of the foregoing, any information relating to the Loan and any Person that is a party to a Loan Document; provided, however, that, prior to any such disclosure of non-public or confidential information, any such Person shall be advised of the confidentiality of any non-public or confidential information received by it and, except to the extent such Person is a Governmental Authority, required to maintain to confidentiality of such information.

Section 9.2 Intentionally Omitted.

Section 9.3 Servicing and Trust Expenses. At the option of Lender, the Loan may be serviced by one or more servicers/trustees (the “Servicer”) selected by Lender and Lender may delegate all or any portion of its responsibilities under this Agreement and the other Loan Documents to the Servicer pursuant to a servicing agreement (“Servicing Agreement”) between Lender and Servicer. Borrower shall be responsible for the reasonable and customary costs relating to or arising under the Servicing Agreement, including the standard monthly servicing fee due to the Servicer under the Servicing Agreement, as modified from time to time, and any reasonable and customary fees or costs payable to Servicer in connection with each disbursement of Reserve Funds and each Release, and including, without limitation, any reasonable and customary special servicing and similar fees as more particularly set forth in Section 11.13 hereof incurred by Lender in connection with an Event of Default (collectively, the “Servicing Fees”).

Section 9.4 Intentionally Omitted.

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Section 9.5 Severance Documentation. Lender, without in any way limiting Lender’s other rights hereunder, in its sole and absolute discretion, shall have the right, at any time (whether prior to or after any Secondary Market Transaction), to require Borrower to execute and deliver “component” notes and/or one or more substitute notes evidencing the portion of the Loan held by a particular Lender (and the term “Note” as used in this Agreement and in all the other Loan Documents shall include all such component notes and/or substitute notes but shall exclude any Note replaced by the same), and/or modify the Loan in order to create pari passu notes and/or one or more additional components of the Note or Notes, reduce the number of components of the Note or Notes, revise the interest rate for each component, reallocate the principal balances of the Notes and/or the components, eliminate the component structure and/or the multiple note structure of the Loan (including the elimination of the related allocations of principal and interest payments) or divide the Loan into one or more pari passu component(s); provided that, in each case, (i) the Outstanding Principal Balance and the aggregate monthly payments required of all components immediately after the effective date of such modification equals the Outstanding Principal Balance and the aggregate monthly payments required immediately prior to such modification, (ii) the weighted average of the interest rates for all components immediately after the effective date of such modification equals the interest rate of the original Note immediately prior to such modification (provided that such weighted average interest rate may result in “rate creep” upon the occurrence of an Event of Default and/or the application of Net Proceeds pursuant hereto), and (iii) such modification or amendment shall not alter the rights or increase the obligations of Borrower or Guarantor under the Loan Documents, or modify or amend any other economic or other material term of the Loan in a manner that is detrimental to Borrower or Guarantor (other than to a de minimis degree). At Lender’s election, each note comprising the Loan may be subject separately to one or more Secondary Market Transactions. Lender shall have the right to modify the Note and/or Notes and any components in accordance with this Section 9.5 and, provided that such modification shall comply with the terms of this Section 9.5, such modification shall become immediately effective. If requested by Lender, Borrower shall promptly execute an amendment to the Loan Documents to evidence any such modification. Borrower shall (1) cooperate with all reasonable requests of Lender in order to establish the “component” notes, and (2) execute and deliver such documents as shall be reasonably required by Lender in connection therewith, all in form and substance reasonably satisfactory to Lender, including, without limitation, the severance of security documents if requested; provided, however, that Borrower shall not be required to modify or amend any Loan Document in connection with the creation of any such “component” notes, modification of the Loan or other transaction contemplated by this Section 9.5 if, in each case such modification or amendment would breach any of the requirements in the foregoing clauses (i)-(iii) of this Section 9.5. In the event Borrower fails to execute and deliver such documents to Lender within ten (10) Business Days following such request by Lender, Borrower hereby absolutely and irrevocably appoints Lender as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect such transactions, Borrower hereby ratifying all that such attorney shall do by virtue thereof.

Section 9.6 Secondary Market Transaction Expenses. In connection with any Secondary Market Transaction, severance or other transaction permitted pursuant to Section 9.1 or 9.5, Borrower shall pay all expenses (including legal fees) incurred by Lender, Borrower or any Borrower Related Party in connection therewith.

Article X
DEFAULTS

Section 10.1 Event of Default.

(a) Each of the following events shall constitute an event of default hereunder (an “Event of Default”):

(i) if (A) the Obligations are not paid in full on the Maturity Date, (B) any regularly scheduled monthly payment of interest, and, if applicable, principal due under the Note is not paid in full on the applicable Monthly Payment Date, with such failure continuing for three (3) Business Days after the applicable Monthly Payment Date, (C) any prepayment of principal due under this Agreement or the Note is not paid when due, (D) the Yield Maintenance Premium and Exit Fee are not paid when due, or (E) any deposit of Reserve Funds is not made within three (3) Business Days after the required deposit date therefor;

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(ii) if any other amount payable pursuant to this Agreement, the Note or any other Loan Document (other than as set forth in the foregoing clause (i)) is not paid in full when due and payable in accordance with the provisions of the applicable Loan Document, with such failure continuing for ten (10) Business Days after Lender delivers written notice thereof to Borrower;

(iii) subject to Borrower’s right to contest as set forth in this Agreement, if any of the Property Taxes or Other Charges are not paid within five (5) Business Days of when due (unless, with respect to Property Taxes, sufficient Property Tax Funds are on deposit with Lender pursuant to Section 6.2.1 hereof);

(iv) if the Policies are not kept in full force and effect (unless sufficient Insurance Funds are on deposit with Lender pursuant to Section 6.3.1 hereof to pay the same and Lender fails to make such payment), or if certified copies of the Policies are not delivered to Lender as and when required pursuant to the terms hereof;

(v) if any representation or warranty made by any Borrower Party herein or in any other Loan Document, or in any report, certificate, financial statement or other instrument, agreement or document furnished by or on behalf of any Borrower Party to Lender shall have been false or misleading in any material respect as of the date the representation or warranty was made, repeated or deemed repeated; provided, that if such false or misleading representation or warranty was not an intentional misrepresentation or warranty and is susceptible of being cured, so long as such misrepresentation does not have a Material Adverse Effect, Borrower shall have the right to cure the underlying facts or circumstances that cause the applicable representation or warranty to have been false or misleading (as opposed to merely providing notice to Lender of such facts or circumstances) within fifteen (15) Business Days after the earlier of (A) written notice from Lender, and (B) Borrower otherwise obtaining knowledge of such false or misleading representation or warranty;

(vi) if any Borrower Party (1) shall make an assignment for the benefit of creditors, (2) shall not generally be paying its debts as they become due, or (3) has admitted in writing its inability to pay its debts;

(vii) if a receiver, liquidator or trustee shall be appointed for any Borrower Party or if any Borrower Party shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, any Borrower Party, or if any proceeding for the dissolution or liquidation of Borrower or Guarantor shall be instituted; provided, however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by any Borrower Party, upon the same not being discharged, stayed or dismissed within ninety (90) days of commencement of the same;

(viii) if the Property becomes subject to any mechanic’s, materialman’s or other Lien (other than a Lien for local real estate taxes and assessments not then due and payable) and the Lien shall remain undischarged of record (by payment, bonding or otherwise) for a period of thirty (30) days following Borrower’s receipt of notice of or otherwise obtaining knowledge regarding the same;

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(ix) if any Borrower Party attempts to assign its rights under this Agreement or any of the other Loan Documents or any interest herein or therein in contravention of the Loan Documents;

(x) intentionally omitted;

(xi) if Borrower breaches any representation in Section 3.1.40 or any covenant contained in Section 4.1.3, 4.1.4, 4.1.9, 4.1.32, 4.1.41, 4.1.42, 4.1.43 or 4.2;

(xii) if Borrower fails to be a Special Purpose Bankruptcy Remote Entity;

(xiii) if Borrower or Guarantor fails to comply with the covenants as to the AML Laws, Sanctions and Anti-Corruption Laws as set forth in Section 4.1.1;

(xiv) if Borrower breaches the covenants set forth in Section 4.1.6 hereof and such breach is not cured within ten (10) Business Days of Borrower receiving notice of the same;

(xv) if one or more judgments or decrees shall be entered against (i) Borrower involving in the aggregate a liability in excess of $200,000, or (ii) against Guarantor involving in the aggregate a liability in excess of $3,000,000, and in either case, the same shall not have been vacated, bonded, satisfied or stayed pending appeal within thirty (30) days from the date of entry of such judgment;

(xvi) Guarantor breaches any of the Guarantor Financial Covenants and such breach is not cured to Lender’s satisfaction within fifteen (15) Business Days of Borrower receiving notice of the same;

(xvii) if the Property shall be taken (other than as a result of a Condemnation in accordance with this Agreement), attached, sequestered on execution or other process of law in any action against Borrower; and such action is not stayed or bonded over in a manner acceptable to Lender within ten (10) Business Days thereof, or is not capable of being bonded over or stayed in a manner acceptable to Lender;

(xviii) if Borrower ceases to do business;

(xix) intentionally omitted;

(xx) if any Loan Documents shall fail to be in full force and effect to give Lender the Liens, rights, powers and privileges purported to be created thereby, or if any Borrower Party shall assert that any Loan Document is not in full force and effect or fails to give Lender the Liens, rights, powers and privileges purported to be created thereby;

(xxi) if there shall be a default or breach by any Borrower Party or any other Affiliate of Borrower under any of the other Loan Documents, beyond the applicable notice and/or cure periods specified in such Loan Documents;

(xxii) Borrower fails to comply with any of the terms, covenants or conditions of Section 9.5 after expiration of ten (10) Business Days after notice thereof from Lender;

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(xxiii) any Change in Control occurs or any Transfer occurs in violation of this Agreement;

(xxiv) any Borrower Party fails (A) to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Specified Indebtedness or (B) to observe or perform any other agreement or condition relating to any Specified Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Specified Indebtedness to cause, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Specified Indebtedness to be made, prior to its stated maturity;

(xxv) Borrower fails to complete any of the obligations set forth on Schedule A of the Post-Closing Agreement within the time frames provided therein; or

(xxvi) if any Borrower Party shall continue to be in Default under any of the other terms, covenants or conditions of this Agreement or the other Loan Documents not specified in clauses (i) through (xxv) above or specified in such other Loan Document, and such Default shall continue for ten (10) days after notice to such Borrower Party from Lender, in the case of any Default which can be cured by the payment of a sum of money, or for thirty (30) days after notice from Lender in the case of any other Default; provided, however, that if such non-monetary Default is susceptible of cure but cannot reasonably be cured within such thirty (30)-day period and provided, further, that Borrower shall have commenced to cure such Default within such thirty (30)-day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30)-day period shall be extended for such time as is reasonably necessary for Borrower in the exercise of due diligence to cure such Default, such additional period not to exceed sixty (60) days.

(b) Upon the occurrence and during the continuance of an Event of Default, Lender may, in addition to any other rights or remedies available to it pursuant to this Agreement and the other Loan Documents or at law or in equity, take such action, without notice or demand, that Lender deems advisable to protect and enforce its rights against Borrower and in and to the Property, including, without limitation, declaring the Debt to be immediately due and payable, and Lender may enforce or avail itself of any or all rights or remedies provided in the Loan Documents against Borrower and the Property, including, without limitation, all rights or remedies available at law or in equity; and upon any Event of Default described in clauses (vi) or (vii) of Section 10.1(a) with respect to Borrower only, the Debt and all other Obligations of Borrower hereunder and under the other Loan Documents shall immediately and automatically become due and payable, without notice or demand, and Borrower hereby expressly waives any such notice or demand, anything contained herein or in any other Loan Document to the contrary notwithstanding.

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Section 10.2 Remedies.

(a) Upon the occurrence of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Lender against Borrower under this Agreement or any of the other Loan Documents executed and delivered by, or applicable to, Borrower or at law or in equity may be exercised by Lender at any time and from time to time, whether or not all or any of the Debt shall be declared due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents with respect to the Property. Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Lender may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth herein or in the other Loan Documents. Without limiting the generality of the foregoing, if an Event of Default is continuing, to the fullest extent permitted by applicable Legal Requirements (i) Lender shall not be subject to any “one action” or “election of remedies” law or rule, and (ii) all Liens and other rights, remedies or privileges provided to Lender shall remain in full force and effect until Lender has exhausted all of its remedies against the Property and the Mortgage has been foreclosed, sold and/or otherwise realized upon in satisfaction of the Obligations or the Obligations have been paid in full.

(b) With respect to Borrower, the Property, nothing contained herein or in any other Loan Document shall be construed as requiring Lender to resort to the Property for the satisfaction of any of the Debt in any preference or priority, and Lender may seek satisfaction out of the Property, or any part thereof, in its absolute discretion in respect of the Debt.

(c) In addition to all remedies conferred upon it by law and by the terms of this Agreement and the other Loan Documents, upon the occurrence and during the existence of an Event of Default, Lender may pursue any one or more of the following remedies concurrently or successively, on its own or through a court appointed receiver, it being the intent hereof that none of such remedies shall be to the exclusion of any other, and with full rights to reimbursement from Borrower and Guarantor:

(i) take possession of the Property and complete any renovation work at the Property, including, without limitation, the right to avail itself of and procure performance of existing contracts or let any contracts with the same contractors or others and to employ watchmen to protect such Property from injury. Without restricting the generality of the foregoing and for the purposes aforesaid to be exercised during the existence and continuance of an Event of Default, Borrower hereby appoints and constitutes Lender its lawful attorney-in-fact with full power of substitution to complete any construction work at the Property in the name of Borrower;

(ii) except as set forth herein, use Reserve Funds to complete any construction work at the Property;

(iii) retain or employ new general contractors, subcontractors, architects, engineers and inspectors as shall be required for said purposes; to pay, settle or compromise all existing bills and claims which may be Liens or security interests, or to avoid such bills and claims becoming Liens against the Property, or as may be necessary or desirable for the completion of any construction work at the Property or for the clearance of title to such Property;

(iv) execute all applications and certificates in the name of Borrower which may be required by any of the contracts;

(v) prosecute and defend all actions or proceedings in connection with any construction work at the Property; and

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(vi) take any action and require such performance as it deems necessary to be furnished hereunder and to make settlements and compromises with the surety or sureties thereunder, and in connection therewith, to execute instruments of release and satisfaction.

(d) Upon the occurrence and during the continuance of an Event of Default, Lender shall have the right from time to time to partially foreclose the Mortgage in any manner and for any amounts secured by the Mortgage then due and payable as determined by Lender in its sole discretion, including the following circumstances: (i) in the event Borrower defaults beyond any applicable grace period in the payment of one or more scheduled payments of principal and interest, Lender may foreclose the Mortgage to recover such delinquent payments, or (ii) in the event Lender elects to accelerate less than the entire Outstanding Principal Balance, Lender may foreclose the Mortgage to recover so much of the principal balance of the Loan as Lender may accelerate and such other sums secured by the Mortgage as Lender may elect. Notwithstanding one or more partial foreclosures and the Property shall remain subject to the Mortgage to secure payment of the sums secured by the Mortgage and not previously recovered.

(e) Upon the occurrence and during the continuance of an Event of Default, Lender shall have the right from time to time to sever the Note and the other Loan Documents into one or more separate notes, mortgages and other security documents (the “Severed Loan Documents”) in such denominations as Lender shall determine in its sole discretion for purposes of evidencing and enforcing its rights and remedies provided hereunder. Borrower shall execute and deliver to Lender from time to time, promptly after the request of Lender, a severance agreement and such other documents as Lender shall request in order to effect the severance described in the preceding sentence, all in form and substance reasonably satisfactory to Lender. Borrower hereby absolutely and irrevocably appoints Lender as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect the aforesaid severance, Borrower ratifying all that its’ said attorney shall do by virtue thereof; provided, however, Lender shall not make or execute any such documents under such power until three (3) days after notice has been given to Borrower by Lender of Lender’s intent to exercise its rights under such power. Borrower shall not be obligated to pay any costs or expenses incurred in connection with the preparation, execution, recording or filing of the Severed Loan Documents and the Severed Loan Documents shall not contain any representations, warranties or covenants not contained in the Loan Documents and any such representations and warranties contained in the Severed Loan Documents will be given by Borrower only as of the Closing Date.

(f) Any amounts recovered from the Property or any other collateral for the Loan during the continuance of an Event of Default may be applied by Lender toward the payment of any interest and/or principal of the Loan and/or any other amounts due under the Loan Documents in such order, priority and proportions as Lender in its sole discretion shall determine.

Section 10.3 Right to Cure Defaults. Upon the occurrence and during the continuance of an Event of Default, Lender may, but without any obligation to do so and without notice to or demand on Borrower (except as otherwise provided in any of the Loan Documents and/or required by applicable Legal Requirements) and without releasing Borrower from any obligation hereunder or being deemed to have cured any Event of Default hereunder, make, do or perform any Obligation in such manner and to such extent as Lender may deem necessary. Lender is authorized to enter upon the Property for such purposes, or appear in, defend, or bring any action or proceeding to protect its interest in the Property for such purposes, and the cost and expense thereof (including reasonable attorneys’ fees to the extent permitted by law), with interest as provided in this Section 10.3, shall constitute a portion of the Debt and shall be due and payable to Lender upon demand. All such costs and expenses incurred by Lender in remedying such Event of Default or such failed payment or act or in appearing in, defending, or bringing any action or proceeding shall bear interest at the Default Rate, for the period after such cost or expense was incurred until the date of payment to Lender. All such costs and expenses incurred by Lender together with interest thereon calculated at the Default Rate shall be deemed to constitute a portion of the Debt and be secured by the Liens, claims and security interests provided to Lender under the Loan Documents and shall be immediately due and payable upon demand by Lender therefor.

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Section 10.4 Remedies Cumulative. The rights, powers and remedies of Lender under this Agreement shall be cumulative and not exclusive of any other right, power or remedy which Lender may have against Borrower pursuant to this Agreement or the other Loan Documents, or existing at law or in equity or otherwise. Lender’s rights, powers and remedies may be pursued singly, concurrently or otherwise, at such time and in such order as Lender may determine in Lender’s sole discretion. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one Default or Event of Default with respect to Borrower shall not be construed to be a waiver of any subsequent Default or Event of Default by Borrower or to impair any remedy, right or power consequent thereon. Notwithstanding anything contained in this Agreement or any of the other Loan Documents providing that certain rights, remedies or privileges are only available to Lender during the “continuance” of an Event of Default (or words of similar import), Borrower expressly acknowledges and agrees that it does not have the right to cure an Event of Default once the same has occurred under this Agreement or any other Loan Document without the consent of Lender, which consent may be withheld, delayed or denied by Lender in its sole and absolute discretion.

Article XI
MISCELLANEOUS

Section 11.1 Successors and Assigns.

All covenants, promises and agreements in this Agreement, by or on behalf of Borrower and Lender, as applicable, shall inure to the benefit of the respective legal representatives, successors and assigns of Lender and Borrower, as applicable.

Section 11.2 Lender’s Discretion.

Whenever pursuant to this Agreement Lender exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Lender, the decision of Lender to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein provided) be in the sole discretion of Lender and shall be final and conclusive. Whenever pursuant to this Agreement Lender’s right to approve or disapprove is to be reasonably exercised, or any arrangement or term is to be reasonably satisfactory to Lender, Lender’s approval shall not be unreasonably withheld, conditioned or delayed; provided, that such qualification of reasonability shall be disregarded at any time that there exists any Default or an Event of Default.

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Section 11.3 Governing Law.

(a) THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW YORK, AND MADE BY LENDER AND ACCEPTED BY BORROWER IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE NOTE DELIVERED PURSUANT HERETO WERE DISBURSED IN THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION AND ENFORCEMENT OF THE LIEN AND SECURITY INTEREST CREATED PURSUANT TO THE MORTGAGE OR THE ASSIGNMENT OF LEASES SHALL BE GOVERNED BY, AND CONSTRUED ACCORDING TO, THE LAW OF THE STATE, COMMONWEALTH OR DISTRICT, AS APPLICABLE, IN WHICH THE PROPERTY IS LOCATED, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, COMMONWEALTH OR DISTRICT, AS APPLICABLE, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE CONSTRUCTION, VALIDITY AND ENFORCEABILITY OF ALL LOAN DOCUMENTS AND ALL OF THE OBLIGATIONS ARISING HEREUNDER OR THEREUNDER. TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES AND RELINQUISHES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT AND THE NOTE, AND THIS AGREEMENT AND THE NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

(b) ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY AT LENDER’S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND BORROWER WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. BORROWER DOES HEREBY DESIGNATE AND APPOINT:

CORPORATION SERVICE COMPANY
251 LITTLE FALLS DRIVE
WILMINGTON, DE 19808

AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO BORROWER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON BORROWER, IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. BORROWER (I) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.

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Section 11.4 Modification, Waiver in Writing.

No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement or of any other Loan Document, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to, or demand on Borrower, shall entitle Borrower to any other or future notice or demand in the same, similar or other circumstances.

Section 11.5 Delay Not a Waiver.

Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under any other Loan Document, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement or any other Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement or the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount. Lender shall have the right to waive or reduce any time periods that Lender is entitled to under the Loan Documents in its sole and absolute discretion.

Section 11.6 Notices.

All notices, demands, requests, consents, approvals or other communications (any of the foregoing, a “Notice”) required, permitted, or desired to be given hereunder shall be in writing and delivered (i) by hand or (ii) by reputable overnight commercial courier, in each case addressed to the party to be so notified at its address hereinafter set forth or to such other address as such party may hereafter specify in accordance with the provisions of this Section 11.6. Any Notice shall be deemed to have been received: (a) on the date of delivery by hand if delivered prior to 5:00 p.m. (New York City time) on a Business Day (otherwise on the next Business Day), or (b) on the next Business Day after sent by an overnight commercial courier, in each case addressed to the parties as follows:

If to Lender:	Coliseum Holdings I, LLC
c/o Coliseum Capital Management, LLC
105 Rowayton Avenue, Rowayton CT 06853
Attn: Chris Shackelton, Adam Gray & Chivonne Cassar
Email: chris@coliseumpartners.com, agray@coliseumpartners.com,
ccassar@coliseumpartners.com

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with a copy to:	Paul Hastings LLP
200 Park Avenue
New York, New York 10166
Attention: Eric F. Allendorf, Esq.
Email: ericallendorf@paulhastings.com

If to Borrower:	Lazydays Holdings, Inc.
4042 Park Oaks Blvd, Suite 350
Tampa, Florida 33610
Attention: John North
Email: jnorth@lazydays.com

with a copy to:	Stoel Rives LLP
760 SW Ninth Avenue, Suite 3000
Portland, Oregon 97205
Attention: Brant J. Norquist
Email: brant.norquist@stoel.com

Any party may change the address to which any such Notice is to be delivered by furnishing ten (10) days’ prior written notice of such change to the other parties in accordance with the provisions of this Section 11.6. Notices shall be deemed to have been given on the date as set forth above, even if there is an inability to actually deliver any such Notice because of a changed address of which no Notice was given, or there is a rejection or refusal to accept any Notice offered for delivery. Notice for any party may be given by its respective counsel. Additionally, Notice from Lender may also be given by Servicer and/or Lender’s legal counsel identified in this Section 11.6, and Lender hereby acknowledges and agrees that Borrower shall be entitled to rely on any Notice given by Servicer or such counsel as if it had been sent by Lender. For the avoidance of doubt, any Notice provided via electronic mail (“email”), including as a .pdf attachment to an email, shall not be deemed delivered for purposes of this Section 11.6 unless such Notice is also provided via one of the means specified in clause (i) or (ii) of the first sentence of this Section 11.6, and in such case, the second sentence of this Section 11.6 shall control with respect to the deemed delivery date of any such Notice.

Borrower hereby appoints LD Real Estate, LLC (the “Representative Borrower”) to serve as agent on behalf of all Individual Borrowers to receive any notices required to be delivered to any or all of the Individual Borrowers hereunder or under the other Loan Documents. Any notice delivered to the Representative Borrower shall be deemed to have been delivered to all Individual Borrowers. The Individual Borrowers shall be entitled from time to time to appoint a replacement Representative Borrower by written notice delivered to Lender and signed by both the new Representative Borrower and the Representative Borrower being so replaced.

Section 11.7 Trial by Jury.

BORROWER AND LENDER EACH HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER AND LENDER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EACH PARTY IS HEREBY AUTHORIZED TO FILE A COPY OF THIS SECTION IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER.

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Section 11.8 Headings.

The Article and/or Section headings and the Table of Contents in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

Section 11.9 Severability.

Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Legal Requirements, but if any provision of this Agreement shall be prohibited by or invalid under applicable Legal Requirements, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

Section 11.10 Preferences.

Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrower to any portion of the Obligations of Borrower hereunder. To the extent Borrower makes a payment or payments to Lender, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender.

Section 11.11 Waiver of Notice.

Borrower shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement or the other Loan Documents specifically and expressly provide for the giving of notice by Lender to Borrower and except with respect to matters for which Borrower is not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice. Borrower hereby expressly waives the right to receive any notice from Lender with respect to any matter for which this Agreement or the other Loan Documents do not specifically and expressly provide for the giving of notice by Lender to Borrower.

Section 11.12 Remedies of Borrower. In the event that a claim or adjudication is made that Lender or its agents have acted unreasonably or unreasonably delayed acting in any case where, by law or under this Agreement or the other Loan Documents, Lender or such agent, as the case may be, has an obligation to act reasonably or promptly, neither Lender nor its agents shall be liable for any monetary damages, and Borrower’s sole remedy shall be limited to commencing an action seeking injunctive relief or declaratory judgment. Any action or proceeding to determine whether Lender has acted reasonably shall be determined by an action seeking declaratory judgment.

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Section 11.13 Expenses; General Indemnity; Mortgage Tax Indemnity; ERISA Indemnity.

(a) Borrower shall pay or, if Borrower fails to pay, reimburse Lender upon receipt of notice from Lender, for all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees and disbursements) incurred by Lender in connection with (i) the ongoing performance of and compliance with agreements and covenants of Borrower and Guarantor contained in this Agreement and the other Loan Documents, including, without limitation, confirming compliance with environmental and insurance requirements (but excluding monthly servicing fees due to the Servicer under the Servicing Agreement); (ii) Lender’s and Servicer’s ongoing performance of and compliance with all agreements and covenants contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date (other than monthly servicing fees due to the Servicer under the Servicing Agreement); (iii) the negotiation, preparation, execution, delivery and administration of this Agreement and the other Loan Documents on the Closing Date and any consents, amendments, waivers or other modifications to this Agreement and the other Loan Documents and any other documents or matters requested by Borrower thereafter; (iv) the filing and recording fees and expenses, title insurance and reasonable fees and expenses of counsel for providing to Lender all required legal opinions, and other similar expenses incurred, in creating and perfecting the Liens in favor of Lender pursuant to this Agreement and the other Loan Documents; (v) enforcing or preserving any rights, in response to third-party claims or the prosecuting or defending of any action or proceeding or other litigation or otherwise, in each case against, under or affecting Borrower, this Agreement, the other Loan Documents, the Property, or any other security given for the Loan; (vi) enforcing any obligations of or collecting any payments due from Borrower and Guarantor under this Agreement, the other Loan Documents or with respect to the Property; (vii) following the transfer of the Loan to “special servicing” after an Event of Default or written notice from Borrower or its Affiliate that an Event of Default is imminently likely to occur, any “special servicing” fees; and (viii) any cost or expense relating to a restructuring of the credit arrangements provided under this Agreement in the nature of a “work out” or of any insolvency or bankruptcy proceedings (including, without limitation, loan servicing or special servicing fees, loan advances, and “work-out” and/or liquidation fees); provided, however, that Borrower shall not be liable for the payment of any such costs and expenses to the extent the same arise by reason of the gross negligence, illegal acts, fraud or willful misconduct of Lender.

(b) Borrower shall indemnify, defend and hold harmless Lender and Servicer and their respective officers, directors, agents, employees (and the successors and assigns of the foregoing) (each, a “Lender Indemnitee”) from and against any and all Losses (including, without limitation, the reasonable fees and disbursements of counsel for the Lender Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not the Lender Indemnitees shall be designated a party thereto), other than consequential damages that may be imposed on, incurred by, or asserted against the Lender Indemnitees in any manner relating to or arising out of (i) any breach by Borrower of its obligations under, or any material misrepresentation by Borrower contained in, this Agreement or the other Loan Documents, or (ii) the use or intended use of the proceeds of the Loan (collectively, the “Indemnified Liabilities”); provided, however, that Borrower shall not have any obligation to the Lender Indemnitees hereunder to the extent that such Indemnified Liabilities arise from the gross negligence, illegal acts, fraud or willful misconduct of the Lender Indemnitees. To the extent that the undertaking to indemnify, defend and hold harmless set forth in the preceding sentence may be unenforceable because it violates any law or public policy, Borrower shall pay the maximum portion that it is permitted to pay and satisfy under applicable Legal Requirements to the payment and satisfaction of all Indemnified Liabilities incurred by the Lender Indemnitees.

(c) Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless each Lender Indemnitee from and against any and all Losses imposed upon or incurred by or asserted against any Lender Indemnitee and directly or indirectly arising out of or in any way relating to (i) any Tax on the making and/or recording of the Mortgage, the Note or any of the other Loan Documents, or (ii) any transfer Taxes incurred in connection with a foreclosure of the Mortgage by Lender or its designee and any subsequent transfer of the Property by Lender or its designee.

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(d) Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless each Lender Indemnitee from and against any and all Losses (including, without limitation, reasonable attorneys’ fees and costs incurred in the investigation, defense, and settlement of Losses incurred in correcting any prohibited transaction or in the sale of a prohibited loan, and in obtaining any individual prohibited transaction exemption under ERISA that may be required, in Lender’s sole discretion) that Lender may incur, directly or indirectly, as a result of a default under Sections 3.1.8 and/or 4.2.11 of this Agreement.

(e) The indemnification obligations of Borrower under this Section 11.13 shall survive the repayment of the Loan for two (2) years.

Section 11.14 Schedules Incorporated.

The Schedules annexed hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

Section 11.15 Offsets, Counterclaims and Defenses.

Any assignee of Lender’s interest in and to this Agreement and the other Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to such documents which Borrower may otherwise have against any assignor of such documents, and no such unrelated counterclaim or defense shall be interposed or asserted by Borrower in any action or proceeding brought by any such assignee upon such documents and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower.

Section 11.16 No Joint Venture or Partnership; No Third-Party Beneficiaries.

(a) Borrower and Lender intend that the relationships created hereunder and under the other Loan Documents be solely that of borrower and lender. Nothing herein or therein is intended to create a joint venture, partnership, tenancy in common, or joint tenancy relationship between Borrower and Lender nor to grant Lender any interest in the Property other than that of mortgagee, beneficiary or lender.

(b) This Agreement and the other Loan Documents are solely for the benefit of Lender and Borrower and nothing contained in this Agreement or the other Loan Documents shall be deemed to confer upon anyone other than Lender and Borrower any right to insist upon or to enforce the performance or observance of any of the obligations contained herein or therein. All conditions to the obligations of Lender to make the Loan hereunder are imposed solely and exclusively for the benefit of Lender and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make the Loan in the absence of strict compliance with any or all thereof and no other Person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lender if, in Lender’s sole discretion, Lender deems it advisable or desirable to do so.

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Section 11.17 Publicity.

All news releases, publicity or advertising by Borrower or its Affiliates through any media intended to reach the general public which refers to the Loan Documents or the financing evidenced by the Loan Documents, Lender, Coliseum Capital Management LLC or any of their Affiliates shall be subject to the prior written approval of Lender.

Section 11.18 Waiver of Marshalling of Assets.

To the fullest extent permitted by law, Borrower, for itself and its successors and assigns, waives all rights to a marshalling of the assets of Borrower, Borrower’s members or partners and others with interests in Borrower, and of the Property, and shall not assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Lender under the Loan Documents to a sale of the Property for the collection of the Debt without any prior or different resort for collection or of the right of Lender to the payment of the Debt out of the net proceeds of the Property in preference to every other claimant whatsoever.

Section 11.19 Waiver of Offsets/Defenses/Counterclaims.

Borrower hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by Lender or its agents or otherwise to offset any obligations to make the payments required by the Loan Documents. No failure by Lender to perform any of its obligations hereunder shall be a valid defense to, or result in any offset against, any payments which Borrower is obligated to make under any of the Loan Documents.

Section 11.20 Conflict; Construction of Documents; Reliance.

In the event of any conflict between the provisions of this Agreement and any of the other Loan Documents, the provisions of this Agreement shall control. The parties hereto acknowledge that they were represented by competent counsel in connection with the negotiation, drafting and execution of the Loan Documents and that such Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same. Borrower acknowledges that, with respect to the Loan, Borrower shall rely solely on its own judgment and advisors in entering into the Loan without relying in any manner on any statements, representations or recommendations of Lender or any parent, subsidiary or Affiliate of Lender. Lender shall not be subject to any limitation whatsoever in the exercise of any rights or remedies available to it under any of the Loan Documents or any other agreements or instruments which govern the Loan by virtue of the ownership by it or any parent, subsidiary or Affiliate of Lender of any equity interest any of them may acquire in Borrower, and Borrower hereby irrevocably waives the right to raise any defense or take any action on the basis of the foregoing with respect to Lender’s exercise of any such rights or remedies. Borrower acknowledges that Lender engages in the business of real estate financings and other real estate transactions and investments which may be viewed as adverse to or competitive with the business of Borrower or its Affiliates.

Section 11.21 Brokers and Financial Advisors.

Borrower hereby represents that, except as previously disclosed to Lender, Borrower has dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement. Borrower shall indemnify, defend and hold Lender Indemnitees harmless from and against any and all claims, liabilities, costs and expenses of any kind (including Lender Indemnitee’s attorneys’ fees and expenses) in any way relating to or arising from a claim by any Person (including Broker) that such Person acted on behalf of Borrower or Lender in connection with the transactions contemplated herein. The provisions of this Section 11.21 shall survive the expiration and termination of this Agreement and the payment of the Debt.

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Section 11.22 Recourse. The liability and obligation of Borrower to perform and observe the obligations contained in the Note, this Agreement, the Mortgage and/or the other Loan Documents shall be fully recourse to Borrower and Guarantor.

Section 11.23 Prior Agreements. This Agreement and the other Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, whether oral or written, are superseded by the terms of this Agreement and the other Loan Documents.

Section 11.24 Intentionally Omitted.

Section 11.25 Joint and Several Liability. If more than one Person has executed this Agreement as “Borrower,” the representations, covenants, warranties and obligations of all such Persons hereunder shall be joint and several.

Section 11.26 Intentionally Omitted.

Section 11.27 Set-Off.

In addition to any rights and remedies of Lender provided by this Agreement and by law, the Lender shall have the right, without prior notice to Borrower, any such notice being expressly waived by Borrower to the extent permitted by applicable Legal Requirements, upon any amount becoming due and payable by Borrower hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by Lender or any Affiliate thereof to or for the credit or the account of Borrower. Lender agrees promptly to notify Borrower after any such set-off and application made by Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application.

Section 11.28 Confidentiality. Lender agrees that it will keep confidential all information provided to it hereunder by or on behalf of any Borrower Party; provided, however, that nothing herein will prevent Lender from disclosing any such information (a) pursuant to the order of any court or administrative agency or in any pending legal or administrative proceeding, or otherwise as required by applicable law or compulsory legal process (in which case such person agrees to inform Borrower promptly thereof in advance to the extent not prohibited by law), (b) upon the request or demand of any regulatory authority purporting to have jurisdiction over Lender or any of its affiliates (including, without limitation, any audit or examination by a regulator, bank examiner or self-regulatory organization), (c) to the extent that such information is publicly available or becomes publicly available other than by reason of improper disclosure by such person, (d) to Lender’s affiliates and the respective officers, directors, partners, members, employees, legal counsel, accountants, advisors, independent auditors and other experts or agents of Lender or of such affiliates who need to know such information and have been informed of the confidential nature of such information and are or have been advised of their obligation to keep information of this type confidential, (e) to any direct or indirect contractual counterparties to any swap or derivative transaction or financing arrangements relating to the Loan, in each case, who are or have been advised of their obligation to keep information of this type confidential, (f) to any rating agencies or to market data collectors as determined by Lender; (g) to the extent such information was received by such person on a non-confidential basis from a source (other than Borrower, or Guarantor or their affiliates, advisors, members, directors, employees, agents or other representatives) not known by such person to be prohibited from disclosing such information to such person by a legal, contractual or fiduciary obligation, (h) to the extent that such information was already in Lender’s possession or is independently developed (i.e. without the use of such information) by Lender, (i) to the extent such information is or becomes generally available to the public or was within the public domain or otherwise publicly available at the time of its disclosure hereunder, or subsequently becomes so without violation by Lender of its obligations hereunder, (j) to actual or prospective lenders, investors and other parties to the extent Lender deems reasonably necessary to facilitate its efforts to market, syndicate, bifurcate or otherwise transfer, sell, assign or participate all or any portion of the Loan or any interest therein, provided the same are advised of the confidential nature of such information and are or have been advised of their obligation to keep information of this type confidential, (k) for purposes of establishing a “due diligence” defense, or (l) in any action or proceeding to enforce the terms of the Loan Documents.

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Section 11.29 Co-Borrowers.

(a) As a result of the transactions contemplated by this Agreement, each Individual Borrower will benefit, directly and indirectly, from each other Individual Borrower’s obligation to pay the Debt and perform its obligations hereunder and under the other Loan Documents (collectively, the “Individual Borrower Obligations”) and in consideration therefor each Individual Borrower desires to enter into an allocation and contribution agreement among themselves as set forth in this Section 11.29 to allocate such benefits among themselves and to provide a fair and equitable agreement to make contributions among the Individual Borrowers in the event any payment is made by any Individual Borrower hereunder to Lender (such payment being referred to herein as a “Contribution,” and for purposes of this Section 11.29, includes any exercise of recourse by Lender against any collateral of any Individual Borrower and application of proceeds of such collateral in satisfaction of such Individual Borrower’s obligations, to Lender under the Loan Documents).

(b) Each Individual Borrower shall be liable hereunder with respect to the Individual Borrower Obligations only for such total maximum amount (if any) that would not render its Individual Borrower Obligations hereunder or under any of the Loan Documents subject to avoidance under Section 548 of the Bankruptcy Code or any comparable provisions of any State law.

(c) In order to provide for a fair and equitable contribution among the Individual Borrowers in the event that any Contribution is made by an Individual Borrower (a “Funding Borrower”), such Funding Borrower shall be entitled to a reimbursement Contribution (“Reimbursement Contribution”) from all other Individual Borrower for all payments, damages and expenses incurred by that Funding Borrower in discharging any of the Individual Borrower Obligations, in the manner and to the extent set forth in this Section 11.29.

(d) For purposes hereof, the “Benefit Amount” of any Individual Borrower as of any date of determination shall be the net value of the benefits to such Individual Borrower and its affiliates from extensions of credit made by Lender to (i) such Individual Borrower and (ii) to the other Individual Borrower hereunder and the Loan Documents to the extent such other Individual Borrower has guaranteed or mortgaged its property to secure the Individual Borrower Obligations of such Individual Borrower to Lender.

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(e) Each Individual Borrower shall be liable to a Funding Borrower in an amount equal to the greater of (i) the (A) ratio of the Benefit Amount of such Individual Borrower to the total amount of Individual Borrower Obligations, multiplied by (B) the amount of Individual Borrower Obligations paid by such Funding Borrower, or (ii) ninety-five percent (95%) of the excess of the fair saleable value of the property of such Individual Borrower over the total liabilities of such Individual Borrower (including the maximum amount reasonably expected to become due in respect of contingent liabilities) determined as of the date on which the payment made by a Funding Borrower is deemed made for purposes hereof (giving effect to all payments made by other Funding Borrowers as of such date in a manner to maximize the amount of such Contributions).

(f) In the event that at any time there exists more than one Funding Borrower with respect to any Contribution (in any such case, the “Applicable Contribution”), then Reimbursement Contributions from other Individual Borrowers pursuant hereto shall be allocated among such Funding Borrowers in proportion to the total amount of the Contribution made for or on account of the other Individual Borrowers by each such Funding Borrower pursuant to the Applicable Contribution. In the event that at any time any Individual Borrower pays an amount hereunder in excess of the amount calculated pursuant to this Section 11.29 above, that Individual Borrower shall be deemed to be a Funding Borrower to the extent of such excess and shall be entitled to a Reimbursement Contribution from the other Individual Borrowers in accordance with the provisions of this Section 11.29.

(g) Each Individual Borrower acknowledges that the right to Reimbursement Contribution hereunder shall constitute an asset in favor of Individual Borrower to which such Reimbursement Contribution is owing.

(h) No Reimbursement Contribution payments payable by an Individual Borrower pursuant to the terms of this Section 11.29 shall be paid until all amounts then due and payable by each Individual Borrower to Lender, pursuant to the terms of the Loan Documents, are paid in full in cash. Nothing contained in this Section 11.29 shall limit or affect in any way the Individual Borrower Obligations of any Individual Borrower to Lender under the Note or any other Loan Documents.

(i) Each Individual Borrower waives, to the fullest extent permitted by applicable law:

(i) any right to require Lender to proceed against any other Individual Borrower or any other person or to proceed against or exhaust any security held by Lender at any time or to pursue any other remedy in Lender’s power before proceeding against Individual Borrower;

(ii) any defense based upon any legal disability or other defense of any other Individual Borrower, any guarantor of any other person or by reason of the cessation or limitation of the liability of any other Individual Borrower or any guarantor from any cause other than full payment of all sums payable under the Note, this Agreement and any of the other Loan Documents;

(iii) any defense based upon any lack of authority of the officers, directors, partners or agents acting or purporting to act on behalf of any other Individual Borrower or any principal of any other Individual Borrower or any defect in the formation of any other Individual Borrower or any principal of any other Individual Borrower;

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(iv) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in any other respects more burdensome than that of a principal;

(v) any defense based upon any failure by Lender to obtain collateral for the indebtedness or failure by Lender to perfect a lien on any collateral;

(vi) presentment, demand, protest and notice of any kind;

(vii) any defense based upon any failure of Lender to give notice of sale or other disposition of any collateral to any other Individual Borrower or to any other person or entity or any defect in any notice that may be given in connection with any sale or disposition of any collateral;

(viii) any defense based upon any failure of Lender to comply with applicable laws in connection with the sale or other disposition of any collateral, including any failure of Lender to conduct a commercially reasonable sale or other disposition of any collateral;

(ix) any defense based upon any use of cash collateral under Section 363 of the Bankruptcy Code;

(x) any defense based upon any agreement or stipulation entered into by Lender with respect to the provision of adequate protection in any bankruptcy proceeding;

(xi) any defense based upon any borrowing or any grant of a security interest under Section 364 of the Bankruptcy Code;

(xii) any defense based upon the avoidance of any security interest in favor of Lender for any reason;

(xiii) any defense based upon any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding, including any discharge of, or bar or stay against collecting, all or any of the obligations evidenced by the Note or owing under any of the Loan Documents;

(xiv) any defense or benefit based upon any Individual Borrower’s, or any other party’s, resignation of the portion of any obligation secured by the Mortgage to be satisfied by any payment from any other Individual Borrower or any such party;

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(xv) all rights and defenses arising out of an election of remedies by Lender even though the election of remedies, such as non-judicial foreclosure with respect to security for the Loan or any other amounts owing under the Loan Documents, has destroyed any Individual Borrower’s rights of subrogation and reimbursement against any other Individual Borrower;

(xvi) all rights and defenses that any Individual Borrower may have because any of Debt is secured by real property. This means, among other things: (1) Lender may collect from any Individual Borrower without first foreclosing on any real or personal property collateral pledged by any other Individual Borrower, (2) if Lender forecloses on any real property collateral pledged by any other Individual Borrower, (I) the amount of the Debt may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price, (II) Lender may collect from any Individual Borrower even if any other Individual Borrower, by foreclosing on the real property collateral, has destroyed any right such Individual Borrower may have to collect from any other Individual Borrower. This is an unconditional and irrevocable waiver of any rights and defenses which any Individual Borrower may have because any of the Debt is secured by real property; and

(xvii) except as may be expressly and specifically permitted herein, any claim or other right which an Individual Borrower might now have or hereafter acquire against any other Individual Borrower or any other person that arises from the existence or performance of any obligations under the Note, this Agreement, the Mortgage or the other Loan Documents, including any of the following: (i) any right of subrogation, reimbursement, exoneration, contribution, or indemnification; or (ii) any right to participate in any claim or remedy of Lender against any other Individual Borrower or any collateral security therefor, whether or not such claim, remedy or right arises in equity or under contract, statute or common law.

[NO FURTHER TEXT ON THIS PAGE]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

LENDER:

COLISEUM HOLDINGS I, LLC, a Delaware limited liability company

By:	/s/ Adam Gray
Name:	Adam Gray
Title:	Authorized Signatory

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

[Signature Page to Loan Agreement]

BORROWER:

LD REAL ESTATE, LLC, a Delaware limited liability company

By:	LDRV Holdings Corp., its Manager

By:	/s/ Kelly Porter
Name:	Kelly Porter
Title:	Senior Vice President,
Chief Financial Officer

LAZYDAYS RV OF OHIO, LLC, a Delaware limited liability company

By:	LDRV Holdings Corp., its Manager

By:	/s/ Kelly Porter
Name:	Kelly Porter
Title:	Senior Vice President,
Chief Financial Officer

AIRSTREAM OF KNOXVILLE AT LAZYDAYS RV, LLC, a Delaware limited liability company

By:	LDRV Holdings Corp., its Manager

By:	/s/ Kelly Porter
Name:	Kelly Porter
Title:	Senior Vice President,
Chief Financial Officer

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

[Signature Page to Loan Agreement]

LONE STAR ACQUISITION LLC, a Delaware limited liability company

By:	LDRV Holdings Corp., its Manager

By:	/s/ Kelly Porter
Name:	Kelly Porter
Title:	Senior Vice President,
Chief Financial Officer

LAZYDAYS LAND OF PHOENIX, LLC, a Delaware limited liability company

By:	LDRV Holdings Corp., its Manager

By:	/s/ Kelly Porter
Name:	Kelly Porter
Title:	Senior Vice President,
Chief Financial Officer

LAZYDAYS LAND OF CHICAGOLAND, LLC, a Delaware limited liability company

By:	LDRV Holdings Corp., its Manager

By:	/s/ Kelly Porter
Name:	Kelly Porter
Title:	Senior Vice President,
Chief Financial Officer

[END OF SIGNATURES]

[Signature Page to Loan Agreement]

Schedule I

CapEx Projects / Scopes of Work

●	Surprise, AZ – We purchased bare land in an automotive mall in July 2021. We have commenced construction of a recreational vehicle dealership facility including a paved display lot, a sales facility and approximately 20 service bays for performing service and body shop work. The facility conforms with our required building standards as well as certain construction requirements required due to being a part of the auto mall. We are awaiting full electrical connections to the facility so we can test all equipment and should be receiving our temporary certificate of occupancy in January 2024. We estimate opening the location for business in late January or early February 2024.

●	Elkhart, IN – We acquired a dealership in October 2020 and moved into a temporary modular building. We demolished the existing sales facility and built a new showroom which opened in 2021. We completed a sale-leaseback thereafter but subsequently repurchased the real estate in December 2022. In the third quarter of 2023, we commenced construction of a new 20 bay service facility that will perform RV service and body shop work. The service facility is not connected to the sales facility. The estimated completion of the service facility is February of 2024 but may be delayed by weather or construction delays. There is an operating detail facility that will be demolished once the service center is open. The existing stand-alone service facility may be lightly remodeled for additional capacity at a later date, but there are no commitments at the current time.

Schedule II

CapEx Project Budgets

Schedule III

Minimum Release Amounts

	Individual Property	Minimum Release Amount
1.	Elkhart Individual Property	$11,962,500
2.	Boulder Hwy Individual Property	$5,437,500
3.	Wilmington Individual Property	$11,092,500
4.	Claremore Individual Property	$5,002,500
5.	Sawyer Lane Individual Property	$1,993,750
6.	Spring Rd Individual Property	$4,930,000
7.	20103 Stokes Rd Individual Property	$7,177,500
8.	Hwy 290 Individual Property	$3,117,500
9.	Surprise Individual Property	$15,805,000
10.	Aurora Individual Property	$3,045,000
11.	E. Sahara and Atlantic Individual Property	$7,975,000
12.	Burns Harbor Individual Property	$2,138,750

Schedule IV

Intentionally Omitted

Schedule V

Leases

	Individual Property	Street Address	Landlord	Tenant	Date of Lease
1.	Elkhart Individual Property	1301 E. Sanford School Road, Elkhart, IN 46514	LD Real Estate, LLC	Lazydays RV of Elkhart, LLC	December 29, 2023

2.	Boulder Hwy Individual Property	4530 Boulder Hwy, Las Vegas, NV 89121	LD Real Estate, LLC	LD of Las Vegas, LLC	December 29, 2023

3.	Wilmington Individual Property	785 W. Curry Rd, Wilmington, OH 45177	Lazydays RV of Ohio, LLC	Lazydays RV of Wilmington, LLC	December 29, 2023

4.	Claremore Individual Property	24655 S. Hwy 66, Claremore, OK 74019	LD Real Estate, LLC	Lazydays RV of Oklahoma, LLC	December 29, 2023

5.	Sawyer Lane Individual Property	7400 Sawyer Lane, Knoxville, TN 37924	LD Real Estate, LLC	LDRV of Tennessee, LLC	December 29, 2023

6.	Spring Rd Individual Property	7655 Lake Springs Rd, Knoxville, TN 37924	Airstream of Knoxville at Lazydays RV, LLC	LDRV of Tennessee, LLC	December 29, 2023

7.	20103 Stokes Rd Individual Property	20103 Stokes Rd, Waller, TX 77484	Lone Star Acquisition LLC	Lone Star Diversified LLC	December 29, 2023

8.	Surprise Individual Property	303 AutoShow Rd at Prasada, Surprise, AZ 85388	Lazydays Land of Phoenix, LLC	Lazydays RV of Surprise, LLC	December 29, 2023

Schedule VI

Organizational Chart

Note: Except as disclosed on this organizational chart, no person or entity owns 10% or more (in the aggregate) of the direct or indirect equity interests in any of the borrowers or guarantors; provided that this confirmation does not relate to securities issued by Lazydays Holdings, Inc., the public company.

Legend
Borrowers
Guarantors
Other
Common Stock (Publicly Traded) & Other Securities (Not Publicly Traded)
Lazydays Holdings, Inc. (Delaware)
100% Owner
Lazy Days' R.V. Center, Inc. (Delaware)
100% Owner
LDRV Holdings Corp. (Delaware)
100% Owner and Sole Manager
Lazydays Land of Chicagoland, LLC (Delaware)
Lazydays RV of Ohio, LLC (Delaware)
Airstream of Knoxville at Lazydays RV, LLC (Delaware)
LD Real Estate, LLC (Delaware)
Lone Star Acquisition LLC (Delaware)
Lazydays Land of Phoenix, LLC (Delaware)
Other Operating Subsidiaries

Schedule VII

Material Agreements

1.	The First Horizon Loan Documents;

2.	The Borrower Leased Property Leases;

3.	The Borrower Leased Property Subleases;

4.	Real Estate Purchase and Sale Agreement, dated June 27, 2023, between BNK Properties, LLC, CVA, LLC, and LD Real Estate, LLC, as amended by the First Amendment to Real Estate Purchase and Sale Agreement, dated August 7, 2023, and as extended by letters dated November 3, 2023 and December 1, 2023;

5.	Purchase and Sale Agreement (150 E. 1160 S., St. George, UT 84770), dated June 26, 2023, between LD Real Estate, LLC and SDSGC, LLC, as successor by assignment to Sherlene T. Dean, as amended by the First Amendment to Purchase and Sale Agreement, dated November 24, 2023;

6.	Real Estate Purchase and Sale Agreement, dated September 21, 2023, between LD Real Estate, LLC and C.M.M.H., LLC, as amended by the First Amendment to Real Estate Purchase and Sale Agreement dated November 20, 2023;

7.	Purchase and Sale Agreement, dated December 28, 2023, between Lazydays Land of Chicagoland, LLC and CIT Trucks, LLC; and

8.	Partial Termination and Assignment of Lease and Subleases Agreement, dated July 24, 2023, between Anniversary Holding Company, LLC, Buddy Gregg Motor Homes, LLC, LD Real Estate, LLC, and Lazydays RV of Knoxville LLC.

9.	Standard Form of Agreement Between Owner and Construction Manager as Constructor Where the Basis of Payment is the Cost of Work Plus a Fee with a Guaranteed Maximum Price, dated June 3, 2022, between LDRV Holdings Corp. and Johnson Carlier, LLC

10.	Standard Form of Agreement Between Owner and Contractor Where the Basis of Payment is a Stipulated Sum, dated September 2, 2021, between Lazydays RV of Elkhart, LLC and Ancon Construction Co. Inc.

Schedule VIII

Trademarks, Intellectual Property

None.

Schedule IX

M&T Credit Documents

1.	Second Amended and Restated Credit Agreement, dated to be effective as of February 21, 2023, among Opco Guarantor, Lazydays RV America, LLC, LazyDays RV Discount, LLC, and Lazydays Mile Hi RV, LLC, and various other affiliated entities hereafter parties thereto, as borrowers (collectively, the “M&T Borrowers”), and Manufacturers and Traders Trust Company, as administrative agent, swingline lender and issuing bank and Manufacturers and Traders Trust Company, and various other financial institutions now or hereafter parties thereto, as lenders.

2.	Second Amended and Restated Guaranty Agreement, dated as of February 21, 2023, among Holdco Guarantor, Opco Guarantor, LDL of Fort Pierce, LLC, Lazydays of Maryville, LLC, Lazydays RV of Reno, LLC, Lazydays Support Services, LLC, as guarantors (collectively, the “M&T Guarantors”), in favor of the Administrative Agent, Lenders and Swap Providers (each as defined in the M&T Credit Agreement).

3.	Second Amended and Restated Security Agreement, dated as of February 21, 2023, among the M&T Borrowers, the M&T Guarantors, Pubco Guarantor, and the M&T Credit Agreement Administrative Agent.

4.	Second Amended and Restated Pledge Agreement, dated as of February 21, 2023, between Holdco Guarantor and the M&T Credit Agreement Administrative Agent.

5.	Second Amended and Restated Pledge Agreement, dated as of February 21, 2023, between Opco Guarantor and the M&T Credit Agreement Administrative Agent.

6.	Second Amended and Restated Pledge Agreement, dated as of February 21, 2023, between Pubco Guarantor and the M&T Credit Agreement Administrative Agent.

7.	Revolving Credit Note, dated February 21, 2023, by the M&T Borrowers in favor of Rockland Trust Company.

8.	Revolving Credit Note, dated February 21, 2023, by the M&T Borrowers in favor of Wells Fargo Commercial Distribution Finance, LLC.

9.	Revolving Credit Note, dated February 21, 2023, by the M&T Borrowers in favor of BMO Harris Bank, N.A., as successor in interest to Bank of the West.

10.	Revolving Credit Note, dated February 21, 2023, by the M&T Borrowers in favor of Huntington National Bank.

11.	Revolving Credit Note, dated February 21, 2023, by the M&T Borrowers in favor of Manufacturers and Traders Trust Company.

12.	Revolving Credit Note, dated February 21, 2023, by the M&T Borrowers in favor of NYCB Specialty Finance Company, LLC.

13.	Floor Plan Loan Note, dated February 21, 2023, by the M&T Borrowers in favor of BMO Harris Bank, N.A., as successor in interest to Bank of the West.

14.	Floor Plan Loan Note, dated February 21, 2023, by the M&T Borrowers in favor of Huntington National Bank.

15.	Floor Plan Loan Note, dated February 21, 2023, by the M&T Borrowers in favor of Manufacturers And Traders Trust Company.

16.	Floor Plan Loan Note, dated February 21, 2023, by the M&T Borrowers in favor of NYCB Specialty Finance Company, LLC.

17.	Floor Plan Loan Note, dated February 21, 2023, by the M&T Borrowers in favor of Rockland Trust Company.

18.	Floor Plan Loan Note, dated February 21, 2023, by the M&T Borrowers in favor of Wells Fargo Commercial Distribution Finance, LLC.

19.	Swingline Note, dated February 21, 2023, by the M&T Borrowers in favor of Manufacturers and Traders Trust Company.

20.	Notice of Grant of Security Interest in Trademarks, by Opco Guarantor, Lazydays RV of Oregon, LLC, Lazydays RV of Wisconsin, LLC, and acknowledged and accepted by the M&T Credit Agreement Administrative Agent.

21.	Notice of Grant of Security Interest in Copyrights, between Opco Guarantor, Pubco Guarantor, Opco Guarantor, and the M&T Credit Agreement Administrative Agent.

22.	Collateral Information Certificate, dated as of February 21, 2023, between Opco Guarantor in favor of the M&T Credit Agreement Administrative Agent.

23.	Compliance Certificate, dated as of February 21, 2023, by Opco Guarantor as borrower representative on behalf of the M&T Borrowers.

24.	Affidavit of Out-of-State Execution and Delivery, by Kelly Porter, in her capacity as Vice President, Secretary and CFO on behalf of the M&T Borrowers.

25.	Engagement Letter, dated as of December 9, 2022, between Opco Guarantor and Manufacturers and Traders Trust Company.

26.	Fee Letter, dated as of, December 9, 2022, between Opco Guarantor and Manufacturers and Traders Trust Company.

27.	Landlord’s Waiver and Consent, dated as of February 21, 2023, between Lazydays Land of Chicagoland, LLC, as landlord, and the M&T Credit Agreement Administrative Agent.

28.	Landlord’s Waiver and Consent, dated as of February 21, 2023, between LD Real Estate, LLC, as landlord, and the M&T Credit Agreement Administrative Agent.

29.	Officer’s Closing Certificate, dated as of February 21, 2023, by Opco Guarantor as borrower representative on behalf of the M&T Borrowers.

30.	Secretary’s Certificate, dated as of February 21, 2023, by Opco Guarantor.

31.	Secretary’s Certificate, dated as of February 21, 2023, by Holdco Guarantor.

32.	Secretary’s Certificate, dated as of February 21, 2023, by Lazydays RV America, LLC, Lazydays RV Discount, LLc, Lazydays Mile Hi RV, LLC, Lazydays of Minneapolis LLC, LDRV of Tennesee, LLC, LDRV of Nashville, LLC, Lazydays RV of Chicagoland, LLC, Lazydays of Central Florida, LLC, Lone Star Diversified LLC, Lazydays RV of Phoenix, LLC, Lazydays RV of Elkhart, LLC, Lazydays RV of Oregon, LLC, Lazydays RV of Wisconsin, LLC, LD of Las Vegas, LLC, Lazydays RV of Iowa, LLC, Lazydays RV of Oklahoma, LLC, LDL of Fort Pierce, LLC, Lazydays of Maryville, LLC, Lazydays Support Services, LLC and Lazydays RV of Reno, LLC.

33.	Legal Opinion, dated as of February 21, 2023, by King & Spalding LLP to each of the addressees listed therein.

34.	Opinion Certificate, dated as of February 21, 2023, by Kelly Porter as authorized signatory on behalf of Pubco Guarantor, Holdco Guarantor, Opco Guarantor and certain of Opco Guarantors subsidiaries listed therein, in favor of King & Spalding LLP.

35.	UCC Financing Statement, filed with Delaware Department of State as U.C.C. Initial Filing No. 2023 1349652 on February 21, 2023, listing Lazydays Support Services, LLC, LD of Las Vegas, LLC, Lazydays of Reno, LLC, Lazydays of Maryville, LLC, Lazydays RV of Chicagoland, LLC, LDL of Fort Pierce, LLC, Opco Guarantor, Pubco Guarantor, Lazydays RV of Oklahoma, LLC, Lazydays RV of Iowa, LLC, Lazydays RV of Wisconsin, LLC, Lazydays RV of Oregon, LLC, Lazydays RV of Elkhart, LLC, Lazydays RV of Phoenix, LLC, Lone Star Diversified LLC, Lazydays of Central Florida, LLC, LDRV of Nashville, LLC, Lazydays RV Discount, LLC, Lazydays RV America, LLC, Holdco Guarantor, LDRV of Tennessee, LLC, Lazydays of Minneapolis LLC, Lazydays Mile Hi RV, LLC, as debtor, and the M&T Credit Agreement Administrative Agent as secured party.

36.	The following UCC Financing Statement Amendments, each filed with the Delaware Department of State on February 21, 2023: (i) U.C.C. Amendment No. 2023 1348712, terminating initial financing statement file number 20215529145; (ii) U.C.C. Amendment No. 2023 1348688, terminating initial financing statement file number 20215529012; (iii) U.C.C. Amendment No. 2023 1348654, terminating initial financing statement file number 20215528972; (iv) U.C.C. Amendment No. 2023 1348621, terminating initial financing statement file number 20215528733; (v) U.C.C. Amendment No. 2023 1348563, terminating initial financing statement file number 20215528477; (vi) U.C.C. Amendment No. 2023 1348522, terminating initial financing statement file number 20215528378; (vii) U.C.C. Amendment No. 2023 1348472, terminating initial financing statement file number 20215528311; (viii) U.C.C. Amendment No. 2023 1348449, terminating initial financing statement file number 20215528154; (ix) U.C.C. Amendment No. 2023 1348353, terminating initial financing statement file number 20215523353; and (x) U.C.C. Amendment No. 2023 1348357, terminating initial financing statement file number 20219471179.

Schedule X

First Horizons Loan Documents

Knoxville Loan

1.	Term Loan Agreement, dated as of July 24, 2023, between LD Real Estate, LLC, as borrower (“LDRE”), and First Horizon Bank, as Lender (“First Horizon”).

2.	Promissory Note, dated as of July 24, 2023, by LDRE in favor of First Horizon.

3.	Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filing, dated as of July 24, 2023, by LDRE in favor of First Horizon, and recorded with the Register of Deeds of Knox County, TN, on July 25, 2023, as Instrument No. 202307250004300.

4.	Assignment of Rents and Leases, dated as of July 24, 2023, between LDRE and First Horizon, and recorded with the Register of Deeds of Knox County, TN, on July 25, 2023, as Instrument No. 202307250004301.

5.	Environmental Indemnity Agreement, dated as of July 24, 2023, among LDRE, Pubco Guarantor and First Horizon.

6.	Guaranty and Suretyship Agreement, dated as of July 24, 2023, by Pubco Guarantor in favor of First Horizon.

7.	UCC Financing Statement, filed with Delaware Department of State as U.C.C. Initial Filing No. 2023 5115091 on July 25, 2023, listing LDRE as debtor and First Horizon as secured party.

8.	Subordination, Non-Disturbance and Attornment Agreement, dated as of July 24, 2023, among LDRE, as landlord, Lazydays RV of Knoxville, LLC, as tenant, and First Horizon.

9.	Tenant Estoppel Certificate, dated as of July 21, 2023, by Lazydays RV of Knoxville, LLC, as tenant.

10.	Omnibus Officer’s Certificate, dated as of July 21, 2023, by Pubco Guarantor, Holdco Guarantor, Opco Guarantor, LDRE and Lazydays RV of Knoxville, LLC.

11.	Loan Policy of Title Insurance, dated July 25, 2023, issued by First American Title Insurance Company National Commercial Services in favor of First Horizon.

12.	Letter Re: First Horizon Bank Loan in the amount of up to $13,275,000.00 to LD Real Estate, LLC, a Delaware limited liability company secured by real property located in Knoxville, Tennessee File No.: NCS-1182023-NAS, dated July 18, 2023, by First American Title Insurance Company.

13.	Final Settlement Statement, dated July 24, 2023, between LDRE and Anniversary Holding Company, LLC.

14.	Special Warranty Deed, dated July 24, 2023, by Anniversary Holding Company, LLC in favor of LDRE and recorded with the Register of Deeds of Knox County, TN, on July 25, 2023 as Instrument No. 202307250004298.

15.	Quitclaim Deed, dated July 24, 2023, by Anniversary Holding Company, LLC in favor of LDRE and recorded with the Register of Deeds of Knox County, TN, on July 25, 2023 as Instrument No. 202307250004299.

Murfreesboro Loan

1.	Term Loan Agreement, by and between LDRE, as borrower, and First Horizon, dated as of July 18, 2023.

2.	Promissory Note, dated as of July 18, 2023, by LDRE in favor of First Horizon.

3.	Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filing, dated as of July 18, 2023, by LDRE in favor of Amy Shreve, as trustee, and First Horizon.

4.	Assignment of Rents and Leases, dated as of July 18, 2023, between LDRE and First Horizon.

5.	Environmental Indemnity Agreement, dated as of July 18, 2023, among LDRE, Pubco Guarantor and First Horizon.

6.	Guaranty and Suretyship Agreement, dated as of July 18, 2023, by Pubco Guarantor in favor of First Horizon.

7.	Subordination, Non-Disturbance and Attornment Agreement, dated as of July 18, 2023, among LDRE, as landlord, LDRV of Nashville, LLC, as tenant, and First Horizon.

8.	Standard Flood Determination Form, dated June 8, 2023, prepared by CoreLogic Flood Services.

9.	Omnibus Officer’s Certificate, dated as of July 5, 2023, by Pubco Guarantor, Holdco Guarantor, Opco Guarantor, LDRE and LDRV of Nashville, LLC.

10.	Pro Forma Loan Policy of Title Insurance, issued by First American Title Insurance Company National Commercial Services in favor of First Horizon.

11.	Letter Re: First Horizon Bank Loan in the amount of up to $18,000,000.00 to LD Real Estate, LLC, a Delaware limited liability company secured by real property located in Murfreesboro, Tennessee File No.: NCS-1180230-NAS, dated June 22, 2023, by First American Title Insurance Company.

Schedule XI

Undeveloped Individual Properties

1.	2495, 2575 & 2595 E. Sahara Ave., Las Vegas, NV 89104

2.	8.8 Acres, South Rome Way, Aurora, CO

3.	Hwy 290 & Stokes Rd, Waller, TX 77484

Schedule XII

Borrower Leased Property Leases

1.	Lease with Option to Purchase and Right of First Refusal, dated November 6, 2023, between RVzz L.L.C. and LD Real Estate, LLC;

2.	Lease, dated November 6, 2023, between SDSGC, LLC and LD Real Estate, LLC; and

3.	Lease with Option to Purchase and Right of First Refusal, dated November 20, 2023, between C.M.M.H., LLC and LD Real Estate, LLC.

Schedule XIII

Borrower Leased Property Subleases

1.	Sublease, dated December 29, 2023, between LD Real Estate, LLC and Lazydays RV of St. George, LLC, covering the real property at 1265 E. Telegraph Street, Washington, Utah 84780;

2.	Sublease, dated December 29, 2023, between LD Real Estate, LLC and Lazydays RV of St. George, LLC, covering the real property at 150 E. 1160 South, St. George, Utah 84770-5215; and

3.	Sublease, dated December 29, 2023, between LD Real Estate, LLC and Lazydays RV of Surprise, LLC.

Exhibit A

Individual Borrowers

Each a Delaware limited liability company.

	Individual Borrower	Federal Tax ID Number
1.	LD Real Estate, LLC	92-1258321
2.	Lazydays RV of Ohio, LLC	87-3106037
3.	Airstream of Knoxville at Lazydays RV, LLC	88-4153935
4.	Lone Star Acquisition LLC	83-2478156
5.	Lazydays Land of Phoenix, LLC	87-3136540
6.	Lazydays Land of Chicagoland, LLC	85-3455339

Exhibit B

Individual Properties

Each as more particularly described in the applicable Mortgage.

	Individual Property	Street Address	Owner
1.	Elkhart Individual Property	1301 E. Sanford School Road, Elkhart, IN 46514	LD Real Estate, LLC
2.	Boulder Hwy Individual Property	4530 Boulder Hwy, Las Vegas, NV 89121	LD Real Estate, LLC
3.	Wilmington Individual Property	785 W. Curry Rd, Wilmington, OH 45177	Lazydays RV of Ohio, LLC
4.	Claremore Individual Property	24655 S. Hwy 66, Claremore, OK 74019	LD Real Estate, LLC
5.	Sawyer Lane Individual Property	7400 Sawyer Lane, Knoxville, TN 37924	LD Real Estate, LLC
6.	Spring Rd Individual Property	7655 Lake Springs Rd, Knoxville, TN 37924	Airstream of Knoxville at Lazydays RV, LLC
7.	20103 Stokes Rd Individual Property	20103 Stokes Rd, Waller, TX 77484	Lone Star Acquisition LLC
8.	Hwy 290 Individual Property	Hwy 290 & Stokes Rd, Waller, TX	LD Real Estate, LLC
9.	Surprise Individual Property	303 AutoShow Rd at Prasada, Surprise, AZ 85388	Lazydays Land of Phoenix, LLC
10.	Aurora Individual Property	18.8 acres, South Rome Way, Aurora, CO	LD Real Estate, LLC
11.	E. Sahara and Atlantic Individual Property	2495, 2575 & 2595 E. Sahara Ave & 2575 Atlantic St., Las Vegas, NV	LD Real Estate, LLC
12.	Burns Harbor Individual Property	1171 Lions Dr, Burns Harbor, IN 46304	Lazydays Land of Chicagoland, LLC